As filed with the Securities and Exchange Commission on June 7, 2007
Registration No. 333-141634

United States
Securities And Exchange Commission

Washington, D.C. 20549

Amendment No. 2
to
Form S-11
FOR REGISTRATION

UNDER
THE SECURITIES ACT OF 1933 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Care Investment Trust Inc.

(Exact Name of Registrant as Specified in Its Governing Instruments)

c/o CIT Healthcare LLC
505 Fifth Avenue, 6th Floor
New York, New York 10017
(212) 771-0505

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Flint D. Besecker
c/o CIT Healthcare LLC
505 Fifth Avenue, 6th Floor
New York, New York 10017
(212) 771-0505

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	Robert J. Ingato Executive Vice President, General Counsel and Secretary CIT Group Inc. 505 Fifth Avenue, 8th Floor New York, New York 10017 (212) 771-0505	Larry P. Medvinsky, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, $0.001 par value per share	$345,000,000	$10,592

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)	$8,443 was previously paid with the initial filing of this registration statement. An additional $2,149 is being paid with this Amendment No. 2.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) of the Securities Act of 1933, may determine.

The information in this prospectus is not complete and may be changed or supplemented. The securities described in this prospectus cannot be sold until the registration statement that we have filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities, nor is it a solicitation of an offer to buy the securities in any jurisdiction where an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 7, 2007

PROSPECTUS

18,750,000 Shares

Common Stock

Care Investment Trust Inc. is a newly-organized, real estate investment and finance company formed principally to invest in healthcare-related commercial mortgage debt and real estate. We are externally managed and advised by CIT Healthcare LLC, which we refer to as our Manager, a wholly-owned subsidiary of CIT Group Inc. (NYSE: CIT). Upon completion of this offering and the contribution of our initial assets in exchange for shares of our common stock and cash, as described in this prospectus, CIT Group, through our Manager and CIT Real Estate Holding Corporation, will own approximately 19.2% of our outstanding common stock.

We will elect to be taxed, and intend to qualify, as a real estate investment trust, or REIT, for federal income tax purposes.

This is our initial public offering. We are offering a total of 18,750,000 shares of our common stock to the public in this offering.

We currently expect the initial public offering price of our common stock to be between $15.00 and $17.00 per share. Prior to this offering, there has been no public market for our common stock. Our common stock has been approved for listing on the New York Stock Exchange, subject to official notice of issuance, under the symbol ‘‘CRE.’’

Shares of our common stock are subject to ownership limitations that are intended to assist us in qualifying and maintaining our qualification as a REIT. Our charter contains certain restrictions relating to the ownership and transfer of our common or capital stock, including a 9.8% ownership limit. Our board of directors has granted a limited exemption from the ownership limitation to CIT Real Estate Holding Corporation, our Manager and CIT Group and its affiliates.

Investing in our common stock involves risks. See ‘‘Risk Factors’’ beginning on page 16 of this prospectus.

	Public Offering Price	Underwriting Discounts and Commissions	Proceeds to Care Investment Trust Inc., Before Expenses
Per Share	$	$	$
Total	$	$	$

We have granted the underwriters an option to purchase up to an additional 2,812,500 shares of our common stock at the initial public offering price, less underwriting discounts and commissions, within 30 days after the date of this prospectus solely to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of our common stock is expected to be made on or about June     , 2007.

Credit Suisse	Merrill Lynch & Co.

Banc of America Securities LLC

Bear, Stearns & Co. Inc.

UBS Investment Bank

Wachovia Securities

Piper Jaffray	RBC Capital Markets	Stifel Nicolaus

The date of this prospectus is June     , 2007.

i

No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this prospectus in connection with the offering made by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us or any of the underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of our securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of our company since the date hereof.

Dealer Prospectus Delivery Requirement

Until                 , 2007 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to its unsold allotments or subscriptions.

ii

 Prospectus Summary

This summary highlights the key aspects of this offering. You should read carefully the more detailed information set forth under ‘‘Risk Factors’’ and the other information included in this prospectus for a more complete understanding of this offering. Except where the context suggests otherwise, the terms ‘‘Care Investment Trust,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Care Investment Trust Inc. and its subsidiaries; ‘‘Manager’’ refers to our external manager, CIT Healthcare LLC; CIT Holding refers to CIT Real Estate Holding Corporation; and ‘‘CIT Group’’ refers to CIT Group Inc., the parent company of our Manager and CIT Holding, and its consolidated subsidiaries. Unless indicated otherwise, the information in this prospectus assumes (i) the common stock to be sold in this offering is to be sold at $16.00 per share, which is the mid-point of the price range set forth on the cover page of this prospectus and (ii) no exercise by the underwriters, for whom Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, of their option to purchase up to an additional 2,812,500 shares of our common stock solely to cover over-allotments, if any.

Our Company

We are a newly-organized, real estate investment and finance company formed principally to invest in healthcare-related commercial mortgage debt and real estate. We plan to provide financing to companies operating a full range of healthcare-related facilities, including skilled nursing facilities, hospitals, outpatient centers, surgery centers, senior housing, assisted living facilities, independent living facilities, continuing care retirement communities, medical office buildings, laboratories and other healthcare facilities. We primarily intend to provide mortgage financing secured by these healthcare facilities, including first lien mortgage loans, mezzanine loans, B Notes and construction loans. In addition, we intend to make investments in healthcare real estate assets that are consistent with our investment guidelines, such as acquisitions of healthcare facilities.

We intend to capitalize on the expertise of our external manager, CIT Healthcare LLC, which we refer to as our Manager, a wholly-owned subsidiary of CIT Group Inc., which we refer to as CIT Group. We believe that our Manager’s experience and reputation in the healthcare finance industry, market knowledge and relationships with companies in the healthcare industry will benefit us by enabling our Manager to originate, manage and create value from attractive investment opportunities for us. While many of our competitors rely on financial institutions or other third party originators to provide them with investment opportunities, we believe that one of our business strengths will be our access to investment opportunities originated directly by our Manager. Our Manager also has business relationships with many financial institutions and may originate investment opportunities for us through these firms as well.

Our objective is to provide attractive total returns to our stockholders by maximizing the difference between the yield on our investments and the cost of financing these investments. We expect this strategy to generate cash available for distribution to our stockholders and to facilitate capital appreciation.

We were formed to leverage our Manager’s expertise and relationships in the healthcare marketplace. Our Manager’s origination capabilities extend into areas not traditionally served by CIT Group and generate opportunities that, though attractive, are not ideal fits with CIT Group’s business model. We intend to capitalize on those strengths and access the full range of investment opportunities that our Manager originates. Our formation fits within CIT Group’s strategy of diversifying and growing revenue streams through pursuing opportunities to build upon CIT Group’s platforms by originating, distributing and managing assets for third-party investors. We are structured as an externally managed company to optimize the benefits of our association with our Manager and to provide our stockholders with the benefits of CIT Group’s infrastructure immediately and on a more efficient basis than if we were internally managed. As one of CIT Group’s subsidiaries, our Manager will not have a separate services agreement with CIT Group but will have complete access to CIT Group’s infrastructure.

We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes and will elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with our taxable year ending December 31, 2007. We generally will not be subject to federal taxes on our taxable income to the extent that we distribute our taxable income to stockholders and maintain our qualification as a REIT.

Our Manager

CIT Healthcare

Our Manager, CIT Healthcare, is a healthcare finance company that offers a full spectrum of financing solutions and related strategic advisory services to companies across the healthcare industry throughout the United States. We believe that our Manager effectively leverages its extensive knowledge and understanding of the healthcare industry through its client-centric and industry-focused model. Our Manager meets the diverse commercial financing needs of U.S. healthcare providers, including hospitals and health systems, outpatient centers, skilled nursing facilities, assisted living facilities, physician practices, home care and hospice companies, ambulatory surgery centers, pharmaceutical and medical technology companies, long-term care facilities, and vendors serving healthcare providers. Our Manager’s leadership team has extensive experience in addressing the capital requirements and advisory service needs of the healthcare marketplace, allowing it to offer a full suite of customized, flexible healthcare financing solutions and services.

As of the date of this prospectus, our Manager employed approximately 120 professionals with substantial experience and expertise in origination, underwriting, structuring, portfolio management, servicing, securitization, syndication and secondary market transactions. Of these professionals, our Manager has 44 employees originating and sourcing investment opportunities. We believe our Manager is one of the leading healthcare financiers in the country. During 2006, our Manager evaluated approximately $23.8 billion of transactions for its own account, closed approximately $2.7 billion of commitments and funded approximately $2.2 billion of healthcare loans in the United States. As of March 31, 2007, our Manager owned assets of approximately $2.4 billion.

CIT Group

CIT Group (NYSE: CIT) is a commercial and consumer finance company providing financing and leasing products and services to clients in a wide variety of industries around the world. Founded in 1908, CIT Group has a premium brand focused on providing clients with customized financial solutions based on a combination of financial, intellectual and relationship capital. CIT Group sources transactions through direct marketing efforts to borrowers, lessees, manufacturers, vendors, distributors and to end-users through referral sources and other intermediaries. As of March 31, 2007, CIT Group managed assets of $79.7 billion comprised of an owned loan and lease portfolio of $73.4 billion and a securitized portfolio of $6.3 billion. CIT Group also serviced over $3.0 billion of third-party assets under fee-based contracts as of March 31, 2007. CIT Group employed approximately 7,500 people as of March 31, 2007.

Initial Asset Contribution

Upon consummation of this offering, our Manager will contribute to CIT Real Estate Holding Corporation, which we refer to as CIT Holding, which will then immediately contribute to us, a portfolio of healthcare-related mortgage assets, which we refer to collectively throughout this prospectus as the initial assets, in exchange for approximately $252.3 million in cash (based on the mid-point of the price range set forth on the cover page of this prospectus and the value of the initial assets as of March 31, 2007) from the net proceeds of this offering and 3,306,250 shares of our common stock issued to CIT Holding, thereby resulting in a net equity contribution to us of approximately $52.9 million at an assumed initial public offering price of $16.00 per share (which is the mid-point of the price range set forth on the cover page of this prospectus). Both our Manager and CIT Holding are wholly-owned subsidiaries of CIT Group. Our Manager determined that the fair market value of the assets to be contributed was approximately $305.2 million as of March 31, 2007, which represents 101.666% of book value of $300.2 million, the principal balance of the initial assets as of March 31, 2007. The initial assets consist of a representative cross-section of the types of investments in our Manager’s real estate portfolio in terms of yield and asset type and were selected from among the portfolio because we believe they are appropriate investments within our investment guidelines that reflect our needs as a dividend paying company. The initial assets represented approximately 54% of our Manager’s portfolio of real estate assets as of March 31, 2007. The total fair market value of the initial assets may increase between March 31, 2007 and the closing of this offering and the contribution of the initial assets to us as a result of accrued interest earned on the initial assets. Accordingly, the cash portion of the consideration that we will pay to CIT Holding in exchange for the initial assets would be increased to reflect any increase in the fair market value of the initial assets. In the event that our Manager receives a prepayment of principal on any of the initial assets prior to the closing of this offering, the total fair market value of the initial assets will decrease and the cash portion of the consideration that we will pay to CIT Holding in exchange for the initial assets will be decreased to reflect the amount of any such prepayments. The determination of the fair market value of the initial assets upon the closing of this offering will be made by our Manager. The following table sets forth information, as of March 31, 2007, regarding the investments that have been identified as initial assets as of the date hereof. As of March 31, 2007, none of these loans were delinquent or in default.

Our Initial Assets
As of March 31, 2007
($ in thousands)

Property Type	Our Assumed Loan	Total Commitment(1)		CIT Commitment(2)	Our Commitment(3)	Principal Balance	# Properties	Origination Date	Maturity	Interest Rate	City	State
Skilled Nursing Facility	First Mortgage	$155,000	(4)	$155,000	$25,000	$25,000	17	3/26/2007	3/26/2012	LIBOR + 225(4)	Various(5)	Michigan
Skilled Nursing Facility	First Mortgage	28,711		28,711	28,711	24,126	6	3/2/2007	3/1/2012	LIBOR + 250	Various(6)	Virginia
Skilled Nursing Facility	First Mortgage	28,000		28,000	28,000	27,853	2	1/27/2006	1/31/2011	LIBOR + 400	Various(7)	New Jersey
Skilled Nursing Facility	First Mortgage	21,400		21,400	11,400	10,844	2	2/9/2006	2/9/2011	LIBOR + 350(8)	San Antonio	Texas
Skilled Nursing Facility	First Mortgage	10,800		10,800	9,300	9,244	1	3/31/2006	3/31/2011	LIBOR + 375	Middle River	Maryland
Skilled Nursing Facility	First Mortgage	6,765		6,765	6,765	6,749	3	6/30/2006	6/30/2011	LIBOR + 300	Various(9)	Texas
Skilled Nursing Facility	First Mortgage	5,552		5,552	5,552	5,537	1	5/30/2006	5/30/2011	LIBOR + 300	Austin	Texas
Skilled Nursing Facility/ Assisted Living Facility	First Mortgage	119,500	(10)	38,648	25,000	25,000	7	12/8/2005	12/8/2008(11)	LIBOR + 335(10)	Various(12)	New Jersey
Skilled Nursing Facility/ Assisted Living Facility	First Mortgage	9,750		9,750	9,750	9,750	2	10/2/2006	10/2/2011	LIBOR + 315(13)	Nacogdoches	Texas
Skilled Nursing Facility/ Assisted Living Facility/ Independent Living	Term Loan A	100,000		30,000	30,000	25,710	10	10/4/2006	10/4/2011	LIBOR + 275	Various(14)	Washington, Oregon
Skilled Nursing Facility/ Assisted Living Facility/ Independent Living	First Mortgage	37,241		37,241	34,613	34,613	4	6/5/2006	4/30/2009	8.15%(15)	Various(16)	Ohio
Skilled Nursing Facility/ Senior Apts/Assisted Living Facility	Term Loan A & B	66,250		22,050	19,250	19,141	13	1/18/2006	2/1/2011	LIBOR + 400-560(17)	Various(18)	Texas Louisiana
Skilled Nursing Facility/ Intermediate Care Facility	First Mortgage	69,000		40,000	30,000	30,000	10	10/31/2006	10/31/2011	LIBOR + 300	Various(19)	Illinois
Assisted Living Facility	First Mortgage/ Second Mortgage	3,750	(20)	3,750	3,750	3,695	1	8/11/2006	8/11/2011	LIBOR + 300-475(20)	Daytona Beach	Florida
Assisted Living Facility/ Independent Living Facility/ Alzheimers Facility/Cottage	First Mortgage	24,225		24,225	24,225	23,776	1	8/31/2006	8/31/2011	LIBOR + 275	Vero Beach	Florida
Acute Care/ Psychiatric Hospital	Term Loan A & B	51,000		24,000	20,000	19,200	4	12/6/2005	12/6/2010	LIBOR + 450-500(21)	Various(22)	California
Total:		$736,944		$485,892	$311,316	$300,238

(1)	‘‘Total Commitment’’ refers to the total commitment, loan or loan tranche in which we are acquiring an interest, which may be part of a larger credit facility in respect of the referenced borrower. See ‘‘Business—Description of Initial Assets.’’
(2)	‘‘CIT Commitment’’ reflects the face value of such initial asset as held by our Manager as of March 31, 2007.
(3)	‘‘Our Commitment’’ reflects the face amount of such initial asset that will be contributed to us at closing.
(4)	This loan consists of a $130.0 million first mortgage A facility at LIBOR + 2.25% and a $25.0 million first mortgage B facility at LIBOR + 3.75%. Our $25.0 million commitment will be from the A facility.
(5)	The facilities securing this loan are located throughout Michigan.
(6)	The facilities securing this loan are located throughout Virginia.
(7)	The facilities securing this loan are located in Norwood and Cedar Grove.
(8)	This loan has a 7.00% interest rate floor.
(9)	The facilities securing this loan are located in Corpus Christi and Portland.
(10)	This loan consists of a $42.2 million tranche at LIBOR + 3.15% and a $77.3 million tranche at LIBOR + 3.90%.
(11)	The borrower has right to deliver an extension notice allowing maturity to occur December 8, 2010.
(12)	The facilities securing this loan are located throughout New Jersey.
(13)	The interest rate for this loan is the greater of (i) LIBOR + 3.15% or (ii) 6.00%.
(14)	The facilities securing this loan are located throughout Oregon and Washington.
(15)	The interest rate on this loan was derived from a fixed rate of 5-year Treasury + 3.25%.
(16)	The facilities securing this loan are located throughout Ohio.
(17)	The real estate loan carries interest rate of LIBOR + 4.00%, term loan carries interest rate of LIBOR + 5.60%.
(18)	The facilities securing this loan are located in Baton Rouge, Louisiana; Springhill, Louisiana; Jonesboro, Louisiana; Carthage, Texas.
(19)	The facilities securing this loan are located throughout Illinois.
(20)	This loan consists of a $2.8 million first mortgage at LIBOR + 3.00% and a $0.9 million second mortgage at LIBOR + 4.75%.
(21)	The interest rate for Term Loan A is LIBOR + 4.50% and the interest rate for Term Loan B is LIBOR + 5.00%.
(22)	The facilities securing this loan are located throughout California.

Our Targeted Investments

Our targeted investments will fall into three main categories, in each case with the primary focus on healthcare-related real estate and companies in the healthcare industry:

•	Real Estate Finance. We intend to originate a variety of investments secured by real property, in each case serving, related to and/or operated by companies in the healthcare industry.

•	Real Estate Acquisitions. We intend to make investments in real estate utilized by, related to and/or serving the healthcare industry for long-term investment purposes. Certain of our acquisitions will be structured as sale-leaseback transactions, in which we purchase real estate and immediately lease it back to the seller under a long-term, triple-net operating lease. We may elect to outsource to third parties certain operational and property management functions relating to our real estate.

•	Commercial Finance. We intend to originate a range of non-real estate loans to healthcare facilities and operators as an ancillary business to the prior two categories where we can achieve appropriate risk adjusted returns.

Our targeted real estate finance investments include:

•	First Mortgage Loans. We intend to provide term loans secured by first mortgages in healthcare facilities. We expect our clients will include owners and operators of skilled nursing facilities, hospitals, outpatient centers, surgery centers, senior housing, assisted living facilities, independent living facilities, continuing care retirement communities, medical office buildings, laboratories, and other healthcare facilities.

•	Mezzanine Loans. We intend to offer mezzanine financing for healthcare facilities in the form of loans that are subordinate to a conventional first mortgage loan and senior to the borrower’s equity in the project.

•	Subordinate Interests in Whole Loans (B Notes). We intend to invest in B Notes, or subordinate interests in whole loans. The subordination of a B Note is generally evidenced by a co-lender or participation agreement between the holders of the related senior interest, or the A Note, and the B Note.

•	Construction Loans. We intend to provide construction loans for ground-up projects and major redevelopment opportunities for healthcare facilities.

•	Participating Debt/Preferred Equity. We intend to provide financing that may take the form of participating debt or a preferred equity investment in an entity that owns a healthcare facility as well as, directly or indirectly, the underlying real property.

There are no limitations on the amount that we may invest in any category of our targeted investments except as would cause us to be regulated as an investment company under the Investment Company Act or cause us to not be qualified as a REIT for federal income tax purposes.

Our Business Strengths

We believe our business strengths include the following:

•	Access to Our Manager. Our relationship with our Manager provides us with access to origination opportunities in the healthcare industry and market insight gained through our Manager’s network of dedicated professionals. We expect that our Manager’s relationships with participants in the real estate finance and healthcare industries will provide us access to significant investment and financing opportunities. We believe that to replicate the scope and resources this platform will provide to us would be cost prohibitive.

•	Established Origination Platform. Our investments will be primarily sourced and originated by our Manager. Our Manager’s origination team, which consists of 44 members, reviewed approximately $23.8 billion of potential financings in 2006. In soliciting and evaluating these opportunities, our Manager has developed considerable institutional relationships within the healthcare industry. This origination team will also originate acquisitions of real estate utilized by, related to and/or serving the healthcare industry. Additionally, as our Manager services the loans that it directly originates, it consistently monitors its loan portfolio to generate new origination opportunities from existing assets. We intend to capitalize on our Manager’s established platform, reputation, market knowledge and relationships in the healthcare industry to develop and maintain our investment portfolio.

•	Contributed Portfolio. Upon consummation of this offering, our Manager will transfer to CIT Holding, which will then immediately contribute to us, a portfolio of real estate mortgage assets secured by several different types of healthcare facilities with diverse operations and tenants in a variety of geographic locations. We believe the diversity in this portfolio will be a strength to our business, in particular in the event of a downturn or unforeseen event, including regulatory changes, in any particular business or geographic sector.

•	Experienced Management Team. Our executive officers and the personnel in our Manager’s vertically integrated healthcare finance platform have extensive experience that we intend to use for originating, underwriting, structuring, portfolio management, servicing complex commercial real estate investments, real estate capital markets, securitization, syndication, match funding, hedging and finance. We believe that our Manager’s experience will enable us to offer innovative financing solutions that will appeal to a variety of healthcare operators. We further believe that our Manager’s depth of knowledge in both traditional real estate investment and healthcare operations positions us favorably to take advantage of the available opportunities in the healthcare commercial real estate market.

•	Long-Term Commitment by Our Manager. Our management agreement has an initial term of approximately three years. In addition, CIT Group will own approximately 19.2% of our outstanding common stock through CIT Holding and our Manager upon completion of this offering. We believe that the long-term commitment by our Manager to us under our management agreement along with CIT Group’s meaningful equity ownership in us will ensure that our interest and the interests of our Manager, CIT Group and our other stockholders are aligned.

•	Comprehensive Underwriting Process. Our underwriting process focuses on both real estate investments and healthcare operations. In addition, our acquisition and development selection process includes a comprehensive analysis of a targeted healthcare facility’s profitability, cash flow, occupancy and patient and payor mix, financial trends in revenues and expenses, barriers to competition, the need in the market for the type of healthcare services provided by the facility, the strength of the location and the underlying value of the facility, as well as the financial strength and experience of the tenant and the tenant’s management team. Through our detailed underwriting of healthcare acquisitions, which includes an analysis of both the underlying real estate and ongoing or expected healthcare operations at the property, we expect to deliver attractive risk-adjusted returns to our stockholders.

•	Extensive Internal Servicing and Monitoring Operations. We believe that the involvement of our Manager’s servicing and portfolio management employees in the underwriting, structuring and servicing of our loans, its credit expertise across asset classes and its due diligence procedures, will significantly enhance the credit quality and performance of our investments. We expect that our Manager will service and/or monitor all of our loans through its internal servicing and portfolio management operations, which currently services an expanding portfolio of loans with managed assets of approximately $2.4 billion as of March 31, 2007. Due to the complex nature of many of the loans in its portfolio, we believe that our Manager has developed expertise which enables it to provide effective and timely internal monitoring and reporting, as well as a high level of service to borrowers from closing through loan maturity. We believe that this expertise in servicing and monitoring complex commercial real estate assets cannot be easily replicated and that it will enable our Manager to originate and successfully manage credit facilities and transactions for our benefit.

Summary Risk Factors

An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under ‘‘Risk Factors’’ beginning on page 16 before purchasing our common stock.

•	The management agreement was not negotiated on an arms-length basis. As a result, the terms, including fees payable, may not be as favorable to us as if it was negotiated with an unaffiliated third party.

•	The contribution agreement for the initial assets was not negotiated on an arms-length basis and we did not receive independent appraisals of the initial assets to be contributed upon completion of this offering. As a result, the terms of the contribution agreement, including the consideration paid by us in exchange for the initial assets, may not be as favorable to us as if it was negotiated with an unaffiliated third party.

•	Our Manager will source primarily all of our investments, and we may also participate in investments in which our Manager and its affiliates are also participating, which could result in conflicts of interest.

•	We will rely on our Manager to assist us in various aspects of our business, and our Manager, in turn, will rely on CIT Group and its affiliates to assist it in various aspects of its business, including financing, and there is no assurance that CIT Group will continue to allocate the same resources to our Manager to provide services to us.

•	We may not terminate the management agreement with our Manager without cause during the initial three-year term or any one-year renewal term. If we elect to not renew the management agreement upon expiration of either its initial term or any renewal term, we would be required to pay our Manager a termination fee. These and other provisions in our management agreement make termination or non-renewal of our management agreement difficult and costly.

•	Our Manager is entitled to receive a base management fee that is tied to the amount of our equity and is payable regardless of the performance of our portfolio, which could reduce our Manager’s incentive to seek profitable opportunities for our portfolio.

•	Our Manager is entitled to an incentive fee based on our financial performance, which may lead it to place emphasis on the short-term maximization of our funds from operations (as defined in our management agreement). This could result in increased risk to the value of our investment portfolio.

•	We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

•	We are dependent on our Manager, who has no experience operating a REIT.

•	We are dependent upon our Manager and may not find a suitable replacement if the management agreement is terminated.

•	Competition in acquiring desirable investments may limit their availability, which could, in turn, negatively affect our ability to make distributions to our stockholders.

•	Because we intend to operate in such a manner to be exempted from regulation as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, the assets in which we may invest will be limited by the provisions of the Investment Company Act and the rules and regulations promulgated thereunder.

•	If we fail to acquire and maintain assets meeting the requirements to be exempted from regulation as an investment company under the Investment Company Act, we would be required to register as an investment company, which would adversely affect our business.

•	Our investments are expected to be concentrated in healthcare facilities and healthcare-related assets, making us more vulnerable economically than if our investments were more diversified.

•	Reductions in reimbursement from third-party payors, including Medicare and Medicaid, could adversely affect the profitability of our borrowers and hinder their ability to make payments to us.

•	The healthcare industry is heavily regulated and existing and new laws or regulations, changes to existing laws or regulations, loss of licensure or certification or failure to obtain licensure or certification could result in the inability of our borrowers or tenants to make payments to us.

•	Transfers of healthcare facilities generally require regulatory approvals, and alternative uses of healthcare facilities are limited.

•	We may change our targeted investments and investment guidelines without stockholder consent, which could result in investments that are different, and possibly riskier, than the targeted investments we describe in this prospectus.

•	We will rely on external sources of capital to fund future capital needs, and if our access to such capital is difficult or on commercially unreasonable terms, we may not be able to meet maturing commitments or make future investments necessary to grow our business. We do not receive credit or other financial support from CIT Group.

•	Our use of debt financing will subject us to significant risks, including foreclosure and refinancing risks and the risk that debt service obligations will reduce the amount of cash available for distribution to our stockholders. Our charter and other organizational documents do not limit the amount of debt we may incur.

•	Interest rate fluctuations may adversely affect the value of our assets, net income and common stock.

•	The REIT rules impose certain restrictions on our ability to utilize hedges, swaps and other types of derivatives to hedge our liabilities.

•	The market price and trading volume of our common stock may be volatile following this offering.

•	We have not established a minimum distribution payment level and we cannot assure you of our ability to make distributions in the future.

•	The REIT rules impose certain restrictions on investments in healthcare businesses.

•	Our charter generally does not permit ownership in excess of 9.8% of our common or capital stock, and attempts to acquire our common or capital stock in excess of these limits will be ineffective unless an exemption is granted by our board of directors.

•	Our failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our stockholders.

Our Financing Strategy

Financing and Leverage Policies.    We intend to acquire our initial assets in part with the proceeds of this offering and, thereafter, intend to finance our investments primarily by borrowing against or ‘‘leveraging’’ our investments in accordance with our investment guidelines in order to increase the size of our portfolio and potential return to stockholders. Our investment guidelines state that our leverage will generally not exceed 80% of the total value of our investments. We anticipate our overall leverage will be between 70% and 80% of the total value of our investments, but our actual leverage will depend on our mix of investments and the cost of leverage. Our charter and bylaws do not limit the amount of indebtedness we can incur, and our board of directors has discretion to deviate from or change our investment guidelines at any time. We will use leverage for the sole purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates. Our financing strategy focuses on the use of match-funded financing structures. Accordingly, we will seek to match the maturities and/or repricing schedules of our financial obligations with those of our investments to minimize the risk that we will have to refinance our liabilities prior to the maturities of our investments and to reduce the impact of changing interest rates on earnings.

Warehouse Facilities.    We will use short-term financing, in the form of warehouse facilities. Warehouse lines are typically collateralized loans made to borrowers who invest in securities and loans and, in turn, pledge the resulting securities and loans to the warehouse lender. We are currently negotiating a warehouse facility with Column Financial Inc., an affiliate of Credit Suisse Securities, LLC, an affiliate of one of our underwriters, which we expect to be in place shortly after consummation of this offering. We are also currently negotiating a warehouse facility with UBS Real Estate Securities Inc., an affiliate of one of our underwriters, which we expect to be in place soon after consummation of this offering. There is no assurance, however, that we will be able to close these facilities on terms favorable to us, if at all.

Long-term Funding.    For longer-term funding, we may utilize, among other financings, securitization structures, such as collateralized debt obligations (CDOs) or commercial mortgage-backed securities (CMBS), as well as other match-funded secured financing structures. We believe match-funded secured financing structures are an appropriate financing vehicle for our investments because they will enable us to obtain long-term, cost of funds and minimize the risk that we have to refinance our liabilities prior to the maturities of our investments while giving us the flexibility to manage credit risk and, subject to certain limitations, to take advantage of profit opportunities.

Permanent Financing for Real Estate.    We intend to finance a portion of the purchase price of our investments in real estate by borrowing funds from third parties.

Conflicts of Interest

We, our executive officers, certain of our directors and our Manager will face conflicts of interest because of our relationships with each other. We were formed by our Manager, and the terms of our management agreement, including fees payable, were not negotiated at arms-length, and those terms may not be as favorable to us as if the management agreement had been negotiated with an unaffiliated party. The terms of the contribution agreement relating to the contribution of our initial assets were also not negotiated at arms-length, and those terms, including the consideration paid for our initial assets, may not be as favorable to us as if the contribution agreement had been negotiated with an unaffiliated party. Our Manager also faced conflicts of interest in determining which assets in its portfolio would be contributed to us as part of our initial assets since there were other assets in our Manager’s portfolio that met the criteria in the investment guidelines and conflicts of interest policy described below and therefore could have been selected for contribution to us. In addition, none of the employees of our Manager or CIT Group or any of our officers are expected to devote his or her time to us exclusively. Our president’s primary focus will be to us and our operations.

The compensation we will pay to our Manager consists of both a base management fee that is not tied to our performance and an incentive fee that is based entirely on our performance. The base management fee is received regardless of performance and it may not provide sufficient incentive to our Manager to seek to achieve attractive risk-adjusted returns to our portfolio. The incentive fee may cause our Manager to place undue emphasis on the short-term maximization of our funds from operations at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive fee. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our investment portfolio.

Since our investments will be primarily sourced and originated by our Manager and our Manager and its affiliates may invest in many of the same investments that we target, we have developed a conflicts of interest policy with our Manager in an effort to address conflicts with respect to the origination of investments, the allocation of investment opportunities, the terms of investments purchased from our Manager, the terms upon which we may make certain co-investments with our

Manager and the servicing of defaulted or distressed loans in which both we and our Manager have an interest. This conflicts of interest policy gives us the first right to invest in certain investment opportunities originated or otherwise identified by our Manager, directly or in the secondary market, and provides specific guidelines with respect to the terms of co-investments with our Manager, participations in loans in which our Manager holds a participation, including participations that are senior to our participation, and the servicing of distressed loans in which both we and our Manager participate. Specifically, among other things, we will have the first right to invest in any mortgage or real estate asset that constitutes (i) a mortgage loan with a total principal amount over $75.0 million; (ii) an investment opportunity which constitutes equity or preferred equity; (iii) an investment opportunity which constitutes mezzanine loans or B Notes; and (iv) an investment that our Manager originates and elects to syndicate. In addition, there will be an ‘‘independent investment advisor’’ that will attend or otherwise participate in meetings of our investment committee. The independent investment advisor will be retained by our board of directors (and approved by a majority of our independent directors), and will determine whether any investment decisions made by our investment committee should be separately reviewed by our independent directors. Such independent investment advisor will be unaffiliated with our Manager and CIT Group and will be compensated by us. For a description of these conflicts of interest policies, see ‘‘Our Manager and Management Agreement— Conflicts of Interest Policies.’’

Our Management Agreement

A management agreement will govern the relationship between us and our Manager and describes the services to be provided by our Manager and its compensation for those services. The management agreement appoints our Manager, subject to the supervision of our board of directors, to manage our investments and day-to-day operations subject to the terms and conditions of the management agreement.

The management agreement has an initial term expiring on June 30, 2010, and will automatically be renewed for one-year terms thereafter unless either we or our Manager gives the other party at least 180 days prior notice of its intention not to renew the agreement. We are not able to terminate the management agreement without cause during the initial term or any renewal term. If we elect to not renew the management agreement upon expiration of the initial term or any renewal term, we will be required to pay our Manager a termination fee.

Our Manager is entitled to receive from us a base management fee, an incentive fee based on certain financial performance criteria, a termination fee if we choose to not renew the management agreement and reimbursement of certain expenses as described in the management agreement. The following table summarizes the fees payable to our Manager pursuant to the management agreement:

Fee	Summary Description
Base Management Fee	The base management fee will be payable monthly in arrears in an amount equal to 1/12 of 1.75% of our gross equity (as defined in the management agreement). Our Manager will use the proceeds from its management fee in part to pay compensation to its officers and employees provided to us who, notwithstanding that certain of them also are our officers, will receive no cash compensation directly from us.
Incentive Fee	The incentive fee will be payable quarterly in arrears in an amount equal to the product of:
• 25% of the dollar amount by which

Fee	Summary Description
• our funds from operations (after the base management fee and before the incentive fee) (as defined in the management agreement) for such quarter per share of our common stock (based on the weighted average number of shares outstanding for such quarter)
• plus the amount by which any capital gains realized during the quarter exceed any capital losses realized during the quarter
• exceed an amount equal to
• the weighted average of the price per share of our common stock issued in all our offerings (including this offering), in each case at the time of issuance thereof, multiplied by the greater of
• 2.25% and
• 0.75% plus ¼ of the 10-year U.S. treasury rate (as defined in the management agreement) for such quarter
• multiplied by the weighted average number of shares of our common stock outstanding during such quarter.
Termination Fee	The termination fee, payable by us if we choose to not renew the management agreement, is equal to the sum of the average annual base management fee plus the average annual incentive fee, earned during the two years immediately prior to termination, multiplied by three. The termination fee will be calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. No termination fee is payable if we terminate the management agreement for cause.

Our Structure

The following chart shows the structure of our organization following the completion of this offering and the related transactions:

*	The remaining 0.6% of our equity represents 148,333 shares of restricted stock granted to our officers and directors and officers of our Manager under our Equity Plan.

Operating and Regulatory Structure

We will elect to be taxed and intend to qualify as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2007. Our qualification as a REIT will depend upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. We believe that, commencing with our taxable year ending December 31, 2007, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. See ‘‘Federal Income Tax Considerations —Taxation of Care Investments Trust.’’

Our Distribution Policy

To maintain our qualification as a REIT, we intend to make regular quarterly distributions to our stockholders of at least 90% of our taxable income, which does not necessarily equal net income as calculated in accordance with U.S. generally accepted accounting principles, or GAAP. Distributions will be authorized by our board of directors and declared by us based upon a variety of factors deemed relevant by our board of directors, and our distribution policy may change in the future. Our ability to make distributions to our stockholders will depend, in part, upon the performance of our investment portfolio and, in turn, upon our Manager’s management of our business. Distributions to our stockholders generally will be taxable to our stockholders as ordinary income, although a portion of our distributions may be designated by us as capital gain or may constitute a return of capital. See ‘‘Federal Income Tax Considerations—Taxation of Stockholders.’’

Exemption From Regulation Under the Investment Company Act

We intend to conduct our operations so that we are not required to register as an investment company. We will rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act for companies that invest primarily in mortgages and other liens on and interests in real estate, also known as ‘‘qualifying real estate assets.’’ This exemption, as interpreted by the staff of the

Securities and Exchange Commission, or SEC, requires us to invest at least 55% of our portfolio in qualifying real estate assets and to invest at least another 25% of our portfolio in additional qualifying real estate assets or in a broader category of assets that we refer to as real estate-related assets. As a result, we will be limited in the types of assets we may acquire. This exemption also prohibits us from issuing redeemable securities. Alternatively, we may not be subject to regulation under the Investment Company Act because we do not come within the definition of an investment company under the Investment Company Act. See ‘‘Business—Exemption From Regulation Under the Investment Company Act.’’

The Offering

Common stock offered	18,750,000 shares

Common stock to be outstanding after this offering	23,379,723 shares(1)(2)

Use of proceeds	The net proceeds to us from our sale of shares of common stock in this offering, after deducting the underwriting discounts and commissions and other estimated offering expenses, will be approximately $276.7 million. If the underwriters exercise their over-allotment option in full, we estimate that our net proceeds will be approximately $318.6 million.

We plan to use $252.3 million of the net proceeds of this offering (based on the mid-point of the price range set forth on the cover page of this prospectus and the value of the initial assets as of March 31, 2007) to fund a portion of the purchase price for the contribution of the initial assets to us, with the remainder of the net proceeds, if any, used for our targeted investments and general corporate purposes. The total fair market value of the initial assets purchased by us may increase between March 31, 2007 and the closing of this offering as a result of accrued interest earned on the initial assets. Accordingly, the cash portion of the consideration that we will pay in exchange for the initial assets would be increased to reflect any increase in the fair market value of the initial assets. In the event that our Manager receives a prepayment of principal on any of the initial assets prior to the closing of this offering, the total fair market value of the initial assets will decrease and the cash portion of the consideration that we will pay in exchange for the initial assets will be decreased to reflect the amount of any such prepayments.

New York Stock Exchange symbol	Our common stock has been approved for lising, subject to official notice of issuance, on the New York Stock Exchange, or NYSE, under the symbol ‘‘CRE.’’

Ownership and transfer restrictions	In order to assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, our charter generally prohibits any stockholder from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of our common or capital stock. In addition, our charter will generally prohibit beneficial or constructive ownership of shares of our capital stock by any person that owns, actually or constructively, an interest in any of our tenants that would cause us to own, actually or constructively, more than a 9.9% interest in any of our tenants. Our board of directors has granted a limited exemption from the ownership limitation to CIT Holding, our Manager and CIT Group and its affiliates. See ‘‘Description of Capital Stock—Restrictions on Ownership and Transfer.’’

(1)	Assumes the underwriters’ option to purchase up to an additional 2,812,500 shares of our common stock solely to cover over-allotments, if any, is not exercised.
(2)	Includes (i) 100 shares of common stock we previously issued to CIT Holding, (ii) 3,306,250 shares of common stock to be issued to CIT Holding as partial consideration for the initial assets to be contributed to us upon consummation of this offering, (iii) 587,520 shares of common stock to be granted to our Manager upon consummation of this offering under the Manager Equity Plan that vest immediately upon grant, (iv) 587,520 shares of common stock to be granted to our Manager upon consummation of this offering under the Manager Equity Plan that vest ratably over three years from the date of the grant, (v) 133,333 shares of restricted stock to be granted to our officers and employees of our Manager upon consummation of this offering under the Equity Plan that vest on the third anniversary of the closing of this offering and (vi) an aggregate of 15,000 shares of restricted stock to be granted to our five independent directors that vest ratably over three years from the date of the grant. Does not include an aggregate of 881,627 additional shares of our common stock available for future grants under our equity incentive plans.

Our Corporate Information

Our principal place for business is at our Manager’s office located at 505 Fifth Avenue, 6th Floor, New York, New York, 10017, and our telephone number is (212) 771-0505. Our internet address will be www.carereit.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

Risk Factors

An investment in our common stock involves a number of risks. Before making an investment decision, you should carefully consider all of the risks described below and the other information contained in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition, liquidity and results of operations could be materially adversely affected. If this were to occur, the value of our common stock could decline and you may lose all or part of your investment.

Risks Related to Conflicts of Interest and Our Relationship With Our Manager

The management agreement was not negotiated on an arms-length basis. As a result, the terms, including fees payable, may not be as favorable to us as if it was negotiated with an unaffiliated third party.

The management agreement was negotiated between related parties. As a result, we did not have the benefit of arms-length negotiations of the type normally conducted with an unaffiliated third party and the terms, including fees payable, may not be as favorable to us as if we did engage in negotiations with an unaffiliated third party. We may choose not to enforce, or to enforce less vigorously, our rights under the management agreement because of our desire to maintain our ongoing relationship with our Manager.

The contribution agreement for the initial assets was not negotiated on an arms-length basis and we did not receive independent appraisals of the initial assets to be contributed upon completion of this offering. As a result, the terms of the contribution agreement, including the consideration paid by us in exchange for the initial assets, may not be as favorable to us as if it was negotiated with an unaffiliated third party.

The contribution agreement was negotiated between related parties. As a result, we did not have the benefit of arms-length negotiations of the type normally conducted with an unaffiliated third party and the terms, including the terms of the contribution of the initial assets, may not be as favorable to us as if we did engage in negotiations with an unaffiliated third party. We have not obtained any independent third-party appraisals of the initial assets to be contributed to us and the determination of the fair market value of the initial assets upon the closing of this offering will be made by our Manager. These assets will be contributed to us directly by CIT Holding, an affiliate of ours, and, in exchange, we will issue to CIT Holding cash proceeds from this offering and shares of our common stock. As a result, the consideration to be paid by us in exchange for the contribution of the assets upon the completion of this offering may exceed the fair market value of these assets. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the contribution agreement because of our desire to maintain our ongoing relationship with our Manager and CIT Group.

Our Manager will source most of our investments, and we may also participate in investments in which our Manager and its affiliates are also participating, which could result in conflicts of interest.

Our Manager will source most of our investments and we may also participate in investments in which our Manager and its affiliates are also participating. Certain of our investments may be subordinate to investments made by our Manager in the same issuer or project. Transactions originated by, or in which we co-invest or participate with, our Manager are not and will not be the result of arms-length negotiations and involve conflicts between our interests and the interests of our Manager in obtaining favorable terms and conditions. There is no assurance that the conflicts of interest policy that addresses some of the conflicts relating to our investments, which is described under ‘‘Our Manager and Management Agreement—Conflicts of Interest Policies,’’ will be adequate to address all of the conflicts that may arise. In each case, some of the same officers will be determining the price and terms for the investments for both us and our Manager and there can be no assurance that the procedural protections, such as obtaining market prices or other reliable indicators of fair market value, appointing a third party servicer in the event of a loan’s default, or having the independent investment advisor review all of our investments, will be sufficient to assure that the consideration we pay for these investments will not exceed their fair market value and that we would not receive more advantageous terms for an investment had we negotiated the purchase with an independent third party. In addition, since our Manager’s officers and employees are also responsible for providing the same services for our Manager’s portfolio of investments, they may not devote sufficient time to the management of our business operations. Our interests in such investments may conflict with the interests of such other vehicles or accounts in related investments in the event of a default or restructuring of the investment.

We will rely on our Manager to assist us in various aspects of our business, and our Manager, in turn, will rely on CIT Group and its affiliates to assist it in various aspects of its business, including financing, and there is no assurance that CIT Group will continue to allocate the same resources to our Manager to provide services to us.

The relationship with our Manager will be an important component of our growth strategy and provide us with services essential to our operations. Our Manager represents just one segment of CIT Group, and relies on CIT Group and its affiliates for assistance in various aspects of its business, including financing. Our Manager obtains its financing from public and private securities offerings by CIT Group. We cannot assure you that CIT Group will continue to be able to raise our Manager’s financing in the future. We also cannot assure you that CIT Group will continue to allocate the same resources to our Manager’s business. An inability or unwillingness on the part of CIT Group to access the capital markets on behalf of our Manager or to continue to provide the same level of support to our Manager could negatively affect our business, financial condition and results of operations.

We may compete with existing and future investment vehicles for access to our Manager, which may reduce investment opportunities available to us.

In the future, our Manager may sponsor separate investment vehicles with investment focuses that overlap with our investment focus. Under the management agreement, we have the right to terminate the management agreement for cause if our Manager raises, sponsors, forms or advises any new investment fund, company or vehicle, including any REIT, that invests primarily in healthcare-related commercial mortgage loans or other commercial healthcare-related real estate loans, such as mezzanine loans (but specifically excluding CMBS and other similar pass through securities) in the United States or healthcare-related properties in the United States. However, we may choose to not enforce our right to terminate the management agreement. Accordingly, we may compete for access to the benefits that we expect our relationship with our Manager to provide and for the time of their investment professionals to carry out and facilitate our investment activities. We may make investments that are senior or junior to participations in, or have rights and interests different from or adverse to, the investments made by other vehicles or accounts managed by our Manager. Our interests in such investments may conflict with the interests of such other vehicles or accounts in related investments at the time of origination or in the event of a default or restructuring of the investment.

Termination of our management agreement would be difficult and costly.

Termination of the management agreement with our Manager would be difficult and costly. The management agreement has an initial term expiring on June 30, 2010 and will automatically be renewed for one-year terms thereafter unless we or our Manager gives the other party at least 180 days prior notice of its intention not to renew the agreement. We may not terminate the management agreement without cause during the initial term or any renewal term. If we elect to not renew the agreement upon expiration of the initial term or any renewal term we will be required to pay a termination fee, within 90 days of termination, equal to the sum of the average annual base management fee plus the average annual incentive fee earned during the two years immediately prior to termination, multiplied by three. The termination fee will be calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. In addition, following any termination of the management agreement, we must pay our Manager all compensation accruing to the date of the termination. These provisions increase the effective cost to us of terminating the management agreement with our Manager, even if we believe our Manager’s performance is not satisfactory.

Our Manager’s base management fee is payable regardless of our performance.

Our Manager is entitled to receive a base management fee from us that is based on the amount of our equity (as defined in the management agreement), regardless of the performance of our portfolio. For example, we would pay our Manager a base management fee for a specific period even if we experienced a net loss during the same period. Our Manager’s entitlement to substantial nonperformance-based compensation might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt our ability to make distributions to our stockholders and the market price of our common stock.

Our Manager’s incentive fee may induce it to make more speculative investments.

Our Manager is entitled to an incentive fee from us that may cause it to invest in high-risk investments. In addition to its base management fee, our Manager is entitled to receive an incentive fee based entirely upon our achievement of targeted levels of funds from operations and net capital gains. In evaluating investments and other management strategies, the opportunity to earn an incentive fee based on funds from operations and net capital gains may lead our Manager to place undue emphasis on the maximization of funds from operations at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive fee. Investments with higher yield potentials generally are riskier or more speculative. This could result in increased risk to our investment portfolio.

Risks Related to Our Business

We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

We were organized in March 2007 and have no operating history. The results of our operations depend on many factors, including the performance of the initial assets, the availability of opportunities for the acquisition of additional assets, the level and volatility of interest rates, readily accessible short- and long-term financing, conditions in the financial markets and economy, and our ability to successfully operate our business and execute our investment strategy. We will face substantial competition in acquiring suitable investments, which could adversely impact the yields that we receive on our new investments.

We are dependent on our Manager, who has no experience operating a REIT.

Our Manager has no experience operating a REIT or operating a business in compliance with the numerous technical restrictions and limitations necessary to qualify as a REIT under the Internal Revenue Code or to be exempt from the Investment Company Act. Our Manager’s lack of experience in managing a portfolio of assets under such constraints may hinder its ability to achieve our investment objective. In addition, maintaining our REIT qualification and complying with the Investment Company Act exemptions limit the types of investments, particularly with respect to healthcare businesses, that we are able to make. We can offer no assurance that our Manager will be successful at all or as successful as in its previous endeavors. Our board of directors is not expected to review or approve individual investments unless our independent investment advisor determines that such review is appropriate.

We are dependent upon our Manager for our success and may not find a suitable replacement if the management agreement is terminated or such key personnel are no longer available to us.

We will not have any employees. Our officers are employees of our Manager through CIT Group. We do not have any separate facilities and are completely reliant on our Manager, which has significant discretion as to the implementation of our operating policies and strategies. We depend on the diligence, skill and network of business contacts of our Manager. Our executive officers and our Manager will source, evaluate, negotiate, structure, close, service and monitor our investments. The management agreement does not require our Manager to dedicate specific personnel to fulfilling its obligations to us under the management agreement, or require personnel to dedicate a specific amount of time. The departure of a significant number of the professionals of our Manager could have a material adverse effect on our performance. We are also subject to the risk that our Manager will not renew the management agreement and that no suitable replacement will be found to manage us. After June 30, 2010, the expiration of the initial term of the management agreement, or upon the expiration of any automatic renewal term, our Manager may elect not to renew the management agreement without cause, without penalty, on 180 days’ prior written notice to us. We can offer no assurance that our Manager will remain our external manager, that we will be able to find an adequate replacement for our Manager should our Manager elect not to renew the management agreement, or that we will continue to have access to our Manager’s principals and professionals or their information or deal flow.

Our Manager will have broad discretion to invest funds and may make investments that ultimately produce investment returns which are substantially below expectations or that result in losses.

Our Manager is authorized to follow very broad investment guidelines and has great latitude within those guidelines in determining the types of assets it may decide are proper investments for us. Our board of directors will periodically review our investment guidelines and our investment portfolio. However, our board of directors is not expected to review or approve each proposed investment unless our independent investment advisor determines that such review is appropriate. In addition, the directors and our independent investment advisor will rely primarily on information provided to them by our Manager in reviewing our investments and our portfolio. Furthermore, transactions entered into by our Manager on our behalf may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager has great latitude within the broad parameters of our investment guidelines in determining the types of assets it may decide are proper investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business, operations and results.

Our failure to manage future growth effectively may have a material negative impact on our business, financial condition and results of operations.

Our ability to achieve our investment objective depends on our ability to grow, which depends, in turn, on the senior management team of our Manager and its ability to identify and invest in assets that meet our investment criteria. Accomplishing this result on a cost-effective basis is largely a function of our Manager’s structuring of our investment process, its ability to provide competent, attentive and efficient services to us and our access to financing on acceptable terms. Our ability to grow is also dependent upon our Manager’s ability to successfully hire, train, supervise, manage and retain its employees. We may not be able to manage growth effectively or to achieve growth at all. Any failure to manage our future growth effectively could have a material negative impact on our business, financial condition and results of operations.

Lenders may require us to enter into restrictive covenants relating to our operations.

When we obtain financing, lenders could impose restrictions on us that would affect our ability to incur additional debt, our capability to make distributions to stockholders and our flexibility to determine our operating policies. Loan documents we execute will contain negative covenants that may limit, among other things, our ability to repurchase stock, distribute more than a certain amount of our funds from operations, and employ leverage beyond certain amounts.

If our Manager ceases to be our Manager pursuant to the management agreement, financial institutions providing any credit facilities may not provide future financing to us.

We are currently negotiating a warehouse facility with Column Financial Inc., an affiliate of Credit Suisse Securities, LLC, an affiliate of one of our underwriters, which we expect to be in place shortly after consummation of this offering. We are also currently negotiating a warehouse facility with UBS Real Estate Securities Inc., an affiliate of one of our underwriters, which we expect to be in place soon after consummation of this offering. There is no assurance, however, that we will be able to close these facilities on terms favorable to us, if at all. Financial institutions that finance our investments pursuant to credit facilities and warehouse agreements may require that our Manager remain our Manager pursuant to the management agreement. If our Manager ceases to be our Manager, it may constitute an event of default and the financial institution providing the warehouse credit facility may have the right to terminate its facility and any obligation to advance funds to us to finance our future investments. If our Manager ceases to be our Manager for any reason and we are unable to obtain financing under these or replacement credit facilities, our growth may be limited.

If we issue senior securities, we will be subject to restrictive covenants and limitations on our operating flexibility, which could adversely affect our ability to make distributions.

If we decide to issue senior securities in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Holders of senior securities may be granted specific rights, including the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under the indenture, rights to restrict dividend payments, and rights to require approval to sell assets. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock. We, and indirectly our stockholders, will bear the cost of issuing and servicing such securities.

The use of securitization financings with over-collateralization requirements may have a negative impact on our cash flow.

We expect that the terms of securitizations we may issue will generally provide that the principal amount of assets must exceed the principal balance of the related bonds by a certain amount, commonly referred to as ‘‘over-collateralization.’’ We anticipate that the securitization terms will provide that, if certain delinquencies and/or losses exceed specified levels, which we will establish based on the analysis by the rating agencies (or any financial guaranty insurer) of the characteristics of the assets collateralizing the bonds, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted had losses or delinquencies not exceeded those levels. Other tests (based on delinquency levels or other criteria) may restrict our ability to receive net income from assets collateralizing the obligations. We cannot assure you that the performance tests will be satisfied. In advance of completing negotiations with the rating agencies or other key transaction parties on our future securitization financings, we cannot assure you of the actual terms of the securitization delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the calculation of net income to us. Failure to obtain favorable terms with regard to these matters may materially and adversely affect the availability of net income to us. If our assets fail to perform as anticipated, our over-collateralization or other credit enhancement expense associated with our securitization financings will increase.

We may be required to repurchase loans that we have sold or to indemnify holders of securitization debt.

If any of the loans we originate or acquire and sell or securitize do not comply with representations and warranties that we make about certain characteristics of the loans, the borrowers and the underlying properties, we may be required to repurchase those loans (including from a trust vehicle used to facilitate a structured financing of the assets through a securitization) or replace them with substitute loans. In addition, in the case of loans that we have sold instead of retained, we may be required to indemnify persons for losses or expenses incurred as a result of a breach of a representation or warranty. Repurchased loans typically require a significant allocation of working capital to be carried on our books, and our ability to borrow against such assets may be limited. Any significant repurchases or indemnification payments could materially and adversely affect our financial condition and operating results.

Competition in acquiring desirable investments may limit their availability, which could, in turn, negatively affect our ability to make distributions to our stockholders.

We will compete for investments with numerous public and private investment vehicles, such as other REITs, investment companies, healthcare operators and other institutional investors in identifying investment opportunities. Real estate investment assets are often obtained through a competitive bidding process. Many of our competitors may have advantages over us and our Manager. Competition may result in higher prices for healthcare mortgage loans and real estate related assets, lower yields and a narrower spread of yields over our borrowing costs. In addition, competition for desirable investments could delay the investment of our equity capital in desirable assets, which may, in turn, reduce earnings per share and may negatively affect our ability to maintain our dividend distribution. There can be no assurance that we will achieve investment results that will allow any specified level of cash distribution.

We may incur borrowing costs related to any warehouse lines of credit and repurchase agreements we may obtain, which could harm our results of operations or financial condition.

We intend to finance the acquisition of certain investments with warehouse lines of credit and repurchase agreements. In addition, we may engage in various types of securitizations in order to finance our loan originations. The amount of borrowings we intend to employ depends on, among other factors, the amount of our equity capital. Our borrowing costs under any warehouse lines of credit and repurchase agreements we may obtain generally will be adjustable and will correspond to floating interest rates, such as LIBOR or a Treasury index, plus or minus a margin. The margins on these borrowings over or under interest rates may vary depending upon a number of factors, including, without limitation:

•	the movement of interest rates;

•	the availability of financing in the market; and

•	the value and liquidity of our mortgage loans and real estate related assets.

An increase in the interest rates of these borrowings could harm our results of operations and financial condition.

We may be unable to generate sufficient revenue from operations to pay our operating expenses and to make distributions to our stockholders.

As a REIT, we generally are required to distribute at least 90% of our taxable income each year to our stockholders and we intend to pay quarterly dividends to our stockholders such that we distribute all or substantially all of our taxable income each year, subject to certain adjustments and sufficient available cash. However we have not established a minimum dividend payment level, and our ability to pay dividends may be adversely affected by the risk factors described in this prospectus. In the event of a downturn in our operating results and financial performance or unanticipated declines in the value of our asset portfolio, we may be unable to pay quarterly dividends to our stockholders. The timing and amount of our dividends are in the sole discretion of our board of directors, and will depend upon, among other factors, our earnings, financial condition, maintenance of our REIT qualification and other tax considerations and capital expenditure requirements, in each case as our board of directors may deem relevant from time to time.

Among the factors that could adversely affect our results of operations and impair our ability to pay dividends to our stockholders are:

•	the profitability of the investment of the net proceeds of this offering;

•	our ability to make profitable investments;

•	defaults in our asset portfolio or decreases in the value of our portfolio; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

A change in any one of these factors could affect our ability to pay dividends. If we are not able to comply with the restrictive covenants and financial ratios contained in our credit facilities, our ability to pay dividends to our stockholders and maintain our REIT qualification may also be impaired. We cannot assure you that we will be able to pay dividends to our stockholders in the future or that the level of any dividends we pay will increase over time.

In addition, dividends paid to stockholders are generally taxable to our stockholders as ordinary income, but a portion of our dividends may be designated by us as long-term capital gains to the extent they are attributable to capital gain income recognized by us, or may constitute a return of capital to the extent they exceed our earnings and profits as determined for tax purposes. Such distributions generally will be tax-free to the extent of each stockholder’s basis in our common stock and will be treated as capital gain thereafter.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Our charter limits the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our charter permits us to agree to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present or former director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our directors and officers.

Compliance with our Investment Company Act exemption imposes limits on our operations.

We intend to conduct our operations so as not to become regulated as an investment company under the Investment Company Act. We intend to qualify for an exemption from registration under Section 3(c)(5)(C) of the Investment Company Act, which generally means that at least 55% of our portfolio must be comprised of qualifying real estate assets and at least another 25% of our portfolio must be comprised of additional qualifying real estate assets and real estate-related assets. To comply with these regulations, we may from time to time acquire direct interests in real estate or buy or originate whole mortgage loans and participations in whole mortgage loans, provided that we control the right to foreclose the mortgage securing the loan in the event of a default, certain B Notes and other qualifying assets. There can be no assurance that we will be able to maintain this exemption from registration. Further, we may not be able to invest in sufficient qualifying real estate assets and/or real estate-related assets and future revisions of the Investment Company Act or further guidance from the staff of the SEC may cause us to lose our exemption or force us to re-evaluate our portfolio and our business strategy. Such changes may prevent us from operating our business successfully.

Our subsidiaries, if any, will be subject to similar restrictions under the Investment Company Act as described in this prospectus so that we do not come within the definition of an investment company under the Investment Company Act. These restrictions also would limit the types of business in which we may engage, as described in this prospectus. A failure to satisfy these requirements could materially and adversely affect our business.

As part of our Manager’s obligations under the management agreement, our Manager agreed to use commercially reasonable efforts to cooperate with our efforts to conduct our operations so as not to cause us to become regulated as an investment company under the Investment Company Act and to refrain from any action that, in our Manager’s judgment, would adversely affect our status as an entity that is not regulated as an investment company under the Investment Company Act. Failure to maintain this exemption would require us to significantly restructure our business plan. For example, because affiliate transactions generally are prohibited under the Investment Company Act, we would not be able to enter into transactions with any of our affiliates if we fail to maintain our exemption and may be required to terminate our management agreement and any other agreements with affiliates, which could have a material adverse effect on our ability to operate our business. If the management agreement is terminated, it could constitute an event of default under our credit facilities and lenders may then have the right to terminate these facilities and their obligation to advance funds to us to finance our future investments. In addition, we may not be able to identify a replacement manager on favorable terms if at all.

Rapid changes in the market value or income from our real estate-related investments or non-qualifying assets may make it more difficult for us to maintain our qualification as a REIT or exemption from the Investment Company Act.

If the market value or income potential of real estate-related investments declines as a result of a change in interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exemption from the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets that we may own. We may have to make investment decisions that we would not make absent the REIT and Investment Company Act considerations.

A general economic slowdown could have a material effect on our business.

Periods of economic slowdown or recession may be accompanied by declines in real estate values. Delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. Because a portion of the investments we make may be subordinate to other creditors, the rate of delinquencies, foreclosures and losses on our healthcare mortgage loans could be higher than those generally experienced in the mortgage lending industry. If our loans fall into and remain in default, we may have to foreclose and may incur substantial losses. Because real estate investments are relatively illiquid, our ability to promptly sell one or more investments or properties underlying foreclosed investments in our portfolio may be limited. In addition, any material decline in real estate values would increase the loan-to-value ratio of loans that we have previously extended, weaken our collateral coverage and increase the possibility of a loss in the event of a borrower default. Any sustained period of increased delinquencies, foreclosures or losses is likely to materially and adversely affect our ability to finance loans in the future. Furthermore, various international events have caused significant uncertainty in the global financial markets. While the long-term effects of these events and their potential consequences are unknown, they could have a material adverse effect on general economic conditions, consumer confidence and market liquidity.

Liability relating to environmental matters may decrease the value of the underlying properties.

Under various federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of an underlying property becomes liable for removal costs, the ability of the owner to make debt payments may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

Our business is highly dependent on the communications and information systems of our Manager. Any failure or interruption of our Manager’s systems could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends.

We are exposed to potential risks from legislation requiring companies to evaluate their internal control over financial reporting.

We will be required to comply with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires us to assess and attest to the effectiveness of our internal control over financial reporting beginning with our fiscal year ending December 31, 2008, and requires our independent registered public accounting firm to opine as to the adequacy of our assessment and effectiveness of our internal control over financial reporting. Our efforts to comply with Section 404 will result in us incurring significant expenses through 2007 and 2008.

Even with those expenditures, we may not receive an unqualified opinion from our independent registered public accounting firm with regard to our internal control over financial reporting.

Terrorist attacks and other acts of violence or war may affect the real estate industry, our profitability and the market for our common stock.

The terrorist attacks on September 11, 2001 disrupted the U.S. financial markets, including the real estate capital markets, and negatively impacted the U.S. economy in general. Any future terrorist attacks, the anticipation of any such attacks, the consequences of any military or other response by the U.S. and its allies, and other armed conflicts could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. The economic impact of these events could also adversely affect the credit quality of some of our loans and investments and the property underlying our securities.

We may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact our performance and revenues and may result in volatility of the value of our securities. A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our investments and harm our financial condition, increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. We cannot predict the severity of the effect that potential future terrorist attacks would have on our business. Losses resulting from these types of events may not be fully insurable.

In addition, the events of September 11 created significant uncertainty regarding the ability of real estate owners of high profile assets to obtain insurance coverage protecting against terrorist attacks at commercially reasonable rates, if at all. With the enactment of the Terrorism Risk Insurance Act of 2002, or TRIA, and the subsequent enactment of the Terrorism Risk Insurance Extension Act of 2005, which extended TRIA through the end of 2007, insurers must make terrorism insurance available under their property and casualty insurance policies, but this legislation does not regulate the pricing of such insurance. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If the properties in which we invest are unable to obtain affordable insurance coverage, the value of those investments could decline, and in the event of an uninsured loss, we could lose all or a portion of our investment.

Risks Relating to the Healthcare Industry

Our investments are expected to be concentrated in healthcare facilities and healthcare-related assets, making us more vulnerable economically than if our investments were more diversified.

We intend to provide financing for healthcare businesses and may acquire and lease healthcare facilities. A downturn in the healthcare industry could negatively affect our borrowers’ or tenants’ ability to make payments to us and, consequently, our ability to meet debt service obligations or make distributions to our stockholders. These adverse effects could be more pronounced than if we diversified our investments outside of healthcare facilities.

Furthermore, our borrowers and tenants in the healthcare industry are heavily dependant on reimbursements from the Medicare and Medicaid programs for the bulk of their revenues. Our borrowers and tenants’ dependence on reimbursement revenues could cause us to suffer losses in several instances.

•	If our borrowers or tenants fail to comply with operational covenants and other regulations imposed by these programs, they may lose their eligibility to continue to receive reimbursements under the program or incur monetary penalties, either of which could result in the borrower’s or tenant’s inability to make scheduled payments to us.

•	If reimbursement rates do not keep pace with increasing costs of services to eligible recipients, or funding levels decrease as a result of increasing pressures from Medicare and Medicaid to control healthcare costs, our borrowers and tenants may not be able to generate adequate revenues to satisfy their obligations to us.

•	If a healthcare borrower or tenant were to default on its loan, we would be unable to invoke our rights to the pledged receivables directly as the law prohibits payment of amounts owed to healthcare providers under the Medicare and Medicaid programs to be directed to any entity other than the actual providers. Consequently, we would need a court order to force collection directly against these governmental payors. There is no assurance that we would be successful in obtaining this type of court order.

Reductions in reimbursement from third-party payors, including Medicare and Medicaid, could adversely affect the profitability of our borrowers and hinder their ability to make payments to us.

Sources of revenue for our borrowers may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our borrowers or tenants. In addition, the failure of any of our borrowers or tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government-sponsored payment programs.

The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. We believe that certain of our borrowers or tenants will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors, government payors and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. In addition, due to the aging of the population and the expansion of governmental payor programs, we anticipate that there will be a marked increase in the number of patients reliant on healthcare coverage provided by governmental payors. These changes could have a material adverse effect on the financial condition of some or all of our borrowers or tenants, which could have a material adverse effect on our financial condition and results of operations and could negatively affect our ability to make distributions to our stockholders.

The healthcare industry is heavily regulated and existing and new laws or regulations, changes to existing laws or regulations, loss of licensure or certification or failure to obtain licensure or certification could result in the inability of our borrowers or tenants to make payments to us.

The healthcare industry is highly regulated by federal, state and local laws, and is directly affected by federal conditions of participation, state licensing requirements, facility inspections, state and federal reimbursement policies, regulations concerning capital and other expenditures, certification requirements and other such laws, regulations and rules. In addition, establishment of healthcare facilities and transfers of operations of healthcare facilities are subject to regulatory approvals not required for establishment of or transfers of other types of commercial operations and real estate. Sanctions for failure to comply with these regulations and laws include, but are not limited to, loss of or inability to obtain licensure, fines and loss of or inability to obtain certification to participate in the Medicare and Medicaid programs, as well as potential criminal penalties. The failure of a borrower or a tenant to comply with such laws, requirements and regulations could affect its ability to establish or continue its operation of the facility or facilities and could adversely affect the borrower’s or tenant’s ability to make payments to us which could have a material adverse effect on our financial condition and results of operations and could negatively affect our ability to make distributions to our stockholders. In addition, restrictions and delays in transferring the operations of healthcare facilities, in obtaining new third-party payor contracts including Medicare and Medicaid provider agreements, and in receiving licensure and certification approval from appropriate state and federal agencies by new tenants may affect the ability of our borrowers’ or tenants’ to make payments to us. Furthermore, these matters may affect new borrowers’ or tenants’ ability to obtain reimbursement for services rendered, which could adversely affect the ability of our borrowers’ or tenant’s to pay rent to us and to pay principal and interest on their loans from us.

Our borrowers and our tenants are subject to fraud and abuse laws, the violation of which by a borrower or a tenant may jeopardize the borrower’s or tenant’s ability to make payments to us.

The federal government and numerous state governments have passed laws and regulations that attempt to eliminate healthcare fraud and abuse by prohibiting business arrangements that induce patient referrals or the ordering of specific ancillary services. In addition, the Balanced Budget Act of 1997 strengthened the federal anti-fraud and abuse laws to provide for stiffer penalties for violations. Violations of these laws may result in the imposition of criminal and civil penalties, including possible exclusion from federal and state healthcare programs. Imposition of any of these penalties upon any of our borrowers or tenants could jeopardize any borrower’s or tenant’s ability to operate a facility or to make payments, thereby potentially adversely affecting us.

In the past several years, federal and state governments have significantly increased investigation and enforcement activity to detect and eliminate fraud and abuse in the Medicare and Medicaid programs. In addition, legislation has been adopted at both state and federal levels which severely restricts the ability of physicians to refer patients to entities in which they have a financial interest. It is anticipated that the trend toward increased investigation and enforcement activity in the area of fraud and abuse, as well as self-referrals, will continue in future years and could adversely affect our prospective borrowers or tenants and their operations, and in turn their ability to make payments to us.

Operators are faced with increased litigation and rising insurance costs that may affect their ability to make their lease or mortgage payments.

In some states, advocacy groups have been created to monitor the quality of care at healthcare facilities, and these groups have brought litigation against operators. Also, in several instances, private litigation by patients has succeeded in winning very large damage awards for alleged abuses. The effect of this litigation and potential litigation has been to materially increase the costs of monitoring and reporting quality of care compliance incurred by operators. In addition, the cost of liability and medical malpractice insurance has increased and may continue to increase so long as the present litigation environment affecting the operations of healthcare facilities continues. Continued cost increases could cause our operators to be unable to make their lease or mortgage payments, potentially decreasing our revenue and increasing our collection and litigation costs. Moreover, to the extent we are required to take back the affected facilities, our revenue from those facilities could be reduced or eliminated for an extended period of time.

Adverse trends in the healthcare industry may negatively affect our lease or mortgage payment revenues and our ability to make distributions to our stockholders.

The healthcare industry is currently experiencing:

•	changes in the demand for and methods of delivering healthcare services;

•	changes in third party reimbursement policies;

•	significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas;

•	continuing pressure by private and governmental payors to reduce payments to providers of services; and

•	increased scrutiny of billing, referral and other practices by federal and state authorities.

These adverse trends in the healthcare industry may negatively affect our lease or mortgage payment revenues and our ability to make distributions to our stockholders.

Transfers of healthcare facilities generally require regulatory approvals, and alternative uses of healthcare facilities are limited.

Because transfers of healthcare facilities may be subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate, there may be delays in transferring operations of our facilities to successor operators or we may be prohibited from transferring operations to a successor operator. In addition, substantially all of the properties that we may acquire or that will secure our loans will be healthcare facilities that may not be easily adapted to non-healthcare related uses. If we are unable to transfer properties at times opportune to us, our revenue and operations may suffer.

Risks Related to Our Investments

We may change our targeted investments and investment guidelines without stockholder consent.

We may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the market price of our common stock and our ability to make distributions to you.

We will rely on external sources of capital to fund future capital needs, and if our access to such capital is difficult or on commercially unreasonable terms, we may not be able to meet maturing commitments or make future investments necessary to grow our business.

In order to qualify as a REIT under the Internal Revenue Code, we are required, among other things, to distribute to our stockholders each year at least 90% of our REIT taxable income. Because of this distribution requirement, we may not be able to fund all future capital needs, including capital needs in connection with investments, from cash retained from operations. As a result, we rely on external sources of capital. We do not receive credit or other financial support from CIT Group. If we are unable to obtain needed capital at all or obtain it only on unfavorable terms, we might not be able to make the investments needed to grow our business, or to meet our obligations and commitments as they mature, which could negatively affect the ratings of our debt and even, in extreme circumstances, affect our ability to continue operations. Our access to capital depends upon a number of factors over which we have little or no control, including:

•	general market conditions;

•	the market’s perception of our growth potential;

•	our current and potential future earnings and cash distributions;

•	the market price of the shares of our capital stock; and

•	the market’s view of the quality of our assets.

We intend to leverage our investments, which may negatively affect our return on our investments and may reduce cash available for distribution.

We intend to leverage our investments through borrowings, generally through the use of warehouse facilities, bank credit facilities, repurchase agreements, secured loans, securitizations, including the issuance of CDOs or CMBS, loans to entities in which we hold, directly or indirectly, interests in pools of assets and other borrowings. While our investment guidelines state that our leverage will generally not exceed 80% of the total value of our investments, our charter and bylaws do not limit the amount of leverage we may use. The percentage of leverage will vary depending on our ability to obtain credit facilities and the lenders’ and rating agencies’ estimate of the stability of the investments’ cash flow. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions increase the cost of our financing relative to the income that can be derived from the assets acquired. Our debt service payments will reduce cash flow available for distributions to stockholders. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy the obligations. We may leverage certain of our assets through repurchase agreements. A decrease in the value of these assets may lead to margin calls which we will have to satisfy. We may not have the funds available to satisfy any such margin calls and may have to sell assets at a time when we might not otherwise choose to do so. Further, credit facility providers and warehouse facility providers may require us to maintain a certain amount of uninvested cash or to set aside unleveraged assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

Since real estate investments are illiquid, we may not be able to sell properties when we desire to do so.

Real estate investments generally cannot be sold quickly. We may not be able to vary our owned real estate portfolio promptly in response to changes in the real estate market. This inability to respond to changes in the performance of our owned real estate investments could adversely affect our ability to service our debt. The real estate market is affected by many factors that are beyond our control, including:

•	adverse changes in national and local economic and market conditions;

•	changes in interest rates and in the availability, costs and terms of financing;

•	changes in governmental laws and regulations, fiscal policies and zoning and other ordinances and costs of compliance with laws and regulations;

•	the ongoing need for capital improvements, particularly in older structures;

•	changes in operating expenses; and

•	civil unrest, acts of war and natural disasters, including earthquakes and floods, which may result in uninsured and underinsured losses.

Mezzanine loans involve greater risks of loss than senior loans secured by the same properties.

We may invest in mezzanine loans in the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of an entity that owns (directly or indirectly) the interest in the entity owning the property. This type of investment involves a higher degree of risk than a long-term senior mortgage loan secured by a mortgage on the same real property because the investment may become unsecured or otherwise impaired as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal.

B Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B Notes. A B Note is a mortgage loan typically (i) secured by a first mortgage on a single commercial property or group of related properties and (ii) subordinated to an A Note secured by the same first mortgage on the same collateral. Because of the senior position of holders of A Notes, if a borrower defaults, there may not be sufficient funds remaining for B Note holders after payment to the A Note holders. Since each transaction is privately negotiated, B Notes can vary in their structural characteristics and risks. For example, the rights of holders of B Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B Note investment. B Notes may not be liquid and, consequently, we may be unable to dispose of underperforming or non-performing B Notes. The higher risks associated with a subordinate position in any B Note investment we make could subject us to increased risk of losses.

Bridge loans involve a greater risk of loss than conventional mortgage loans.

We may provide bridge loans secured by first lien mortgages on a property to borrowers who are typically seeking short-term capital to be used in an acquisition or refinancing of real estate. The borrower has usually identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may therefore be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our investments in bridge loans, the value of our company and the price of our common stock may be adversely affected.

Preferred equity investments involve a greater risk of loss than conventional debt financing.

We may invest in preferred equity investments. Our preferred equity investments will involve a higher degree of risk than conventional debt financing due to a variety of factors, including that such investments are subordinate to all of the issuer’s loans and are not secured by property underlying the investment. Furthermore, should the issuer default on our investment, we would only be able to proceed against the entity in which we have an interest, and not the property underlying our investment. As a result, we may not recover some or all of our investment.

Our investments in debt securities are subject to specific risks relating to the particular issuer of the securities and to the general risks of investing in subordinated real estate securities.

We may invest in debt securities of healthcare-related issuers. Our investments in debt securities will involve specific risks. REITs generally are required to invest substantially in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus. Our investments in debt securities are subject to risks that include:

•	delinquency and foreclosure, and losses in the event thereof;

•	the dependence upon the successful operation of and net income from real property;

•	risks generally incident to interests in real property; and

•	risks that may be presented by the type and use of a particular commercial property.

Debt securities are generally unsecured and may also be subordinated to other obligations of the issuer. We may also invest in debt securities that are rated below investment grade. As a result, investments in debt securities are also subject to risks of:

•	limited liquidity in the secondary trading market;

•	substantial market price volatility resulting from changes in prevailing interest rates;

•	subordination to the prior claims of banks and other senior lenders to the issuer;

•	the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest premature redemption proceeds in lower yielding assets;

•	the possibility that earnings of the debt security issuer may be insufficient to meet its debt service; and

•	the declining creditworthiness and potential for insolvency of the issuer of such debt securities during periods of rising interest rates and economic downturn.

These risks may adversely affect the value of outstanding debt securities and the ability of the issuers thereof to repay principal and interest.

Construction loans involve a high risk of loss if a borrower fails to complete the construction of a project or if we are unsuccessful in raising the unfunded portion of the loan.

We may invest in construction loans for healthcare facilities. If we are unsuccessful in raising the unfunded portion of a construction loan, there could be adverse consequences associated with the loan, including a loss of the value in the property securing the loan if the construction is not completed and the borrower is unable to raise funds to complete it from other sources; a borrower claim against us for failure to perform under the loan documents; increased costs to the borrower that the borrower is unable to pay; a bankruptcy filing by the borrower; and abandonment by the borrower of the collateral for the loan. Further, other non-cash flowing assets such as land loans and pre-development loans may fail to qualify for construction financing and may need to be liquidated based on the ‘‘as-is’’ value as opposed to a valuation based on the ability to construct certain real property improvements. The occurrence of such events may have a negative impact on our results of operations. Other loan types may also include unfunded future obligations that could present similar risks.

Delays in obtaining or securing long-term financing will extend our default risk exposure.

We intend to leverage our investments by borrowing. Such borrowings will initially take the form of warehouse facilities, bank credit facilities and repurchase agreements. In the future, we also intend to enter into securitization and other long-term financing transactions and to use the proceeds from such transactions to reduce the outstanding balances under our warehouse facilities, bank credit facilities and repurchase agreements. While we intend to retain the equity component, or below investment grade component, of such securitizations and, therefore, still have exposure to any investments included in such securitizations, our inability to enter into such transactions will increase our overall exposure to risks associated with ownership of such investments, including the risk of default, meaning that lenders retain a general claim against us as an entity. Warehouse facilities, bank credit facilities and repurchase agreements generally include a recourse component. Further, such borrowings may also provide the lender with the ability to make margin calls and may limit the length of time which any given asset may be used as eligible collateral. Our risk in a securitization or other long-term secured financing will generally be limited to the equity or below investment grade component which we retain.

Our investments will be subject to risks particular to real property.

Our loans will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan,

could result in our acquiring ownership of the property. In addition, we may make investments in the direct ownership of real property. Investments in real property or real property-related assets are subject to varying degrees of risk. The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. The rental or other income from these properties may be adversely affected by a number of risks, including:

•	acts of God, including hurricanes, earthquakes, floods and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and real estate conditions (including business layoffs or downsizing, industry slowdowns, changing demographics);

•	an oversupply of (or a reduction in demand for) space in properties in geographic areas where our investments are concentrated and the attractiveness of particular properties to prospective tenants;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws; and

•	costs of remediation and liabilities associated with environmental conditions such as indoor mold; and the potential for uninsured or underinsured property losses.

Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. Adverse changes in these factors may have a material adverse effect on the ability of our borrowers to pay their loans, as well as on the value that we can realize from properties we own or acquire, and may reduce or eliminate our ability to make distributions to stockholders.

The bankruptcy, insolvency or financial deterioration of our facility operators could significantly delay our ability to collect unpaid rents or require us to find new operators.

Our financial position and our ability to make distributions to our stockholders may be adversely affected by financial difficulties experienced by any of our major operators, including bankruptcy, insolvency or a general downturn in the business, or in the event any of our major operators do not renew or extend their relationship with us as their lease terms expire.

The healthcare industry is highly competitive and we expect that it may become more competitive in the future. Our operators are subject to competition from other healthcare providers that provide similar services. The profitability of healthcare facilities depends upon several factors, including the number of physicians using the healthcare facilities or referring patients there, competitive systems of healthcare delivery and the size and composition of the population in the surrounding area. Private, federal and state payment programs and the effect of other laws and regulations may also have a significant influence on the revenues and income of the properties. If our operators are not competitive with other healthcare providers and are unable to generate income, they may be unable to make rent and loan payments to us, which could adversely affect our cash flow and financial performance and condition.

We are exposed to the risk that our operators may not be able to meet their obligations, which may result in their bankruptcy or insolvency. The bankruptcy laws afford certain rights to a party that has filed for bankruptcy or reorganization and the right to terminate an investment, evict an operator, demand immediate repayment and other remedies under our leases and loans may not protect us. An operator in bankruptcy may be able to restrict our ability to collect unpaid rents or interest during the bankruptcy proceeding.

Volatility of values of commercial properties may adversely affect our loans and investments.

Commercial property values and net operating income derived from such properties are subject to volatility and may be affected adversely by a number of factors, including, but not limited to,

national, regional and local economic conditions (which may be affected adversely by industry slowdowns and other factors); changes or continued weakness in specific industry segments; construction quality, age and design; demographics; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). In the event a property’s net operating income decreases, a borrower may have difficulty repaying our loan, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our loans, which could also cause us to suffer losses.

Insurance on the real estate underlying our investments may not cover all losses.

There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors, including terrorism or acts of war, also might make the insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to the affected real property. Any uninsured loss could result in both loss of cash flow from and the asset value of the affected property.

Our due diligence may not reveal all of a borrower’s liabilities and may not reveal other weaknesses in its business.

Before investing in a company or making a loan to a borrower, we will assess the strength and skills of such entity’s management and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we will rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful.

We may invest in the equity securities of CDOs and such investments involve significant risks, including that CDO equity receives distributions from the CDO only if the CDO generates enough income to first pay the holders of its debt securities and its expenses.

We may invest in the equity securities of CDOs. A CDO is a special purpose vehicle that purchases collateral (such as real estate-related investments, bank loans or asset-backed securities) that is expected to generate a stream of interest or other income. The CDO issues various classes of securities that participate in that income stream, typically one or more classes of debt instruments and a class of equity securities. The equity is usually entitled to all of the income generated by the CDO after the CDO pays all of the interest due on the debt securities and its expenses. However, there will be little or no income available to the CDO equity if there are defaults by the obligors under the underlying collateral and those defaults exceed a certain amount. In that event, the value of our investment in the CDOs equity could decrease substantially. In addition, the equity securities of CDOs are generally illiquid, and because they represent a leveraged investment in the CDO’s assets, the value of the equity securities will generally have greater fluctuations than the values of the underlying collateral.

We may enter into warehouse agreements in connection with securitizations and, if the securitization is not consummated, the warehoused collateral may be sold and we must bear any loss resulting from the purchase price of the collateral exceeding the sale price.

In connection with securitizations, we expect we will enter into warehouse agreements with investment banks or other financial institutions, pursuant to which the institution will initially finance the purchase of the collateral that will be transferred to the term securitization. Our Manager will select the collateral. If the securitization transaction is not consummated, the institution could liquidate the warehoused collateral and we would then have to pay any amount by which the original purchase price of the collateral exceeds its sale price, subject to negotiated caps, if any, on our exposure. In addition, regardless of whether the securitization transaction is consummated, if any of the warehoused collateral is sold before the consummation, we will have to bear any resulting loss on the sale. We cannot be certain that we would in fact be able to complete any securitization transaction.

We may not be able to acquire eligible investments for a securitization or other long-term secured financing issuance or may not be able to issue securities on attractive terms, either of which may require us to seek more costly financing for our investments or to liquidate assets.

We intend to acquire debt instruments and finance them on a non-recourse long-term basis, such as through the issuance of securitizations (CDOS or CMBS). During the period that we are acquiring these assets, we intend to finance our purchases through relatively short-term credit facilities. We intend to use short-term warehouse lines of credit to finance the acquisition of instruments until a sufficient quantity is accumulated, at which time we may refinance these lines through a securitization, such as a CDO or CMBS issuance, or other long-term financing. As a result, we are subject to the risk that we will not be able to acquire, during the period that our warehouse facility is available, a sufficient amount of eligible assets to maximize the efficiency of a securitization issuance. In addition, conditions in the capital markets may make the issuance of a securitization less attractive to us when we have accumulated a sufficient pool of collateral. If we are unable to issue a securitization to finance these assets, we may be required to seek other forms of potentially less attractive financing or otherwise to liquidate the assets.

Interest rate fluctuations may adversely affect the value of our assets, net income and common stock.

Interest rates are highly sensitive to many factors beyond our control, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations present a variety of risks, including the risk of a mismatch between asset yields and borrowing rates, variances in the yield curve and fluctuating prepayment rates and may adversely affect our income and value of our common stock.

Prepayment rates can increase, adversely affecting yields.

The value of our assets may be affected by prepayment rates on mortgage loans. Prepayment rates on loans are influenced by changes in current interest rates on adjustable-rate and fixed-rate mortgage loans and a variety of economic, geographic and other factors beyond our control. Consequently, such prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from prepayment or other such risks. In periods of declining interest rates, prepayments on loans generally increase. If general interest rates decline as well, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the assets that were prepaid. In addition, the market value of the assets may, because of the risk of prepayment, benefit less than other fixed income securities from declining interest rates. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments. A portion of our investments require payments of prepayment fees upon prepayment or maturity of the investment. We may not be able to structure future investments that contain similar prepayment penalties. Some of our assets may not have prepayment protection.

The lack of liquidity in our investments may harm our business.

We may, subject to maintaining our REIT qualification and our exemption from regulation under the Investment Company Act, make investments in securities that are not publicly traded. These securities may be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if the need arises.

Our portfolio investments that are ‘‘available for sale’’ will be recorded at fair market value as estimated by our Manager and, as a result, there is uncertainty as to the value of these investments.

The fair market value of the securities and other investments in which we invest that are not publicly traded is not readily determinable. Our Manager will value those investments which are available for sale quarterly at fair market value as determined under policies approved by our board of directors. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our Manager’s determinations of fair market value may differ materially from the values that would have been used had a ready market for these securities existed. The value of our common stock could be adversely affected if our Manager’s determinations regarding the fair market value of these investments are materially higher than the values that we ultimately realize upon their disposal.

We may engage in hedging transactions that may limit our gains or result in losses.

Subject to maintaining our REIT qualification, we may use derivatives to hedge our liabilities and this has certain risks, including:

•	losses on a hedge position may reduce the cash available for distribution to stockholders and such losses may exceed the amount invested in such instruments;

•	counterparties to a hedging arrangement could default on their obligations; and

•	we may have to pay certain costs, such as transaction or brokerage fees.

The REIT rules impose certain restrictions on our ability to utilize hedges, swaps, and other types of derivatives to hedge our liabilities. We expect that our board of directors will adopt a general policy with respect to our use of interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments in order to hedge as much of the interest rate risk as our Manager determines is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may use these hedging instruments in our risk management strategy to limit the effects of changes in interest rates on our operations. A hedge may not be effective in eliminating all of the risks inherent in any particular position. Our profitability may be adversely affected during any period as a result of the use of derivatives.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument lengthens and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased.

In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. It may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

We may enter into derivative contracts that could expose us to contingent liabilities in the future.

Subject to maintaining our qualification as a REIT, part of our investment strategy involves entering into derivative contracts that could require us to fund cash payments in the future under certain circumstances (e.g., the early termination of the derivative agreement caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the derivative contract). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in our financial results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition.

Risks Related to This Offering

We may not raise enough equity in this offering to purchase all of the initial assets and may have to remove a portion of or all of one or more of the initial assets in the portfolio.

If we do not raise the proceeds set forth on the cover page of this preliminary prospectus, we may need to remove a portion of or all of one or more of the initial assets in the portfolio to be purchased by us upon consummation of this offering. See ‘‘Business—Description of Initial Assets.’’ Adjustments to the portfolio could negatively affect our financial results and ability to pay distributions to our stockholders.

There may not be an active market for our common stock, which may cause our common stock to trade at a discount and make it difficult to sell the common stock you purchase.

Prior to this offering, there has been no public market for our common stock. The initial public offering price for our common stock will be determined by negotiations between the underwriters and us. We cannot assure you that the initial public offering price will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that the price of our shares available in the public market will reflect our actual financial performance.

Our common stock has been approved for listing on the NYSE, subject to official notice of issuance, under the symbol ‘‘CRE.’’ Listing on the NYSE will not ensure that an actual market will develop for our common stock. Accordingly, no assurance can be given as to:

•	the likelihood that an actual market for our common stock will develop;

•	the liquidity of any such market;

•	the ability of any holder to sell shares of our common stock; or

•	the prices that may be obtained for our common stock.

The market price and trading volume of our common stock may be volatile following this offering.

Even if an active trading market develops for our common stock after this offering, the market price of our common stock may be highly volatile and be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above the initial public offering price. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results or distributions;

•	changes in our earnings estimates or publication of research reports about us or the real estate or healthcare finance industry;

•	increases in market interest rates that lead purchasers of our shares of common stock to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	actions by institutional stockholders;

•	actions by regulators;

•	speculation in the press or investment community; and

•	general market and economic conditions.

Broad market fluctuations could negatively impact the market price of our common stock.

The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our common stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common stock.

Future sales of shares of our common stock may depress the price of our shares.

We cannot predict the effect, if any, of future sales of our common stock or the availability of shares for future sales on the market price of our common stock. Any sales of a substantial number of our shares in the public market, or the perception that sales might occur, may cause the market price of our shares to decline.

Upon consummation of this offering, we will issue 3,306,250 shares of our common stock to CIT Holding as partial consideration for the initial assets and 1,175,040 shares of our common stock to our Manager under the Manager Equity Plan. In addition, our management agreement provides that our Manager may elect to receive all or a portion of its incentive fee in shares of our common stock and the balance, if any, in cash. We will enter into a registration rights agreement with our Manager and CIT Holding with regard to (i) the shares of common stock issued to CIT Holding as partial consideration for the contribution of the initial assets to us, (ii) shares of common stock granted to our Manager under the Manager Equity Plan and (iii) any shares of common stock which our Manager may receive from us as a part of its incentive fee under our management agreement or otherwise. Pursuant to such registration rights agreement, we will grant to our Manager and CIT Holding demand registration rights to have their shares registered for sale no more than once in any six month period and the right to ‘‘piggy-back’’ their shares in registration statements we might file in connection with any future public offering so long as our Manager is our manager. We cannot predict the effect that any sale of our common stock by our Manager or CIT Holding will have on the market price of our shares.

Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

In the future, we may raise capital through the issuance of debt or equity securities. Upon liquidation, holders of our debt securities and shares of preferred stock, if any, and lenders with respect to other borrowings will be entitled to our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay dividends or make liquidating distributions to the holders of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued pursuant to our incentive plan), or the perception that these sales could occur, could have a material adverse effect on the price of our common stock. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

You should not rely on lock-up agreements in connection with this offering to limit the amount of common stock sold into the market.

We will agree with the underwriters not to offer to sell, contract to sell, or otherwise dispose of, loan, pledge or grant any rights with respect to any shares of our common stock, any options or warrants to purchase any shares of our common stock or any securities convertible into or exercisable for any of our common stock for a period of 180 days after the effective date of the registration statement of which this prospectus forms a part, subject to certain exceptions. Our officers, directors, our Manager and CIT Holding have agreed not to offer, sell, pledge, contract to sell (including any short sale), grant any options to purchase or otherwise dispose of, directly or indirectly or enter into any transaction that is designed to, or could be expected to, result in the disposition of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our common stock owned by these persons prior to this offering or common stock issuable upon exercise of options or warrants held by these persons for a period of 180 days after the effective date of the registration statement of which this prospectus forms a part without the prior written consent of Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

The representative of the underwriters may, at any time, release all or a portion of the securities subject to the foregoing lock-up provisions. There are no present agreements between the underwriters and us or any of our executive officers, directors or stockholders releasing them or us from these lock-up agreements. However, we cannot predict the circumstances or timing under which the representative of the underwriters may waive these restrictions. These sales or a perception that these sales may occur could reduce the market price for our common stock.

We have not established a minimum dividend payment level and we cannot assure you of our ability to pay dividends in the future.

We intend to pay quarterly dividends and to make distributions to our stockholders in amounts such that all or substantially all of our taxable income in each year, subject to certain adjustments, is distributed. We have not established a minimum dividend payment level, and our ability to pay dividends may be adversely affected by the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT qualification and such other factors as our board of directors may deem relevant from time to time. We may not be able to make distributions in the future or we may be required to borrow funds to make distributions. In addition, some of our distributions may include a return of capital. To the extent that we decide to pay dividends in excess of our current and accumulated tax earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes. A return of capital is not taxable, but it has the effect of reducing the basis of a stockholder’s investment in our common stock.

An increase in market interest rates may cause a material decrease in the market price of our common stock.

One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our distribution rate as a percentage of our share price relative to market interest rates. If the market price of our common stock is based primarily on the earnings and return that we derive from our investments and income with respect to our investments and our related distributions to stockholders, and not from the market value of the investments themselves, then interest rate fluctuations and capital market conditions are likely to affect adversely the market price of our common stock. For instance, if market rates rise without an increase in our distribution rate, the market price of our common stock could decrease as potential investors may require a higher distribution yield on our common stock or seek other securities paying higher distributions or interest. In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby reducing cash flow and our ability to service our indebtedness and pay distributions.

Our charter generally does not permit ownership in excess of 9.8% of our common or capital stock and places other limitations on ownership of our stock; accordingly attempts to acquire our common or capital stock in excess of these limits will be ineffective unless an exemption is granted by our board of directors.

To assist us in maintaining our REIT qualification, our charter generally prohibits direct or constructive ownership by any person of more than 9.8% (by value or by number of shares, whichever is more restrictive) of our common or capital stock, unless exempted by our board of directors. In addition, our charter will generally prohibit beneficial or constructive ownership of shares of our capital stock by any person that owns, actually or constructively, an interest in any of our tenants that would cause us to own, actually or constructively, more than a 9.9% interest in any of our tenants. Our board of directors may grant such an exemption, subject to such conditions, representations and undertakings as it may determine in its sole discretion. Our board of directors has granted a limited exemption from the ownership limitation to CIT Holding, our Manager and CIT Group and its affiliates.

Our charter’s constructive ownership rules are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than these percentages of the outstanding stock by an individual or entity could cause that individual or entity to own constructively in excess of these percentages of the outstanding stock and thus be subject to our charter’s ownership limit. Any attempt to own or transfer shares of our common or preferred stock (if and when issued) in excess of the ownership limit without the consent of the board of directors will result in the shares being automatically transferred to a charitable trust or otherwise be void.

Maryland takeover statutes may prevent a change of our control, which could depress our stock price.

Maryland law provides that ‘‘control shares’’ of a corporation acquired in a ‘‘control share acquisition’’ will have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. ‘‘Control shares’’ means voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power. A ‘‘control share acquisition’’ means the acquisition of control shares, subject to certain exceptions.

Under Maryland law, ‘‘business combinations’’ between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which such stockholder became an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.

Our bylaws contain a provision exempting from the control share statute any and all acquisitions by any person of our shares of stock. Our board of directors has adopted a resolution which provides that any business combination between us and any other person is exempted from the provisions of the business combination statute, provided that the business combination is first approved by the board of directors. However, our board of directors may amend or eliminate this provision in our bylaws regarding the control share statute or amend or repeal this resolution regarding the business combination statute. If our board takes such action in the future, the control share and business combination statutes may prevent or discourage others from trying to acquire control of us and increase the difficulty of consummating any offer, including potential acquisitions that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See ‘‘Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws— Business Combinations’’ and ‘‘—Control Share Acquisitions.’’

Risks Related to Our Taxation as a REIT

If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

We intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes. Although we do not intend to request a ruling from the Internal Revenue Service, or the IRS, as to our REIT qualification, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to our qualification as a REIT in connection with this offering of common stock. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP will represent only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us and our Manager, including representations relating to the values of our assets and the sources of our income. The opinion will be expressed as of the date issued and will not cover subsequent periods. Skadden, Arps, Slate, Meagher & Flom LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, and our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, the results of which will not be monitored by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for federal income tax purposes and the tax treatment of participation interests that we hold in mortgage loans and mezzanine loans may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements as described below. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or other issuers will not cause a violation of the REIT requirements.

If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and dividends paid to our stockholders would not be deductible by us in computing our taxable income. Further, if we fail to qualify as a REIT, our taxable mortgage pool securitizations will be treated as separate taxable corporations for U.S. federal income tax purposes that could not be included in any consolidated corporate income tax return. Any resulting corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of, and trading prices for, our common stock. Unless we were entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year in which we failed to qualify as a REIT.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from ‘‘qualified dividends’’ payable to domestic stockholders that are individuals, trusts and estates has been reduced by legislation to 15% through the end of 2010. Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right, the terms of our CDOs or otherwise). If we do not have other funds available in these situations, we could be required to borrow funds on unfavorable terms, sell investments at disadvantageous prices or distribute amounts that would otherwise be invested in future acquisitions to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect the value of our common stock.

The stock ownership limit imposed by the Internal Revenue Code for REITs and our charter may restrict our business combination opportunities.

To qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year after our first year in which we qualify as a REIT. Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary and desirable to preserve our qualification as a REIT. Unless an exemption is granted by our board of directors, no person (as defined to include entities) may own more than 9.8% in value or in number of shares, whichever is more restrictive, of our common or capital stock following the completion of this offering. In addition, our charter will generally prohibit beneficial or constructive ownership of shares of our capital stock by any person that owns, actually or constructively, an interest in any of our tenants that would cause us to own, actually or constructively, more than a 9.9% interest in any of our tenants. Our board of directors may grant an exemption in its sole discretion, subject to such conditions, representations and undertakings as it may determine. Our board of directors has granted a limited exemption from the ownership limitation to CIT Holding, our Manager and CIT Group and its affiliates, but only to the extent that such affiliate’s ownership of our stock could not reasonably be expected to cause us to violate the REIT requirements (in which case such affiliate either would be required to sell some of our stock or would become subject to the excess share provisions of our charter, in each case to the extent necessary to enable us to satisfy the REIT requirements).

These ownership limitations in our charter are common in REIT charters and are intended to assist us in complying with the tax law requirements and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes, including mortgage recording taxes. See ‘‘Federal Income Tax Considerations— Taxation of Care Investment Trust.’’ In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from that dealer property or inventory, we may hold some of our non-healthcare assets through taxable REIT subsidiaries, or TRSs, or other subsidiary corporations that will be subject to corporate-level income tax at regular rates. We will be subject to a 100% penalty tax on certain amounts if the economic arrangements among our tenants, our TRS and us are not comparable to similar arrangements among unrelated parties. Any of these taxes would decrease cash available for distribution to our stockholders.

Complying with REIT requirements with respect to our TRS limits our flexibility in operating or managing certain properties through our TRS.

A TRS may not directly or indirectly operate or manage a healthcare facility. For REIT qualification purposes, the definition of a ‘‘healthcare facility’’ means a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which, immediately before the termination, expiration, default, or breach of the lease of or mortgage secured by such facility, was operated by a provider of such services which was eligible for participation in the Medicare program under Title XVIII of the Social Security Act with respect to such facility. If the IRS were to treat a subsidiary corporation of ours as directly or indirectly operating or managing a healthcare facility, such subsidiary would not qualify as a TRS, which could jeopardize our REIT qualification under the REIT gross asset tests. Although we currently do not plan to operate healthcare facilities, proposed legislation would allow TRSs to operate qualified healthcare properties, provided that such properties are operated by an eligible independent contractor. See ‘‘Federal Income Tax Considerations—Other Tax Considerations—Legislative or Other Actions Affecting REITs.’’ This legislation is merely proposed and has not been enacted, and no assurances can be provided that it will be enacted as currently proposed or at all.

Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we continually must satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. We may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source-of-income, asset-diversification or distribution requirements for qualifying as a REIT. Thus, compliance with the REIT requirements may hinder our ability to make certain attractive investments.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT for federal income tax purposes, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and mortgage backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total securities can be represented by securities of one or more TRSs. See ‘‘Federal Income Tax Considerations—Taxation of Care Investment Trust.’’ If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute ‘‘gross income’’ for purposes of the 95% gross income test, but would generally constitute non-qualifying income for purposes of the 75% gross income test, provided that certain requirements are met. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. See ‘‘Federal Income Tax Considerations—Taxation of Care Investment Trust.’’ As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through one of our domestic TRSs. This could increase the cost of our hedging activities because our domestic TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear.

The ‘‘taxable mortgage pool’’ rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.

Certain of our securitizations could be considered to result in the creation of taxable mortgage pools for federal income tax purposes. As a REIT, provided that we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt ‘‘disqualified organizations,’’ such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, under recently issued IRS guidance, we will incur a corporate-level tax on a portion of our income from the taxable mortgage pool. In that case, we are authorized to reduce and intend to reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax. See ‘‘Federal Income Tax Considerations— Taxation of Care Investment Trust—Taxable Mortgage Pools and Excess Inclusion Income’’ and ‘‘Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Tax—Exempt Stockholders.’’ Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for federal income tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of syndicating and securitizing mortgage loans, that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans that are held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to syndicate, dispose of, or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level and may limit the structures we utilize for our securitization transactions, even though the sales or structures otherwise might be beneficial to us.

We may not be able to find a suitable tenant for our healthcare property, which could reduce our cash flow.

We may not be able to find another qualified tenant for a property if we have to replace a tenant. Accordingly, if we are unable to find a qualified tenant for one or more of our properties, rental payments could cease which could have a significant impact on our operating results and financial condition, in which case we could be required to sell such properties or terminate our qualification as a REIT. While the REIT rules regarding foreclosure property allow us to acquire certain qualified healthcare property pursuant to foreclosure proceedings or as the result of the termination or expiration of a lease (including by reason of default, or the imminence of default, on the lease) of such property and, in connection with such acquisition, to operate a qualified healthcare facility through, and in certain circumstances derive income from, an independent contractor for a period of two years (or, depending on the circumstances of the acquisition of such property, three years or up to six years if extensions are granted), once such period ends, the REIT rules prohibit the direct or indirect operation or management of such facility through our TRS. If the IRS were to treat our TRS as directly or indirectly operating or managing a qualified healthcare facility, such subsidiary would not qualify as a TRS, which could jeopardize our REIT qualification under the REIT gross asset tests.

Our investments in construction loans will require us to make estimates about the fair market value of land improvements that may be challenged by the IRS.

We may invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan. There can be no assurance that the IRS would not challenge our estimate of the loan value of the real property.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code.

Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT.

You should recognize that the present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the federal income tax treatment of an investment in us. The federal income tax rules that affect REITs constantly are under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, which results in statutory changes as well as frequent revisions to regulations and interpretations. Revisions in federal tax laws and interpretations thereof could cause us to change our investments and commitments and affect the tax considerations of an investment in us.

Special Note Regarding Forward-Looking Statements

We make forward looking statements in this prospectus that are subject to risks and uncertainties. These forward looking statements include information about possible or assumed future results of our business and our financial condition, liquidity, results of operations, plans and objectives. They also include, among other things, statements concerning anticipated revenues, income or loss, capital expenditures, dividends, capital structure, or other financial terms, as well as statements regarding subjects that are forward looking by their nature, such as:

•	our business and financing strategy;

•	our ability to obtain future financing arrangements;

•	our ability to acquire investments on attractive terms;

•	our understanding of our competition;

•	our projected operating results;

•	market trends;

•	estimates relating to our future dividends;

•	completion of any pending transactions;

•	projected capital expenditures; and

•	the impact of technology on our operations and business.

The forward looking statements are based on our beliefs, assumptions, and expectations of our future performance, taking into account the information currently available to us. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward looking statements. You should carefully consider this risk when you make a decision concerning an investment in our securities, along with the following factors, among others, that could cause actual results to vary from our forward looking statements:

•	the factors referenced in this prospectus, including those set forth under the section captioned ‘‘Risk Factors’’;

•	general volatility of the securities markets in which we invest and the market price of our common stock;

•	changes in our business or investment strategy;

•	changes in healthcare laws and regulations;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates, the debt securities markets, the general economy or the commercial finance and real estate markets specifically;

•	the degree and nature of our competition;

•	the performance and financial condition of borrowers, operators and corporate customers;

•	increased rates of default and/or decreased recovery rates on our investments;

•	increased prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities;

•	changes in governmental regulations, tax rates and similar matters;

•	legislative and regulatory changes (including changes to laws governing the taxation of REITs or the exemptions from registration as an investment company);

•	availability of investment opportunities in real estate-related and other securities;

•	the adequacy of our cash reserves and working capital; and

•	the timing of cash flows, if any, from our investments.

When we use words such as ‘‘will likely result,’’ ‘‘may,’’ ‘‘shall,’’ ‘‘believe,’’ ‘‘expect,’’ ‘‘anticipate,’’ ‘‘project,’’ ‘‘intend,’’ ‘‘estimate,’’ ‘‘goal,’’ ‘‘objective,’’ or similar expressions, we intend to identify forward looking statements. You should not place undue reliance on these forward looking statements. We are not obligated to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

Use of Proceeds

We estimate that the net proceeds we will receive from the sale of 18,750,000 shares of our common stock in this offering will be approximately $276.7 million (or approximately $318.6 million if the underwriters fully exercise their over-allotment option), in each case assuming an initial public offering price of $16.00 per share, which is the mid-point of the price range set forth on the cover of this prospectus, after deducting underwriting discounts and commissions of approximately $21.0 million (or approximately $24.2 million if the underwriters fully exercise their over-allotment option) and estimated offering expenses of approximately $2.3 million payable by us. A $1.00 increase (decrease) in the assumed initial public offering price of $16.00 per share would increase (decrease) net proceeds to us from this offering by approximately $17.4 million, assuming the number of shares offered by us as set forth on the cover page of this prospectus remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We plan to use approximately $252.3 million of the net proceeds of this offering (based on the mid-point of the price range set forth on the cover page of this prospectus and the value of the initial assets as of March 31, 2007) to fund a portion of the purchase price for the contribution of the initial assets to us, with the remainder of the net proceeds, if any, used for our targeted investments and general corporate purposes. The total fair market value of the initial assets purchased by us may increase between March 31, 2007 and the closing of this offering as a result of accrued interest earned on the initial assets. Accordingly, the cash portion of the consideration that we will pay in exchange for the initial assets would be increased to reflect any increase in the fair market value of the initial assets. In the event that our Manager receives a prepayment of principal on any of the initial assets prior to the closing of this offering, the total fair market value of the initial assets will decrease and the cash portion of the consideration that we will pay in exchange for the initial assets will be decreased to reflect the amount of any such prepayments. Further, to the extent that the shares of common stock are priced above or below $16.00 per share, the mid-point of the price range set forth on the cover page of this prospectus, the cash portion of the consideration that we will pay to CIT Holding in exchange for the initial assets will also be adjusted accordingly. A $1.00 increase in the assumed initial public offering price of $16.00 would decrease the cash portion of the consideration paid by us to CIT Holding by approximately $3.3 million, assuming the number of shares offered by us remains the same. Alternatively, a $1.00 decrease in the assumed initial public offering price of $16.00 would increase the cash portion of the consideration paid by us to CIT Holding by approximately $3.3 million, assuming the number of shares offered by us remains the same.

 Distribution Policy

We intend to make regular quarterly distributions to our stockholders. To qualify as a REIT we must distribute to our stockholders an amount at least equal to:

•	90% of our REIT taxable income, determined before the deduction for dividends paid and excluding any net capital gain (which does not necessarily equal net income as calculated in accordance with GAAP); plus

•	90% of the excess of our taxable income from foreclosure property (as defined in the Internal Revenue Code) over the tax imposed on such income by the Internal Revenue Code; less

•	Any excess non-cash income (as determined under the Internal Revenue Code). See ‘‘Federal Income Tax Considerations.’’

We will be subject to income tax on our taxable income that is not distributed and to an excise tax to the extent that certain percentages of our taxable income are not distributed by specified dates. See ‘‘Federal Income Tax Considerations.’’ Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

Distributions will be authorized by our board of directors and declared by us based upon a number of factors, including actual results of operations, restrictions under Maryland law, the timing of the investment of the net proceeds of this offering, the amount of our funds from operations, our financial condition, capital expenditure requirements, our taxable income, the annual distribution requirements under the REIT provisions of the Internal Revenue Code, our operating expenses and other factors our directors deem relevant. Our ability to make distributions to our stockholders will depend upon the performance of our investment portfolio, and, in turn, upon our Manager’s management of our business. Distributions will be made in cash to the extent that cash is available for distribution.

Distributions to stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of such distributions may be designated by us as long-term capital gain to the extent that such portion is attributable to our sale of capital assets held for more than one year. If we pay distributions in excess of our current and accumulated earnings and profits, such distributions will be a treated as a tax-free return of capital to the extent of each stockholder’s tax basis in our common stock and as capital gain thereafter. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of our distributions, as well as the special rules (including withholding and dividend reduction) applicable to excess inclusion income, see ‘‘Federal Income Tax Considerations—Taxation of Care Investment Trust’’ and ‘‘Federal Income Tax Considerations—Taxation of Stockholders.’’

We may not be able to generate sufficient revenue from operations to pay distributions to our stockholders. In addition, our board of directors may change our distribution policy in the future. See ‘‘Risk Factors.’’

Our charter allows us to issue preferred stock that could have a preference on distributions. We currently have no intention to issue any preferred stock, but if we do, the distribution preference on the preferred stock could limit our ability to make distributions to the holders of our common stock.

To the extent that our cash available for distribution is less than the amount required to be distributed under the REIT provisions of the Internal Revenue Code, we may consider various funding sources to cover any such shortfall, including borrowing under our warehouse facilities, selling certain of our assets or using a portion of the net proceeds we receive in this offering or future offerings. Our distribution policy enables us to review the alternative funding sources available to us from time to time.

 Capitalization

The following table sets forth our capitalization as of March 26, 2007 and is adjusted to give effect to (1) the contribution of the initial assets to us and the issuance of 3,306,250 shares of our common stock to CIT Holding in partial consideration for such contribution and (2) the sale to the public of 18,750,000 shares of our common stock at an assumed initial public offering price of $16.00 per share, which is the mid-point of the price range set forth on the cover of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses. You should read this table together with ‘‘Use of Proceeds,’’ ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and our consolidated financial statements and notes thereto included elsewhere in this prospectus.

	As of March 26, 2007
	Actual	As Adjusted(1)(2)
	($ in thousands)
Stockholders’ equity:
Common Stock, par value $0.001 per share; 1,000 shares authorized, 100 shares issued and outstanding on an actual basis; and 250,000,000 shares authorized and 23,379,723 shares issued and outstanding, on an as adjusted basis(3)	$ *	$23.4
Preferred Stock, par value $0.001 per share; no shares authorized, no shares outstanding on an actual basis; and 100,000,000 shares authorized and no shares outstanding on an as adjusted basis	—	—
Additional paid-in capital	*	329,578.0
Total stockholders’ equity(2)	*	329,601.4
Total capitalization(2)	$ *	$329,601.4

*	Less than $1,000.
(1)	Does not include 881,627 additional shares available for future grants under the equity incentive plans. Also assumes that the underwriters’ option to purchase up to an additional 2,812,500 shares of our common stock to cover over-allotments, if any, is not exercised.
(2)	A $1.00 increase (decrease) in the assumed initial public offering price of $16.00 per share (the mid-point of the price range set forth on the cover page of this prospectus) would increase (decrease) net proceeds to us from this offering by approximately $17.4 million, assuming the number of shares offered by us as set forth on the cover page of this prospectus remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
(3)	The 23,379,723 shares issued and outstanding on an as adjusted basis includes 1,175,040 shares of common stock granted to our Manager pursuant to the Manager Equity Plan and 148,333 shares of restricted stock granted to our officers, two employees of our Manager and our independent directors pursuant to the Equity Plan.

 Selected Financial Information

The following table presents selected financial information as of March 26, 2007, that has been derived from our historical audited financial statements.

The information provided below is only a summary and does not provide all of the information contained in our historical financial statements. It should be read in conjunction with the ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and our historical financial statements, including the related notes, included elsewhere in this prospectus.

As of March 26, 2007
Assets
Cash and cash equivalents	$100
STOCKHOLDER’S EQUITY
Stockholder’s equity	$100

Management’s Discussion and Analysis of
 Financial Condition and Results of Operations

You should read the following discussion in conjunction with the sections of this prospectus entitled ‘‘Risk Factors,’’ ‘‘Special Note Regarding Forward-Looking Statements,’’ ‘‘Selected Financial Information’’ and ‘‘Business’’ and other sections included elsewhere in this prospectus.

Overview

We are a newly-organized, real estate investment and finance company formed principally to invest in healthcare-related commercial mortgage debt and real estate. We plan to provide financing to companies operating a full range of healthcare-related properties, including skilled nursing facilities, hospitals, outpatient centers, surgery centers, senior housing, assisted living facilities, independent living facilities, continuing care retirement communities, medical office buildings, laboratories and other healthcare facilities. We primarily intend to provide mortgage financing secured by these healthcare facilities, including first lien mortgage loans, mezzanine loans, B Notes and construction loans. In addition, we intend to make investments in healthcare real estate assets that are consistent with our investment guidelines, such as acquisitions of healthcare facilities. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes and will elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with our taxable year ending December 31, 2007. We generally will not be subject to federal taxes on our taxable income to the extent that we distribute our taxable income to stockholders and maintain our qualification as a REIT.

We are externally managed and advised by CIT Healthcare LLC, or our Manager, a healthcare finance company offering a full spectrum of financing solutions and related strategic advisory services to companies across the healthcare industry throughout the United States. Our Manager is a subsidiary of CIT Group Inc., or CIT Group, a publicly-traded commercial and consumer finance company providing financing and leasing products and services to clients in a wide variety of industries around the world.

Upon consummation of this offering, our Manager will contribute to CIT Holding, a wholly-owned subsidiary of CIT Group, and CIT Holding will then immediately contribute to us, the initial assets in exchange for approximately $252.3 million in cash from the net proceeds of this offering and 3,306,250 shares of our common stock. The initial assets will consist of healthcare-related real estate assets. The initial assets consist of a representative cross-section of the types of investments in our Manager’s real estate portfolio in terms of yield and asset type and were selected from among the portfolio because we believe they are appropriate investments within our investment guidelines that reflect our needs as a dividend paying company.

Outlook and Market Opportunity

Our business is affected by general U.S. real estate fundamentals and the overall U.S. economic environment. Further, our strategy is influenced by the specific characteristics of the underlying real estate assets that serve as collateral for our investments. We have designed our strategy to be flexible so that we can adjust our investment activities and portfolio weightings given changes in the U.S. commercial real estate capital and property markets and the U.S. economy.

We believe that the commercial real estate business is influenced by a number of general economic and specific real estate factors. Those factors include, among other things, the level and direction of interest rates, capital flows and job growth. We believe most of these are moving in a positive direction. We believe the supply of space is being constrained by a variety of factors, including increased costs of new construction. While interest rates rose in 2005 and through much of 2006, they are still at historically low levels. Although rising interest rates can have a negative effect on the broad economy and the real estate markets, we do not believe that we will experience a sizeable and swift increase in interest rates over the next few years. We note that even though interest rates have increased recently, our view is that the commercial real estate debt market has experienced historically low default rates and we expect this trend to continue and we believe most commercial real estate asset classes should continue to perform well given the current economic environment and general real estate fundamentals.

Capital flows to commercial real estate increased in 2006 and remain strong in 2007. As an asset class, we believe commercial real estate continues to appeal to a broad mix of investors having a diverse set of investment objectives including current yield, capital appreciation and currency valuations. We believe that commercial real estate continues to look attractive to investors on both an absolute basis and relative to alternative investments. The increased capital flows have resulted in increased competition and lower spreads on debt instruments. The capital flows have driven values higher as capitalization rates have declined. These capital flows will likely continue even as interest rates stabilize. Over time, we expect that capitalization rates will likely follow but lag the increase in long-term interest rates. However, the capital flows may dampen the increase in capitalization rates.

The overall success of our business depends on our ability to leverage our investments. We believe the overall low default rate in the commercial real estate sector has resulted in historically low capitalization rates on real estate investments, increasingly low subordination levels and interest rate margins on securitization transactions, both CMBS and CDOs, and, in general, a high degree of liquidity for longer term financing. As long as the economy continues at a moderate level of growth, we anticipate that commercial real estate default levels will remain low, which will help maintain a high level of liquidity in the market and stable and attractive interest rate margins for financing our investments both on a short-term and long-term basis.

We may originate loans for CMBS execution and increased volatility in this sector may negatively impact our business. While we do not currently foresee any apparent reason or factor for an increase in volatility in CMBS, there can be no assurance that we will not encounter such increase in the future. Regardless of whether such increase in volatility is the result of a change in the commercial real estate market or some external factor, increased volatility in CMBS will most likely result in higher interest rate margins for CMBS, as well as potentially higher required subordination levels. Such changes in the CMBS market will most likely also be reflected in the CDO market, thereby potentially increasing our long-term cost of funding and reducing the proceeds of such funding. Commercial real estate CDO investors and CMBS investors typically have similar risk and return profiles with regards to the real estate collateral securing both investments. Therefore, changes in the pricing and value of real estate collateral should have a similar effect on the pricing of both commercial real estate CDOs and CMBS securities. In addition, changes and general market shifts in interest and capitalization rates are likely to affect the valuation of securities of both CDO and CMBS markets. To the extent that CMBS and CDO execution become less attractive, the cost of short-term financing such as warehouse facilities, bank credit facilities and repurchase agreements will likely become more expensive and the overall availability of such financing may decrease.

If such events occur, the negative impact to our business will be mitigated to the extent we are able to pass some or all of these increased costs onto our borrowers in the form of higher spreads and originations fees. Recently, borrowers have been the primary beneficiaries of low default rates, stable security pricing and high liquidity in the form of spread compression on their mortgage loan borrowings. To the extent the current market environment changes, we expect that interest rate margins on mortgage loans will widen to reflect such changes.

Further, we believe that the combined expertise and experience of our senior management and our Manager will allow us to foresee potential increases in our funding costs and to adjust our mortgage loan pricing accordingly. In addition, by securitizing or entering into other long-term financing transactions on a regular basis, we will minimize our exposure to fluctuations in short-term borrowing costs.

We are particularly affected by changes in the healthcare industry. Healthcare represents the single largest industry in the United States, accounting for approximately 16.5% of U.S. gross domestic product, and has been growing at a rate faster than the overall economy. Since the 1960s, healthcare spending in the United States has grown at an average rate of 10% a year, according to Centers for

Medicare and Medicaid Services (CMS), with total U.S. healthcare expenditures projected to increase from $2.17 trillion in 2006 to $2.88 trillion in 2010.

Medicare, the U.S. federal government’s health care program for Americans 65 years or older, provided coverage to 42.9 million seniors in 2006. By 2030, the number of people covered will increase to 78.3 million due to the large number of people entering retirement age. Medicare expenditures totaled about $396.9 billion in 2006 and are expected to grow to $455.0 billion in 2007. Medicaid, the U.S. federal government’s healthcare program for certain groups of seniors in nursing homes as well as low-income and disabled persons, incurred expenditures totaling $192.3 billion in 2006. Together, costs for Medicare and Medicaid totaled $589.2 billion in 2006, representing about 20% of the entire 2006 federal budget of approximately $2.7 trillion.

The delivery of healthcare services requires real estate and, consequently, healthcare providers to depend on real estate to maintain and grow their businesses. The healthcare real estate market opportunity is growing in part as a result of an aging population that is driving the demand for healthcare services. Senior citizens are the largest consumers of healthcare services. According to CMS, on a per capita basis, the 75 years and older segment of the population spends 75% more on healthcare than the 65 to 74-year-old segment and nearly 300% more than the population average. The increase in healthcare spending by the U.S. federal government will largely be due to the growing number of elderly who will be eligible for Medicare.

To satisfy this growing demand for healthcare services, a significant amount of new construction of healthcare facilities has been undertaken, and we expect significant construction of additional healthcare facilities in the future. Much of the new construction will be for the types of facilities that we intend to target.

We believe healthcare deal activity likely will continue to remain strong as the healthcare real estate sector becomes more institutionalized. The volume of acquisitions in 2006 was approximately $22.0 billion, more than triple the 2005 total of approximately $6.5 billion. In addition, public healthcare REITs own just 2% of the $750.0 billion healthcare property market, which we believe provides significant penetration opportunities.

We anticipate overall healthcare real estate fundamentals to remain strong, supported by the following factors:

•	generally strong fundamentals at the operator level;

•	recently passed legislation favorable to healthcare operators; and

•	continued strong capital flows into healthcare real estate, which should result in continued strength in acquisitions, and potentially lower capitalization rates for certain healthcare property types.

We believe healthcare service providers are generally in better financial condition today than in the past few years, as evidenced by stronger balance sheets and lower debt levels. Legislation supportive of Medicare, including the Balanced Budget Refinement Act (BBRA) of 1999 and the Benefits Improvement and Protection Act (BIPA) of 2000, have increased Medicare payments to service operators after the Balanced Budget Act (BBA) of 1997 reduced Medicare payments significantly more than the U.S. government expected.

We intend to rely on the expertise of our senior management and our Manager to identify and source opportunities in the healthcare real estate market and to determine the financing products that best meet the needs of our clients and offer to them appropriate financing solutions.

Critical Accounting Policies

Our most critical accounting policies relate to acquisition of investments, related party transactions, loan loss reserves, investment consolidation, revenue recognition, securities valuation, derivative accounting and income taxes. Each of these items involves estimates that will require management to make judgments that are subjective in nature. We will rely on our Manager and its affiliates’ experience and analysis of historical and current market data in order to arrive at what we believe to be reasonable estimates. Under different conditions, we could report materially different amounts using these critical accounting policies.

Loan Impairment

We will evaluate the collectibility of loans and other amounts receivable from third parties based on a number of factors, including (i) corporate and facility-level financial and operations reports, (ii) compliance with the financial covenants set forth in the borrowing or lease agreement, (iii) the financial stability of the applicable borrower or tenant and any guarantor and (iv) the payment history of the borrower or tenant. Our level of reserves, if any, for loans and other amounts receivable from third parties will fluctuate depending upon all of the factors previously mentioned.

When our management identifies potential loan impairment indicators, such as non-payment under the loan documents, impairment of the underlying collateral, financial difficulty of the operator or other circumstances that may impair our loan, and our management believes these indicators are permanent, then the loan will be written down to the present value of the expected future cash flows. In cases where expected future cash flows cannot be estimated, the loan will be written down to the fair value of the collateral. The fair value of the loan will be determined by market research, which includes valuing the property as other alternative uses.

Loans and Investments

Statement of Financial Accounting Standards No. 115 requires that at the time of purchase, we designate a debt security as held to maturity, available for sale, or trading depending on our ability and intent. Securities classified as trading and available for sale will be reported at fair value, while securities and investments held to maturity will be reported at amortized cost. We do not have any securities at this time.

Loans held for investment are intended to be held to maturity and, accordingly, will be carried at cost, net of unamortized loan origination costs and fees, unless such loan or investment is deemed to be impaired. We intend to invest in preferred equity interests that allow us to participate in a percentage of the underlying property’s cash flows from operations and proceeds from a sale or refinancing. This could potentially lead us to account for the investment as a joint venture.

Loans and investments, including real estate, will be tested for recoverability whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. An impairment loss will be recognized if the carrying amount of an asset is not recoverable and exceeds its fair value. Impairment of assets is determined by comparing the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If an asset is determined to be impaired, the impairment is the amount by which the carrying amount of the asset exceeds the fair value of the asset. Relevant and available market data (including comparable third party sales for similar assets, appraisals, and other marketplace information) is considered, both in determining undiscounted future cash flows when testing for the existence of impairment and in determining estimated fair value in measuring impairment. The fair value of the investment is determined by (i) for operating properties, an evaluation of operating cash flow from the property during the projected holding period, and estimated sales value computed by applying an expected capitalization rate to the stabilized net operating income of the specific property, less selling costs or (ii) for other investments, the projected sales price for the underlying collateral. If upon completion of the valuation, the fair value of the impaired investment is less than the net carrying value of the investment an impairment charge will be taken.

Rental Income

Rental income from tenants will be recognized in accordance with GAAP, including SEC Staff Accounting Bulletin No. 104, Revenue Recognition, or SAB 104. For leases with minimum scheduled rent increases, we will recognize income on a straight-line basis over the lease term when collectibility is reasonably assured. Recognizing rental income on a straight-line basis for leases results in recognized revenue exceeding amounts contractually due from tenants. In the event we determine that collectibility of straight-line rents is not reasonably assured, we will limit future recognition to amounts contractually owed, and, where appropriate, we will establish an allowance for estimated losses. Certain leases provide for additional rents based upon a percentage of the facility’s revenue in excess of specified base periods or other thresholds. Such revenue is deferred until the related thresholds are achieved.

Real estate, consisting of land, buildings, and improvements, is recorded at cost. We will allocate the cost of the acquisition to the acquired tangible and identified intangible assets and liabilities, primarily lease related intangibles, based on their estimated fair values in accordance with Statement of Financial Accounting Standards, or SFAS, No. 141, Business Combinations.

We will assess fair value based on estimated cash flow projections that utilize appropriate discount and/or capitalization rates, third-party appraisals, and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant.

Evaluation of Liquidity

We will monitor the liquidity and creditworthiness of our tenants and borrowers on an ongoing basis. This evaluation considers industry and economic conditions, property performance, security deposits and guarantees, and other matters. We will establish provisions and maintain an allowance for estimated losses resulting from the possible inability of our tenants and borrowers to make payments sufficient to recover recognized assets. For straight-line rent amounts, our assessment will be based on income recoverable over the term of the lease.

Revenue Recognition

Interest income will be recognized on the accrual basis as it is earned from loans, investments and available-for-sale securities. In many instances, the borrower may pay an additional amount of interest at the time the loan is closed, an origination fee, and deferred interest upon maturity. In some cases interest income may also include the amortization or accretion of premiums and discounts arising at the purchase or origination. This additional income, net of any direct loan origination costs incurred, will be deferred and accreted into interest income on an effective yield or ‘‘interest’’ method adjusted for actual prepayment activity over the life of the related loan or available-for-sale security as a yield adjustment. Income recognition will be suspended for loans when in the opinion of management a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the loan becomes contractually current and performance is demonstrated to be resumed. Interest income is recorded when earned from equity participation interests, referred to as equity kickers. These equity kickers, which may take many forms, including participating debt or incremental interest upon the repayment of the credit facility, have the potential to generate additional revenues to us as a result of excess cash flows being distributed and/or as appreciated properties are sold or refinanced.

Reserve for Possible Credit Losses

We will periodically evaluate each of our loans for possible impairment. Loans and other investments will be considered impaired, for financial reporting purposes, when it is deemed probable that we will be unable to collect all amounts due according to the contractual terms of the original agreement, or, for loans acquired at a discount for credit quality when it is deemed probable that we will be unable to collect as anticipated. Significant judgment will be required both in determining impairment and in estimating the resulting loss allowance. Changes in market conditions, as well as changes in the assumption or methodology used to determine fair value, could result in a significant change in the recorded amount in our investment.

Manager Compensation

The management agreement provides for the payment of a base management fee to our Manager and an incentive fee if our financial performance exceeds certain benchmarks. The base management fee and the incentive fee are accrued and expensed during the period for which they are calculated and earned. For a more detailed discussion on the fees payable under the management agreement, see ‘‘Our Manager and Management Agreement—Our Management Agreement.’’

Derivatives and Hedging Activities

We will account for derivative financial instruments in accordance with SFAS No. 133, ‘‘Accounting for Derivative Instruments and Hedging Activities’’ as amended and interpreted. SFAS 133 requires an entity to recognize all derivatives as either assets or liabilities in the consolidated balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders’ equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.

In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk on our liabilities. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the hedging criteria is marked-to-market with the changes in value included in net income. Derivatives are used for hedging purposes rather than speculation.

Variable Interest Entities

Financial Accounting Standards Board, or FASB, Interpretation No. 46R, ‘‘Consolidation of Variable Interest Entities as revised,’’ or FIN 46R, requires a variable interest entity, or VIE, to be consolidated by its primary beneficiary, or PB. The PB is the party that absorbs a majority of the VIE’s anticipated losses and/or a majority of the expected returns. To the extent that it is determined under this test that we are the primary beneficiary of a VIE, such entity will be consolidated.

Income Taxes

We will operate in a manner that we believe will allow us to be taxed as a REIT and, as a result, we do not expect to pay substantial corporate-level income taxes. Many of the requirements for REIT qualification, however, are highly technical and complex. If we were to fail to meet these requirements and do not qualify for certain statutory relief provisions, we would be subject to federal income tax, which could have a material adverse impact on our results of operations and amounts available for distributions to our stockholders.

Results of Operations

As of the date of this prospectus, we have not commenced operations.

Liquidity and Capital Resources

Overview

Liquidity is a measurement of our ability to meet potential cash requirements, including ongoing commitments to pay dividends, fund loans and investments and other general business needs. Our primary sources of funds for liquidity will consist of the net proceeds from this offering, net cash provided by operating activities, cash from our expected warehouse credit facility and other financing arrangements and future issuances of common equity, preferred equity, convertible securities, trust preferred and/or debt securities.

In the future, we intend to finance our acquisition of investments primarily by borrowing against or ‘‘leveraging’’ our existing portfolio and using the proceeds to acquire additional commercial mortgage assets or other investments. It is anticipated that such financing will include warehouse lines of credit and repurchase agreements, as well as, securitizations and other long-term financing structures. By utilizing a securitization or other long-term financing structure, we will be able to obtain permanent financing on our investments at advantageous terms. Proceeds of each CDO will be used to reduce amounts outstanding under existing warehouse facilities which will then be available to provide financing for additional investments.

We believe these identified sources of funds will be adequate for purposes of meeting our short-term (within one year) liquidity and long-term liquidity needs. Our short-term and long-term liquidity needs include funding future investments, funding operating costs, funding loan commitments and funding distributions to our stockholders. Our ability to meet our long-term liquidity and capital resource requirements may be subject to additional financing. If we are unable to obtain or renew our sources of financing on favorable terms if at all, it may have an adverse effect on our business and results of operations. We do not receive credit or other financial support from CIT Group.

To maintain our qualification as a REIT, we must distribute annually at least 90% of our taxable income. These distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for operations. However, we believe that our significant capital resources and access to financing will provide us with financial flexibility and market responsiveness at levels sufficient to meet current and anticipated capital requirements, including expected new lending and investment opportunities.

Warehouse Lines

We are currently negotiating a warehouse facility with Column Financial Inc., an affiliate of Credit Suisse Securities, LLC, an affiliate of one of our underwriters, which we expect to be in place shortly after consummation of this offering. We are also currently negotiating a warehouse facility with UBS Real Estate Securities Inc., an affiliate of one of our underwriters, which we expect to be in place soon after consummation of this offering. There is no assurance, however, that we will be able to close these facilities on terms favorable to us, if at all.

Contractual Obligations

As of March 31, 2007, we had no contractual obligations.

Off-Balance Sheet Arrangements

As of March 31, 2007, we had no off-balance sheet arrangements.

Dividends

To qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular quarterly dividends to our stockholders. Before we pay any dividend, whether for U.S. federal income tax purposes or otherwise, which would only be paid out of available cash to the extent permitted under our secured credit facilities, we must first meet both our operating requirements and scheduled debt service on our warehouse lines and other debt payable.

Related Party Transactions

Contribution Agreement

We and CIT Holding will enter into a contribution agreement pursuant to which CIT Holding will contribute the initial assets to us and we will issue to CIT Holding 3,306,250 shares of our common stock and pay to CIT Holding approximately $252.3 million from the net proceeds of this offering. Immediately prior to this contribution, our Manager will transfer the initial assets to CIT Holding and CIT Holding will immediately contribute the assets to us pursuant to the contribution agreement.

Our Manager determined that the fair market value of the assets to be contributed was approximately $305.2 million as of March 31, 2007. Such assets will be recorded at fair market value on the date of contribution. Such calculation will be performed on an asset by asset basis.

Management Agreement

We and our Manager will enter into a management agreement pursuant to which our Manager will manage our day-to-day activities. Pursuant to the management agreement, we will pay our Manager a monthly base management fee and a quarterly incentive fee and will reimburse our Manager for certain expenses.

Base Management Fee.    We will pay our Manager a base management fee monthly in arrears in an amount equal to 1/12 of 1.75% of our equity (as defined in the management agreement). For purposes of calculating the base management fee, our equity equals the month-end value, computed in accordance with GAAP, of our stockholders’ equity, adjusted to exclude the effect of any unrealized gains, losses or other items that do not affect realized net income. Our Manager will use the proceeds from its management fee in part to pay compensation to its officers and employees provided to us who, notwithstanding that certain of them also are our officers, will receive no cash compensation directly from us.

Incentive Fee.    Our Manager will be entitled to receive a quarterly incentive fee pursuant to the terms of the management agreement. The purpose of the incentive fee is to provide an additional incentive for our Manager to achieve targeted levels of funds from operations (as defined in the management agreement) and net capital gains and to increase our stockholder value. The incentive fee will be calculated and payable quarterly in arrears in an amount equal to the product of: (i) 25% of the dollar amount by which (a) our funds from operations (after the base management fee and before the incentive fee) (as defined in the management agreement) per share of our common stock for such quarter (based on the weighted average number of shares outstanding for such quarter), plus the amount by which any capital gains realized during the quarter exceed any capital losses realized during the quarter, exceed (b) an amount equal to (A) the weighted average price per share of our common stock issued in all our offerings (including this offering), in each case at the time of issuance thereof, multiplied by (B) the greater of (1) 2.25% and (2) 0.75% plus one-fourth of the 10-year U.S. treasury rate (as defined in the management agreement) for such quarter, multiplied by (ii) the weighted average number of shares of our common stock outstanding during such quarter.

Reimbursement of Expenses.    We pay all our operating expenses, except those specifically required to be borne by our Manager under the management agreement. Our Manager is responsible for employment expenses of our Manager’s employees, including our officers and any directors who are also employees of our Manager. The costs and expenses required to be paid by us include, but are not limited to transaction costs incident to the acquisition, disposition and financing of our investments; legal, auditing, accounting, consulting and administrative fees and expenses; the compensation and expenses of our directors (excluding those directors who are officers or employees of our Manager) and the cost of liability insurance to indemnify our directors and officers; the costs associated with our establishment and maintenance of any credit facilities and other indebtedness (including commitment fees, accounting fees, legal fees, closing costs and similar expenses); expenses associated with capital raising, including this offering and other securities offerings by us; expenses relating to the payment of dividends; costs incurred by our directors and officers and employees of our Manager for travel on our behalf; expenses incurred in connection with special servicing; expenses connected with communications to holders of our securities and in complying with the continuous reporting and other requirements of the SEC and other governmental bodies; transfer agent and exchange listing fees; the costs of printing and mailing proxies and reports to our stockholders; costs associated with any computer software, hardware or information technology services that are used primarily for us; the costs and expenses incurred with respect to market information systems and publications, research publications and materials relating solely to us; settlement, clearing, and custodial fees and expenses relating to us; the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency (as such costs relate to us), all taxes and license fees and all insurance costs incurred on behalf of us; and our pro rata portion of rent

(including disaster recovery facility costs and expenses), telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

Termination Fee.    If we elect to not renew the management agreement upon expiration of its initial term or any renewal term, we will be required to pay our Manager a termination fee. See ‘‘Our Manager and Management Agreement—Our Management Agreement—Term and Termination Rights.’’

For a more detailed discussion of the terms and commitments of the management agreement, see ‘‘Our Manager and Management Agreement—Our Management Agreement.’’

Registration Rights Agreement

We, our Manager and CIT Holding will enter into a registration rights agreement with regard to (i) the shares of common stock issued upon the consummation of this offering to CIT Holding as partial consideration for the contribution of the initial assets to us, (ii) shares of common stock granted to our Manager under the Manager Equity Plan and (iii) any shares of common stock which our Manager may receive from us as a part of its incentive fee under our management agreement or otherwise. Pursuant to such registration rights agreement, we will grant to our Manager and CIT Holding demand registration rights to have their shares registered for sale no more than once in any six month period and the right to ‘‘piggy-back’’ their shares in registration statements we might file in connection with any future public offering so long as our Manager is our manager. Notwithstanding the foregoing, any registration will be subject to cutback provisions and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as ‘‘blackout periods.’’

Quantitative and Qualitative Disclosures About Market Risk

Market Risk

Market risk is the exposure to loss resulting from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and real estate values. The primary market risks that we will be exposed to are real estate risk, interest rate risk, market value risk and prepayment risk.

Real Estate Risk

Commercial property values and net operating income derived from such properties are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). In the event net operating income decreases, a borrower may have difficulty repaying our loans, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our loans, which could also cause us to suffer losses. Even when the net operating income is sufficient to cover the related property’s debt service, there can be no assurance that this will continue to be the case in the future.

Interest Rate Risk

Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control.

Our operating results will depend in large part on differences between the income from our loans and our borrowing costs. Most of our loans and borrowings will be variable-rate instruments, based on

LIBOR. The objective of this strategy is to minimize the impact of interest rate changes on our net interest income. In addition, we will have various fixed rate loans in our portfolio, which will be financed with variable rate LIBOR borrowings.

In the event of a significant rising interest rate environment and/or economic downturn, defaults could increase and result in credit losses to us, which could adversely affect our liquidity and operating results. Further, such delinquencies or defaults could have an adverse effect on the spread between interest-earning assets and interest-bearing liabilities.

Most warehouse facilities, bank credit facilities and repurchase agreements provide financing based on a floating rate of interest calculated on a fixed spread over LIBOR as determined by the underlying asset. Most of the initial assets are LIBOR-based floating rate loans and will initially be funded from the net proceeds of this offering. New originations of floating rate loans are also expected to be LIBOR-based. Accordingly, our floating interest rate portfolio will be match-funded utilizing our expected sources of short-term financing as well as any CDO financing which we expect will be on a floating rate basis.

As we originate fixed rate investments for our portfolio, we will enter into appropriate interest hedging transactions. Such transactions may involve one or more hedging instruments, including the cash market, swaps, caps, futures, or other derivative transactions. It is not our intention to use hedging instruments to profit from future interest rate fluctuations, but rather to hedge our short-term and long-term interest rate risk.

Since we generally will retain the equity or the below investment grade portion of any securitization which we enter into, we expect that we will need to maintain the appropriate interest rate hedge on any fixed interest rate investment we include in a securitization as we anticipate that our securitization financings will typically be floating rate. Securitization financing generally provides greater total proceeds at a lower average cost of funds relative to short-term financing vehicles, such as warehouse facilities, bank credit facilities and repurchase agreements. In addition, securitization financing will allow us to receive the benefits of these attractive terms for an extended period of time in contrast to such short-term financing options. Finally, all of our loans, including both floating and fixed rate loans, may have maturity dates that exceed the maturity date of any short-term financing that we may have in place. We anticipate that securitization financing will extend beyond the maturity dates of the investments included in the securitization and will eliminate margin calls and restrictions on the period for which an investment remains eligible for financing that are generally required by providers of short-term financing.

Market Value Risk

Our available-for-sale securities will be reflected at their estimated fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income pursuant to SFAS No. 115 ‘‘Accounting for Certain Investments in Debt and Equity Securities.’’ The estimated fair value of these securities fluctuate primarily due to changes in interest rates and other factors. Generally, all other factors being equal, in a rising interest rate environment, the estimated fair value of these securities would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these securities would be expected to increase.

Prepayment Risk

As we receive repayments of principal on these investments, premiums paid on such investments will be amortized against interest income using the effective yield method through the expected maturity dates of the investments. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the investments. Conversely discounts received on such investments are accreted into interest income using the effective yield method through the expected maturity dates of the investments. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the investments.

Inflation

Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence our performance more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Further, our financial statements are prepared in accordance with GAAP and our distributions are determined by our board of directors based primarily by our net income as calculated for tax purposes, in each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without directly considering inflation.

 Business

Our Company

We are a newly-organized, real estate investment and finance company formed principally to invest in healthcare-related commercial mortgage debt and real estate. We were organized as a Maryland corporation in March 2007. We plan to provide financing to companies operating a full range of healthcare-related facilities, including skilled nursing facilities, hospitals, outpatient centers, surgery centers, senior housing, assisted living facilities, independent living facilities, continuing care retirement communities, medical office buildings, laboratories and other healthcare facilities. We primarily intend to provide mortgage financing secured by healthcare facilities, including first lien mortgage loans, mezzanine loans, B Notes and construction loans. In addition, we intend to make investments in healthcare real estate assets that are consistent with our investment guidelines, such as acquisitions of healthcare facilities.

We intend to capitalize on the expertise of our external manager, CIT Healthcare LLC, which we refer to as our Manager, a wholly-owned subsidiary of CIT Group Inc., which we refer to as CIT Group. CIT Group formed our Manager in December 2004. We believe that our Manager’s experience and reputation in the healthcare finance industry, market knowledge and relationships with companies in the healthcare industry will benefit us by enabling our Manager to originate, manage and create value from attractive investment opportunities for us. While many of our competitors rely on financial institutions or other third party originators to provide them with investment opportunities, we believe that one of our business strengths will be our access to investment opportunities originated directly by our Manager. Our Manager also has business relationships with many financial institutions and may originate investment opportunities for us through these firms as well. We are currently the only company for which our Manager provides management services.

Our objective is to provide attractive total returns to our stockholders by maximizing the difference between the yield on our investments and the cost of financing these investments. We expect this strategy to generate cash available for distribution to our stockholders and to facilitate capital appreciation.

We were formed to leverage our Manager’s expertise and relationships in the healthcare marketplace. Our Manager’s origination capabilities extend into areas not traditionally served by CIT Group and generate opportunities that, though attractive, are not ideal fits with CIT Group’s business model. We intend to capitalize on those strengths and access the full range of investment opportunities that our Manager originates. Our formation fits within CIT Group’s strategy of diversifying and growing revenue streams through pursuing opportunities to build upon CIT Group’s platforms by originating, distributing and managing assets for third-party investors. We are structured as an externally managed company to optimize the benefits of our association with our Manager and to provide our stockholders with the benefits of CIT Group’s infrastructure immediately and on a more efficient basis than if we were internally managed. As one of CIT Group’s subsidiaries, our Manager will not have a separate services agreement with CIT Group but will have complete access to CIT Group’s infrastructure.

We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes and will elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with our taxable year ending December 31, 2007. We generally will not be subject to federal taxes on our taxable income to the extent that we distribute our taxable income to stockholders and maintain our qualification as a REIT.

Our Manager

CIT Healthcare

Our Manager is a healthcare finance company that offers a full spectrum of financing solutions and related strategic advisory services to companies across the healthcare industry throughout the United States. We believe that our Manager effectively leverages its extensive knowledge and understanding of the healthcare industry through its client-centric and industry-focused model. Our Manager meets the diverse commercial financing needs of U.S. healthcare providers, including hospitals and health systems, outpatient centers, skilled nursing facilities, assisted living facilities, physician practices, home care and hospice companies, ambulatory surgery centers, pharmaceutical and medical technology companies, long-term care facilities, and vendors serving healthcare providers. Our Manager’s leadership team has extensive experience in addressing the capital requirements and advisory service needs of the healthcare marketplace, allowing it to offer a full suite of customized, flexible healthcare financing solutions and services.

As of the date of this prospectus, our Manager employed approximately 120 professionals with substantial experience and expertise in origination, underwriting, structuring, portfolio management, servicing, securitization, syndication and secondary market transactions. Of these professionals, our Manager has 44 employees originating and sourcing investment opportunities. We believe our Manager is one of the leading healthcare financiers in the country. During 2006, our Manager evaluated approximately $23.8 billion of transactions for its own account, closed approximately $2.7 billion of commitments and funded approximately $2.2 billion of healthcare loans in the United States. As of March 31, 2007, our Manager owned assets of approximately $2.4 billion.

CIT Group

CIT Group (NYSE: CIT) is a commercial and consumer finance company providing financing and leasing products and services to clients in a wide variety of industries around the world. Founded in 1908, CIT Group has a premium brand focused on providing clients with customized financial solutions based on a combination of financial, intellectual and relationship capital. CIT Group sources transactions through direct marketing efforts to borrowers, lessees, manufacturers, vendors, distributors and to end-users through referral sources and other intermediaries. As of March 31, 2007, CIT Group managed assets of $79.7 billion comprised of an owned loan and lease portfolio of $73.4 billion and a securitized portfolio of $6.3 billion. CIT Group also serviced over $3.0 billion of third-party assets under fee-based contracts as of March 31, 2007. CIT Group employed approximately 7,500 people as of March 31, 2007.

Operations

The following chart shows our Manager’s internal organization:

We believe our relationship with our Manager and our ability to capitalize on its reputation, relationships, market knowledge, infrastructure and expertise will provide us with substantial benefits in sourcing, underwriting and evaluating investments, executing such investments quickly and effectively, and managing our assets. Under our management agreement, our Manager will be responsible for administering our business activities and day-to-day operations, including sourcing originations, providing underwriting services and processing approvals for all loans and other investments in our portfolio and activities related to real estate acquisition investments in our portfolio. We will have an investment committee that will review all loans, real estate and other investments to determine whether they meet our investment guidelines and conflicts of interest policy and are otherwise appropriate for our portfolio. In addition, there will be an ‘‘independent investment advisor’’ that will attend or otherwise participate in meetings of our investment committee. The independent investment advisor will be retained by our board of directors (and approved by a majority of our independent directors), and will have the authority to bring to our nominating, corporate governance and investment oversight committee for its review and, if appropriate, approval, any investment committee decision that the independent investment advisor determines, in its sole discretion, should be reviewed, including, without limitation, any investment decision that (i) contravenes our investment guidelines or (ii) presents an actual or apparent conflict of interest between our Manager, or any of its affiliates, and us. Such independent investment advisor will be unaffiliated with our Manager and CIT Group and will be compensated by us. Our Manager will also provide certain administrative and servicing functions with respect to our loans, real estate and other investments. We may elect to outsource to third parties certain operational and property management functions relating to our real estate. We believe that we will be able to capitalize on our Manager’s well established operations and services in each of these areas as described below.

Origination

Our investments will be direct asset originations generally sourced by our Manager. Since our investments will be generally sourced and originated by our Manager, we have developed a conflicts of interest policy with our Manager in an effort to address conflicts with respect to the origination of investments and the allocation of investment opportunities, the terms of investments purchased from our Manager, the terms upon which we make certain co-investments with our Manager and the servicing of defaulted or distressed assets. This conflicts of interest policy gives us a right of first refusal on certain investment opportunities originated by our Manager, directly or in the secondary market, and provides specific guidelines with respect to the terms of co-investments, participations and distressed assets. For a description of these conflicts of interest policies, see ‘‘Our Manager and Management Agreement—Conflicts of Interest Policies.’’

With 44 employees engaged in the origination process, our Manager solicits healthcare institutions throughout the United States. We believe that each originator is a well versed financier, able to determine which financing products best meet the needs of the client and then offer to them appropriate financing solutions. Additionally, as our Manager services the loans that it directly originates, it consistently monitors its loan portfolio in order to generate new originations from existing assets. We intend to capitalize on our Manager’s established platform, reputation, market knowledge and relationships in the healthcare finance industry to develop and maintain our investment portfolio. During 2006, our Manager evaluated approximately $23.8 billion of transactions and originated approximately $2.2 billion of healthcare loans in the United States.

Underwriting

Each of our Manager’s originators will work in conjunction with a team of our Manager’s underwriters. Upon receipt of each new deal submission, an underwriter will analyze it in accordance with our Manager’s underwriting investment criteria, which includes, but is not limited to, review of collateral quality including age, location and experience of the management team operating the real estate, analysis of the property cash flow considering occupancy rates, appropriate reserves and management fee percentages. Additional criteria utilized to ensure the creditworthiness of borrowers and lessees include consideration of debt service coverage ratios and loan to value percentages. These underwriters will perform underwriting due diligence on all proposed transactions prior to investment approval and commitment. We believe that the involvement of our Manager’s closely integrated origination and transaction management groups, coupled with our ability to utilize the knowledge and expertise of its servicing and portfolio management group in the underwriting, structuring and servicing of our loans, its credit expertise across asset classes and its extensive due diligence process, will significantly enhance the credit quality and performance of our investments.

Key factors considered in credit decisions will include debt service coverage, loan-to-value, debt yield, cash equity remaining in the deal or level of cash out to the borrower, competitive set relative performance, and historical and projected operating performance. Consideration will also be given to other factors such as additional forms of collateral, borrower concentration, property concentration (both by type and location), identification of repayment strategy and expected changes in market conditions.

Investment Approval Process

A proposed loan or investment for us will be analyzed and a written credit memorandum or analysis will be prepared. The memorandum will include a description of the prospective borrower or lessee and any guarantors, the collateral and the proposed use of investment proceeds, comparable properties, consolidated financial statements for the property and borrower or lessee and an analysis and a summary of key factors. In addition, the presentation will provide an analysis of borrower or lessee liquidity, net worth, cash investment, income and operating history and projections. The written credit memorandum or analysis will be presented for approval to our investment committee, which will initially consist of our Manager’s president, who is also one of our directors, and our chief executive officer, chief financial officer and chief investment officer. All transactions require the approval of a majority of the members of our investment committee.

The investment committee will be made up of employees of our Manager, but its activities and investment criteria will be established and overseen by an independent committee of our board of directors. In addition, there will be an ‘‘independent investment advisor’’ that will attend or otherwise participate in meetings of our investment committee. The independent investment advisor will be retained by our board of directors (and approved by a majority of our independent directors), and will have the authority to bring to our nominating, corporate governance and investment oversight committee for its review and, if appropriate, approval, any investment committee decision that the independent investment advisor determines, in its sole discretion, should be reviewed, including, without limitation, any investment decision that (i) contravenes our investment guidelines or (ii) presents an actual or apparent conflict of interest between our Manager, or any of its affiliates, and us. Such independent investment advisor will be unaffiliated with our Manager and CIT Group and will be compensated by us.

Servicing and Portfolio Management

We believe that effective loan management is essential to maximizing the performance and value of a commercial real estate or commercial mortgage investment. Expertise in servicing and portfolio management is one of the many benefits which we expect our Manager will provide to us.

Servicing.    Our Manager has always serviced its loan portfolios internally, and it is expected to service and/or monitor our loans through its comprehensive internal servicing operations. Our Manager currently services an expanding portfolio of loans with commitments in excess of $2.8 billion through its servicing and portfolio management group. Due to the complex nature of many of the loans in its portfolio, we believe that our Manager has developed expertise which enables it to provide effective and timely internal monitoring and reporting, as well as a high level of service to borrowers from closing through loan maturity. Following the funding of an approved loan, all pertinent data is entered into our Manager’s servicing system which tracks payment performance, processes contractual interest rate adjustments on variable rate loans and tracks the operating performance of the asset. This expertise in servicing complex commercial real estate loans cannot be easily replicated, and we believe that it will enable our Manager to originate and successfully manage credit facilities and transactions for our benefit.

Portfolio Management.    Our Manager’s portfolio management group will monitor each of our investments and compare on-going financial data and operating statements to historical data to determine if any significant economic events have or are occurring at the property or in the market in general that may have a negative effect on the property. The portfolio management group will also monitor local economic trends, rental, occupancy and expense rates and property competitiveness within the commercial real estate market.

We believe that the scope and depth of our Manager’s servicing and portfolio management operations will distinguish us from many other real estate investment companies and will provide a comprehensive platform for pursuing and maintaining attractive real estate investments.

Our Business Strengths

We believe our business strengths include the following:

•	Access to Our Manager. Our relationship with our Manager provides us with access to origination opportunities in the healthcare industry and market insight gained through our Manager’s network of dedicated professionals. We expect that our Manager’s relationships with participants in the real estate finance and healthcare industries will provide us access to significant investment and financing opportunities. We believe that to replicate the scope and resources this platform will provide to us would be cost prohibitive.

•	Established Origination Platform. Our investments will be primarily sourced and originated by our Manager. Our Manager’s origination team, which consists of 44 members, reviewed approximately $23.8 billion of potential financings in 2006. In soliciting and evaluating these opportunities, our Manager has developed considerable institutional relationships within the healthcare industry. This origination team will also originate acquisitions of real estate utilized by, related to and/or serving the healthcare industry. Additionally, as our Manager services the loans that it directly originates, it consistently monitors its loan portfolio to generate new origination opportunities from existing assets. We intend to capitalize on our Manager’s established platform, reputation, market knowledge and relationships in the healthcare industry to develop and maintain our investment portfolio.

•	Contributed Portfolio. Upon consummation of this offering, our Manager will transfer to CIT Holding, which will then immediately contribute to us, a portfolio of real estate mortgage assets secured by several different types of healthcare facilities with diverse operations and tenants in a variety of geographic locations. We believe the diversity in this portfolio will be a strength to our business, in particular in the event of a downturn or unforeseen event, including regulatory changes, in any particular business or geographic sector.

•	Experienced Management Team. Our executive officers and the personnel in our Manager’s vertically integrated healthcare finance platform have extensive experience that we intend to use for originating, underwriting, structuring, portfolio management, servicing complex commercial real estate investments, real estate capital markets, securitization, syndication, match funding, hedging and finance. We believe that our Manager’s experience will enable us to offer innovative financing solutions that will appeal to a variety of healthcare operators. We further believe that our Manager’s depth of knowledge in both traditional real estate investment and healthcare operations positions us favorably to take advantage of the available opportunities in the healthcare commercial real estate market.

•	Long-Term Commitment by Our Manager. Our management agreement has an initial term of approximately three years. In addition, CIT Group will own approximately 19.2% of our outstanding common stock through CIT Holding and our Manager upon completion of this offering. We believe that the long-term commitment by our Manager to us under our management agreement along with CIT Group’s meaningful equity ownership in us will ensure that our interest and the interests of our Manager, CIT Group and our other stockholders are aligned.

•	Comprehensive Underwriting Process. Our underwriting process focuses on both real estate investments and healthcare operations. In addition, our acquisition and development selection process includes a comprehensive analysis of a targeted healthcare facility’s profitability, cash flow, occupancy and patient and payor mix, financial trends in revenues and expenses, barriers to competition, the need in the market for the type of healthcare services provided by the facility, the strength of the location and the underlying value of the facility, as well as the financial strength and experience of the tenant and the tenant’s management team. Through our detailed underwriting of healthcare acquisitions, which includes an analysis of both the underlying real estate and ongoing or expected healthcare operations at the property, we expect to deliver attractive risk-adjusted returns to our stockholders.

•	Extensive Internal Servicing and Monitoring Operations. We believe that the involvement of our Manager’s servicing and portfolio management employees in the underwriting, structuring and servicing of our loans, its credit expertise across asset classes and its due diligence procedures, will significantly enhance the credit quality and performance of our investments. We expect that our Manager will service and/or monitor all of our loans through its internal servicing and portfolio management operations, which currently services an expanding portfolio of loans with managed assets of approximately $2.4 billion as of March 31, 2007. Due to the complex nature of many of the loans in its portfolio, we believe that our Manager has developed expertise which enables it to provide effective and timely internal monitoring and reporting, as well as a high level of service to borrowers from closing through loan maturity. We believe that this expertise in servicing and monitoring complex commercial real estate assets cannot be easily replicated and that it will enable our Manager to originate and successfully manage credit facilities and transactions for our benefit.

Investment Guidelines

Our board of directors has adopted general guidelines for our investments and borrowings to the effect that:

•	no investment will be made that would cause us to fail to qualify as a REIT;

•	no investment will be made that would cause us to be regulated as an investment company under the Investment Company Act;

•	no more than 20% of our equity, determined as of the date of such investment, will be invested in any single asset (except with respect to the initial assets contributed to us by CIT Holding in connection with this offering) and no more than 40% of our equity, determined as of the date of such investment, will be invested in projects controlled by a single borrower or group of affiliated borrowers that would form a consolidated group under GAAP;

•	our leverage will generally not exceed 80% of the total value of our investments;

•	we will maintain a portfolio of geographically diverse assets;

•	no investment will be made that does not comply with our conflicts of interest policy; and

•	our Manager must seek approval of a majority of our independent directors before engaging in any transaction that is in contravention of our investment guidelines.

These investment guidelines may be changed or waived by our board of directors (which must include a majority of our independent directors) without the approval of our stockholders.

Our Targeted Investments

Our targeted investments will fall into three main categories, in each case with the primary focus on real estate and companies in the healthcare industry:

•	Real Estate Finance. We intend to originate a variety of investments secured by real property, in each case serving, related to and/or operated by companies in the healthcare industry.

•	Real Estate Acquisitions. We intend to make investments in real estate utilized by, related to and/or serving the healthcare industry for long-term investment purposes. Our real estate acquisitions operation will utilize the same originations, underwriting and portfolio management platform and expertise of our Manager as will our real estate finance operation. We may elect to outsource to third parties certain operational and property management functions relating to our real estate.

Certain of our acquisitions will be structured as sale-leaseback transactions, in which we purchase real estate, typically a single-tenant building, and immediately lease it back to the seller under a long-term, net operating lease.

Pursuant to triple-net leases, tenants will pay base rent and additional rent to us and pay operating expenses incurred at the property, including utilities, property taxes, insurance, and repairs and maintenance. Leases may contain annual base rent escalations based on a predetermined fixed rate, an inflation index or some other factor. Other leases may require tenants to pay additional rent based upon a percentage of the facility’s revenue in excess of the revenue for a specific base period or threshold. Rental rates will vary by lease, taking into consideration many factors, including:

•	creditworthiness of the tenant;

•	operating performance of the facility;

•	cost of capital at the inception of the lease;

•	location, type and physical condition of the facility;

•	barriers to entry, such as certificates of need, competitive development and constraining high land costs; and

•	lease term.

•	Commercial Finance. We intend to originate a range of non-real estate loans to healthcare facilities and operators as an ancillary business to the prior two categories where we can achieve appropriate risk adjusted returns.

Our targeted real estate finance investments include:

•	First Mortgage Loans. We intend to provide term loans secured by first mortgages in healthcare facilities. We expect our clients will include owners and operators of skilled nursing facilities, hospitals, outpatient centers, surgery centers, senior housing, assisted living facilities, independent living facilities, continuing care retirement communities, medical office buildings, laboratories, and other healthcare facilities.

•	Mezzanine Loans. We intend to offer mezzanine financing for healthcare facilities in the form of loans that are subordinate to a conventional first mortgage loan and senior to the borrower’s equity in the project. We expect our mezzanine loans to generally take the form of loans secured by subordinate mortgages or by pledges of ownership interests in the entity that directly or indirectly controls the property. The maturities of these loans are generally determined by the maturities of the senior debt on the property.

•	Subordinate Interests in Whole Loans (B Notes). We intend to invest in B Notes, or subordinate interests in whole loans. The subordination of a B Note is generally evidenced by a co-lender or participation agreement between the holders of the related senior interest, or the A Note, and the B Note. Our ownership of a B Note with controlling class rights may, in the event the financing fails to perform according to its terms, cause us to elect to pursue our remedies as owner of the B Note, which may include foreclosure on, or modification of, the loan. In some cases the owner of the A Note, which owner may be our Manager, may be able to foreclose or modify the loan against our wishes as holder of the B Note. As a result, our economic and business interests may diverge from the interests of the holders of the A Note. These divergent interests among holders of each investments may result in conflicts of interest between us and our Manager. The maturities of these loans are generally determined by the maturities of the senior debt on the property.

•	Construction Loans. We intend to provide construction loans for ground-up projects and major redevelopment opportunities for healthcare facilities. If we commit to development projects, we generally expect to commit when they are at least 50% pre-leased. We expect to use internal and external construction management expertise to evaluate local market conditions, construction costs and other factors to seek appropriate risk adjusted returns.

•	Participating Debt/Preferred Equity. We intend to provide financing that may take the form of participating debt or a preferred equity investment in an entity that owns a healthcare facility as well as, directly or indirectly, the underlying real property.

There are no limitations on the amount that we may invest in any category of our targeted investments except as would cause us to be regulated as an investment company under the Investment Company Act or cause us to not be qualified as a REIT for federal income tax purposes.

In evaluating potential investments, we will consider such factors as:

•	the quality and experience of management and the creditworthiness of the operator of the facility;

•	the facility’s historical and forecasted cash flow and its ability to meet operational needs, capital expenditure requirements and lease or debt service obligations, providing a competitive return on our investment;

•	the construction quality, condition and design of the facility;

•	the geographic area of the facility;

•	the tax, growth, regulatory and reimbursement environment of the jurisdiction in which the facility is located;

•	the impact of such an investment on our ability to maintain our REIT qualification and our exemption from the Investment Company Act;

•	the occupancy and demand for similar healthcare facilities in the same or nearby communities; and

•	the payor mix of private, Medicare and Medicaid patients.

Initial Asset Contribution

Upon consummation of this offering, our Manager will contribute to CIT Holding, which will then immediately contribute to us, the initial assets, in exchange for $252.3 million in cash from the net proceeds of this offering and 3,306,250 shares of our common stock issued to CIT Holding, thereby resulting in a net equity contribution to us of approximately $52.9 million at an assumed initial public offering price of $16.00 per share (which is the mid-point of the price range set forth on the cover page of this prospectus). Both our Manager and CIT Holding are wholly-owned subsidiaries of CIT Group. Our Manager determined that the fair market value of the assets to be contributed was $305.2 million as of March 31, 2007, which represents 101.666% of book value of $300.2 million, the principal balance of the initial assets as of March 31, 2007. The initial assets consist of a representative cross-section of the types of investments in our Manager’s real estate portfolio in terms of yield and asset type and were selected from among the portfolio because we believe they are appropriate investments within our investment guidelines that reflect our needs as a dividend paying company. The initial assets represent approximately 54% of our Manager’s current portfolio of real estate assets. The total fair market value of the initial assets may increase between March 31, 2007 and the closing of this offering and the contribution of the initial assets to us as a result of accrued interest earned on the initial assets. Accordingly, the cash portion of the consideration that we will pay to CIT Holding in exchange for the initial assets would be increased to reflect any increase in the fair market value of the initial assets. In the event that our Manager receives a prepayment of principal on any of the initial assets prior to the closing of this offering, the total fair market value of the initial assets will decrease and the cash portion of the consideration that we will pay to CIT Holding in exchange for the initial assets will be decreased to reflect the amount of any such prepayments. The determination of the fair market value of the initial assets upon the closing of this offering will be made by our Manager. The following table sets forth information, as of March 31, 2007, regarding the investments that have been identified as initial assets as of the date hereof. As of March 31, 2007, none of these loans were delinquent or in default.

Our Initial Assets
As of March 31, 2007
($ in thousands)

Property Type	Our Assumed Loan	Total Commitment(1)		CIT Commitment(2)	Our Commitment(3)	Principal Balance	# Properties	Origination Date	Maturity	Interest Rate	City	State
Skilled Nursing Facility	First Mortgage	$155,000	(4)	$155,000	$25,000	$25,000	17	3/26/2007	3/26/2012	LIBOR + 225(4)	Various(5)	Michigan
Skilled Nursing Facility	First Mortgage	28,711		28,711	28,711	24,126	6	3/2/2007	3/1/2012	LIBOR + 250	Various(6)	Virginia
Skilled Nursing Facility	First Mortgage	28,000		28,000	28,000	27,853	2	1/27/2006	1/31/2011	LIBOR + 400	Various(7)	New Jersey
Skilled Nursing Facility	First Mortgage	21,400		21,400	11,400	10,844	2	2/9/2006	2/9/2011	LIBOR + 350(8)	San Antonio	Texas
Skilled Nursing Facility	First Mortgage	10,800		10,800	9,300	9,244	1	3/31/2006	3/31/2011	LIBOR + 375	Middle River	Maryland
Skilled Nursing Facility	First Mortgage	6,765		6,765	6,765	6,749	3	6/30/2006	6/30/2011	LIBOR + 300	Various(9)	Texas
Skilled Nursing Facility	First Mortgage	5,552		5,552	5,552	5,537	1	5/30/2006	5/30/2011	LIBOR + 300	Austin	Texas
Skilled Nursing Facility/ Assisted Living Facility	First Mortgage	119,500	(10)	38,648	25,000	25,000	7	12/8/2005	12/8/2008(11)	LIBOR + 335(10)	Various(12)	New Jersey
Skilled Nursing Facility/ Assisted Living Facility	First Mortgage	9,750		9,750	9,750	9,750	2	10/2/2006	10/2/2011	LIBOR + 315(13)	Nacogdoches	Texas
Skilled Nursing Facility/ Assisted Living Facility/ Independent Living	Term Loan A	100,000		30,000	30,000	25,710	10	10/4/2006	10/4/2011	LIBOR + 275	Various(14)	Washington, Oregon
Skilled Nursing Facility/ Assisted Living Facility/ Independent Living	First Mortgage	37,241		37,241	34,613	34,613	4	6/5/2006	4/30/2009	8.15%(15)	Various(16)	Ohio
Skilled Nursing Facility/ Senior Apts/Assisted Living Facility	Term Loan A & B	66,250		22,050	19,250	19,141	13	1/18/2006	2/1/2011	LIBOR + 400-560(17)	Various(18)	Texas Louisiana
Skilled Nursing Facility/ Intermediate Care Facility	First Mortgage	69,000		40,000	30,000	30,000	10	10/31/2006	10/31/2011	LIBOR + 300	Various(19)	Illinois
Assisted Living Facility	First Mortgage/ Second Mortgage	3,750	(20)	3,750	3,750	3,695	1	8/11/2006	8/11/2011	LIBOR + 300-475(20)	Daytona Beach	Florida
Assisted Living Facility/ Independent Living Facility/ Alzheimers Facility/Cottage	First Mortgage	24,225		24,225	24,225	23,776	1	8/31/2006	8/31/2011	LIBOR + 275	Vero Beach	Florida
Acute Care/ Psychiatric Hospital	Term Loan A & B	51,000		24,000	20,000	19,200	4	12/6/2005	12/6/2010	LIBOR + 450-500(21)	Various(22)	California
Total:		$736,944		$485,892	$311,316	$300,238

(1)	‘‘Total Commitment’’ refers to the total commitment, loan or loan tranche in which we are acquiring an interest, which may be part of a larger credit facility in respect of the referenced borrower. See ‘‘Business—Description of Initial Assets.’’
(2)	‘‘CIT Commitment’’ reflects the face value of such initial asset as held by our Manager as of March 31, 2007.
(3)	‘‘Our Commitment’’ reflects the face amount of such initial asset that will be contributed to us at closing.
(4)	This loan consists of a $130.0 million first mortgage A facility at LIBOR + 2.25% and a $25.0 million first mortgage B facility at LIBOR + 3.75%. Our $25.0 million commitment will be from the A facility.
(5)	The facilities securing this loan are located throughout Michigan.
(6)	The facilities securing this loan are located throughout Virginia.
(7)	The facilities securing this loan are located in Norwood and Cedar Grove.
(8)	This loan has a 7.00% interest rate floor.
(9)	The facilities securing this loan are located in Corpus Christi and Portland.
(10)	This loan consists of a $42.2 million tranche at LIBOR + 3.15% and a $77.3 million tranche at LIBOR + 3.90%.
(11)	The borrower has right to deliver an extension notice allowing maturity to occur December 8, 2010.
(12)	The facilities securing this loan are located throughout New Jersey.
(13)	The interest rate for this loan is the greater of (i) LIBOR + 3.15% or (ii) 6.00%
(14)	The facilities securing this loan are located throughout Oregon and Washington.
(15)	This interest rate on this loan was derived from a fixed rate of 5-year Treasury + 3.25%.
(16)	The facilities securing this loan are located throughout Ohio.
(17)	The real estate loan carries interest rate of LIBOR + 4.00%, term loan carries interest rate of LIBOR + 5.60%.
(18)	The facilities securing this loan are located in Baton Rouge, Louisiana; Springhill, Louisiana; Jonesboro, Louisiana; Carthage, Texas.
(19)	The facilities securing this loan are located throughout Illinois.
(20)	This loan consists of a $2.8 million first mortgage at LIBOR + 3.00% and a $0.9 million second mortgage at LIBOR + 4.75%.
(21)	The interest rate for Term Loan A is LIBOR + 4.50% and the interest rate for Term Loan B is LIBOR + 5.00%.
(22)	The facilities securing this loan are located throughout California.

Description of Initial Assets

Michigan Skilled Nursing /Assisted Living Portfolio

Our Manager originated a $155.0 million first mortgage loan in March 2007, of which we will own a $25.0 million pari passu participation. The first mortgage loan consists of three funding stages, the first of which occurred in March 2007 for $114.8 million, a second stage which will occur in June 2007 for $33.6 million and a third stage which will occur in October 2007 for $6.6 million. The loan is bifurcated into a $130 million, first mortgage A facility, which carries interest at LIBOR plus 225 basis points, and a $25.0 million first mortgage B facility which carries interest at LIBOR plus 375 basis points. We will own a $25.0 million interest in the term loan A facility. The loan is secured by a portfolio of 17 skilled nursing facilities located in Michigan, with a combined total of 1,893 beds.

The 17 facilities in the subject portfolio are located in diverse markets throughout Michigan. Ten of the 17 facilities (63% of the total beds) are located in the Detroit metropolitan area. Two facilities (14% of the total beds) are located in Flint, Michigan, two facilities (8% of the total beds) are located in Escanaba, Michigan and the remaining three facilities (15% of the total beds) are located in other areas in Michigan. The average occupancy rate for the facilities is approximately 88%.

Our commitment accrues interest at an annual rate of LIBOR plus 225 basis points. The first mortgage matures on March 26, 2012.

Virginia Skilled Nursing Facility Portfolio

Our Manager originated a $28.7 million first mortgage loan in March 2007. We will be assuming this loan in its entirety from our Manager. The loan is secured by seven skilled nursing facilities throughout Virginia with a combined total of 418 beds.

The facilities were built between 1989 and 1991. The average occupancy rate for the facilities is approximately 91%.

Our commitment accrues interest at an annual rate of LIBOR plus 250 basis points. The first mortgage matures on March 1, 2012.

New Jersey Skilled Nursing Facility Portfolio

Our Manager originated a $28.0 million first mortgage loan in January 2006. We will be assuming this loan in its entirety from our Manager. The loan is secured by two skilled nursing facilities in Northern New Jersey with a combined total of 420 beds.

The portfolio consists of a skilled nursing facility located in Norwood, New Jersey with 240 beds which was built in 1989, and a skilled nursing facility located in Cedar Grove, New Jersey with 180 beds which was built in 1984. The average occupancy rate for the facilities is approximately 90%.

The first mortgage accrues interest at an annual rate of LIBOR plus 400 basis points. The first mortgage matures on January 31, 2011.

San Antonio Skilled Nursing Facilities Portfolio

Our Manager originated this $21.4 million credit facility in February 2006. The facility consists of a $11.4 million first mortgage loan and a $10.0 million revolver. We will own the $11.4 million first mortgage loan, while our Manager will retain the $10.0 million revolver. The loan is secured by two skilled nursing facilities and a parcel of vacant land located in San Antonio, Texas.

The nursing facilities, one of which was built in 1983 and the other in 2006, offer a combined total of 225 beds. The building completed in 2006 is currently in a lease-up stage.

The mortgage accrues interest at an annual rate of LIBOR plus 350 basis points and has an interest floor of 7%. The credit facility matures on February 9, 2011.

Maryland Skilled Nursing Facility

Our Manager originated this $10.8 million loan in March 2006. The facility consists of a $9.3 million first mortgage loan and a $1.5 million revolver. We will own 100% of the $9.3 million first mortgage loan which is secured by one skilled nursing facility located in suburban Baltimore, Maryland. Our Manager will retain the $1.5 million revolver. The skilled nursing facility was built in 1985 and has 130 beds. Major renovations were undertaken in 1989 and 2005. The facility is approximately 90% occupied.

The first mortgage accrues interest at an annual rate of LIBOR plus 375 basis points. The first mortgage matures on March 31, 2011.

Texas Skilled Nursing Facility Portfolio

Our Manager originated a $6.8 million first mortgage loan in June 2006. We will assume this loan in its entirety from our Manager. This first mortgage loan is secured by three skilled nursing facilities with a combined total of 311 beds, all located in Texas.

The portfolio consists of three facilities: (i) a skilled nursing facility built in 1994 with 120 beds, (ii) a skilled nursing facility built in 1984 with 94 beds and (iii) a skilled nursing facility built in 1998 with 97 beds. The average occupancy rate for the facilities is approximately 90%.

The first mortgage accrues interest at an annual rate of LIBOR plus 300 basis points. The first mortgage matures on June 30, 2011.

Texas Skilled Nursing Facility

Our Manager originated a $5.6 million first mortgage loan in May 2006. We will own 100% of this loan. This first mortgage loan is secured by a skilled nursing facility located in Austin Texas, with 110 beds.

The first mortgage accrues interest at an annual rate of LIBOR plus 300 basis points. The loan matures on May 30, 2011.

New Jersey Skilled Nursing/Assisted Living Portfolio

Our Manager purchased a $38.6 million participation in this $119.5 million first mortgage facility. Our Manager purchased a pari passu interest in this facility in two funding stages, the first of which was $25.0 million in December 2005 and the second of which was $13.6 million in December 2006. We will own $25.0 million of the first mortgage facility. The loan is secured by seven properties located in New Jersey, four of which are skilled nursing facilities, two of which are assisted living facilities and one of which is skilled nursing/assisted living.

The facilities, which were built in 1989, 1998, 1999, and 2000, have a combined 899 skilled beds and 261 assisted units. The facilities’ average occupancy rate is approximately 83%.

Our participation accrues interest at a blended annual rate of LIBOR plus 335 basis points. The loan matures on December 8, 2008.

Texas Skilled Nursing/Assisted Living Portfolio

Our Manager originated this $9.8 million first mortgage loan in October 2006. The loan is secured by a skilled nursing facility and an assisted living facility, both located in Texas. We will own 100% of this loan.

The skilled nursing facility, which was built in 1991, is approximately 88% occupied and offers 108 beds. The assisted living facility offers 40 units, was built in 1996 and had a major renovation/addition in 1999. The properties are approximately 92% occupied.

This first mortgage loan accrues interest at an annual rate of the greater of (i) LIBOR plus 315 basis points or (ii) 6.0%. The loan matures on October 2, 2011.

Washington and Oregon Skilled Nursing/Assisted Living Portfolio

Our Manager purchased a $30.0 million term loan participation in this $100.0 million credit facility in October 2006. The facility consists of an $86.0 million Term Loan A and a $14.0 million capital expenditures tranche. We will own our Manager’s $30.0 million interest in the Term Loan A tranche which is pari passu with other investors in the facility. The loan is secured by a portfolio of ten properties all located in Oregon and Washington.

The portfolio of ten properties has 942 skilled beds, 97 assisted units, and 114 independent living units spread across seven skilled nursing facilities and three skilled nursing/assisted living facilities/independent living facilities, which were built between 1964 and 2005, with an average age of 29 years. The average occupancy rate for the facilities is approximately 89%.

Our commitment accrues interest at an annual rate of LIBOR plus 275 basis points. The credit facility matures on October 4, 2011.

Ohio Skilled Nursing/Assisted Living/Independent Living Portfolio

Our Manager originated a $37.2 million first mortgage loan in June 2006. The proceeds from the first mortgage were used by the borrower to purchase a portfolio of four senior housing facilities in the state of Ohio. We will own 100% of this loan.

The four senior housing facilities are comprised of 295 skilled nursing beds, 118 assisted living and independent living units and 45 patio home units, and have an average occupancy rate of 89%.

Our commitment accrues interest at a fixed rate of 8.15%. The first mortgage matures on April 30, 2009.

Texas and Louisiana Skilled Nursing Facilities Portfolio

Our Manager purchased a $22.1 million participation in a $66.3 million credit facility in January 2006. The facility consists of two tranches: a $53.5 million tranche, consisting of a $37.0 million real estate loan, a $8.0 million Term Loan, and a $8.5 million credit facility, and a $12.8 million tranche, consisting of a $7.3 million real estate loan and a $5.5 million Term Loan. We will own a $19.3 million pari passu interest in the credit facility.

The first tranche of this loan is secured by first mortgages on five skilled nursing facilities located in Louisiana and Texas, with a combined total of 655 beds and an average occupancy approximately 72%. It is also secured by a mezzanine interest in four assets with an existing HUD Loan. These assets consist of two assisted living facilities, a skilled nursing facility and a multifamily apartment building, all located in Louisiana. The average occupancy rate for the facilities is approximately 94%.

The second tranche of this loan is secured by leasehold mortgages on four skilled nursing facilities, with a combined total of 606 beds which are approximately 85% occupied, and cash flows from four ancillary businesses.

Our participations earn a blended average rate of LIBOR plus 430 basis points. The credit facility matures on February 1, 2011.

Illinois Skilled Nursing Facilities Portfolio

Our Manager originated this $69.0 million first mortgage loan in October 2006. Our Manager syndicated $29.0 million of this loan. We will own a $30.0 million pari passu interest in this first mortgage loan. The loan is secured by a first lien on ten skilled nursing facilities located in Illinois.

The nursing facilities serve a niche market as their focus is care for people with mental retardation. These assets, which offer a combined total of 1,553 beds and were built between 1965 and 1978, have an average occupancy rate of approximately 92%.

The loan accrues interest at an annual rate of LIBOR plus 300 basis points. The loan matures on October 31, 2011.

Florida Assisted Living Facility

Our Manager originated this $3.8 million credit facility in August 2006. The credit facility consists of a $2.8 million first mortgage loan that has a guarantee from the parent company, and a $0.9 million second mortgage that has a personal guarantee from the principal. We will own 100% of both the first and second mortgage in this credit facility. The loan is secured by an assisted living facility in Florida.

The facility was built in 1996 and has 49 units and is approximately 78% occupied.

The first mortgage loan bears interest at LIBOR plus 300 basis points and has a 12 month extension option. The second mortgage bears interest at LIBOR plus 475 basis points with interest only in years one through four. Additionally, 4% of the principal is due in year five with bullet maturity for the remainder on August 11, 2011. Both the first and second mortgage in this credit facility mature on August 11, 2011.

Florida Assisted Living/Independent Living/Alzheimer’s Facility/Cottage

Our Manager originated this $24.2 million first mortgage loan on a retirement campus in Vero Beach, Florida. We will own 100% of this mortgage.

The campus has 120 independent living apartments, 24 assisted living units, 24 Alzheimer units, 37 independent living cottages and 24 independent living cottages under construction. Construction began on the community in 2002. The average occupancy rate for the faciliters is approximately 77%.

The loan matures on August 31, 2011, with an 18-month lockout provision. The loan bears interest at LIBOR plus 275 basis points with six months interest only.

California Hospital Portfolio

Our Manager originated this $51.0 million senior secured credit facility in December 2005, of which $27.0 million was syndicated. Our Manager’s $24.0 million commitment consists of a $10.0 million Term Loan A, a $10.0 million Term Loan B and a $4.0 million revolver. We will own a $20.0 million participation, consisting of the Term Loan A and Term Loan B tranches, and our Manager will retain the $4.0 million revolver. The facility will be secured by the real estate associated with four hospitals located in the greater Los Angeles area. We, our Manager and the other lenders own pari passu interests in this loan.

The portfolio consists of (i) a 60,024 square foot acute care hospital constructed in 1960 with 87 beds; (ii) a 23,530 square foot acute care hospital constructed in 1955 with 50 beds; (iii) a 49,152 square foot acute care hospital constructed in 1960 with 100 beds; and (iv) a 34,192 square foot psychiatric hospital constructed in 1960 and has 54 beds.

This secured real estate term facility accrues interest on a variable rate basis at a spread over LIBOR and was priced at LIBOR plus 450 basis points for the Term Loan A and LIBOR plus 500 basis points for the Term Loan B. The credit facility matures on December 6, 2010.

Our Targeted Facilities

The markets for healthcare real estate is extensive and includes real estate owned by a variety of healthcare operators. Healthcare operating properties typically are multi-tenant medical office buildings that are leased to multiple healthcare providers (hospitals and physician practices) under a gross, modified gross or net lease structure. Under a gross or modified gross lease, all or a portion of operating expenses are not reimbursed by tenants. Medical Office Buildings, or MOBs, are managed by third party property management companies and are leased on a net basis or are leased to multiple tenants under gross or modified gross leases pursuant to which we are responsible for certain operating expenses. Regardless of lease structure, most leases at operating properties include annual base rent escalation clauses that are either predetermined fixed increases or are a function of an inflation index, and typically have an initial term ranging from 10 to 15 years. We plan to have investments in senior housing facilities, medical office buildings, hospitals, skilled nursing facilities, outpatient centers and other healthcare facilities. The following describes the nature of the operations of our expected borrowers and tenants:

Senior Housing Facilities

Senior housing properties include independent living facilities, assisted living facilities and continued care retirement communities, which cater to different segments of the elderly population based upon their needs. Services provided by our tenants in these facilities are primarily paid for by the residents directly or through private insurance and are less reliant on government reimbursement programs such as Medicaid and Medicare.

•	Independent Living Facilities, or ILFs. ILFs are designed to meet the needs of seniors who choose to live in an environment surrounded by their peers with services such as housekeeping, meals and activities. These residents generally do not need assistance with activities of daily living, including bathing, eating and dressing. However, residents have the option to contract for these services.

•	Assisted Living Facilities, or ALFs. ALFs are licensed care facilities that provide personal care services, support and housing for those who need help with activities of daily living yet require limited medical care. The programs and services may include transportation, social activities, exercise and fitness programs, beauty or barber shop access, hobby and craft activities, community excursions, meals in a dining room setting and other activities sought by residents. These facilities are often in apartment-like buildings with private residences ranging from single rooms to large apartments. Certain ALFs may offer higher levels of personal assistance for residents with Alzheimer’s disease or other forms of dementia. Levels of personal assistance are based in part on local regulations.

•	Continuing Care Retirement Communities, or CCRCs. CCRCs provide housing and health-related services under long-term contracts. This alternative is appealing to residents as it eliminates the need for relocating when health and medical needs change, thus allowing residents to ‘‘age in place.’’ Some CCRCs require a substantial entry fee or buy-in fee, and most also charge monthly maintenance fees in exchange for a living unit, meals and some health services. CCRCs typically require the individual to be in relatively good health and independent upon entry.

Medical Office Buildings

MOBs typically contain physicians’ offices and examination rooms, and may also include pharmacies, hospital ancillary service space and outpatient services such as diagnostic centers, rehabilitation clinics and day-surgery operating rooms. While these facilities are similar to commercial office buildings, they require more plumbing, electrical and mechanical systems to accommodate multiple exam rooms that may require sinks in every room, brighter lights and special equipment such as medical gases.

Hospitals

Services provided by our tenants in these facilities are paid for by private sources, third-party payors (e.g., insurance and health management organizations, or HMOs), or through the Medicare and Medicaid programs.

•	Acute Care Hospitals. Acute care hospitals offer a wide range of services such as fully-equipped operating and recovery rooms, obstetrics, radiology, intensive care, open heart surgery and coronary care, neurosurgery, neonatal intensive care, magnetic resonance imaging, nursing units, oncology, clinical laboratories, respiratory therapy, physical therapy, nuclear medicine, rehabilitation services and outpatient services.

•	Long-Term Acute Care Hospitals. Long-term acute care hospitals provide care for patients with complex medical conditions that require longer stays and more intensive care, monitoring, or emergency back-up than that available in most skilled nursing-based programs.

•	Specialty Hospitals. Specialty hospitals are licensed as acute care hospitals but focus on providing care in specific areas such as cardiac, orthopedic and women’s conditions or specific procedures such as surgery and are less likely to provide emergency services.

•	Rehabilitation Hospitals. Rehabilitation hospitals provide inpatient and outpatient care for patients who have sustained traumatic injuries or illnesses, such as spinal cord injuries, strokes, head injuries, orthopedic problems, work-related disabilities and neurological diseases.

Skilled Nursing Facilities

Skilled Nursing Facilities, or SNFs, offer restorative, rehabilitative and custodial nursing care for people not requiring the more extensive and sophisticated treatment available at hospitals. Ancillary revenues and revenue from sub-acute care services are derived from providing services to residents beyond room and board and include occupational, physical, speech, respiratory and intravenous therapy, wound care, oncology treatment, brain injury care and orthopedic therapy as well as sales of pharmaceutical products and other services. Certain skilled nursing facilities provide some of the foregoing services on an out-patient basis. Skilled nursing services provided by our tenants in these facilities are primarily paid for either by private sources, or through the Medicare and Medicaid programs.

Outpatient Centers

Outpatient centers deliver healthcare services in dedicated settings utilizing specialized staff to provide a more efficient and comfortable experience to the patient than is available in a traditional acute care hospital. Ambulatory surgery centers, dialysis clinics and oncology diagnostic and treatment centers are examples of the type of outpatient facilities we intend to target for investment.

Other Healthcare Facilities

Other healthcare facilities may include physician group practice clinic facilities, health and wellness centers, and facilities used for other healthcare purposes, behavioral health, manufacturing facilities for medical device.

Reimbursement

All of our properties will be used as healthcare facilities; therefore, we will be directly affected by the risk associated with the healthcare industry. Our lessees and mortgagors, as well as any facilities that may be owned and operated for our own account from time to time, will derive a substantial portion of their net operating revenues from third-party payors, including the Medicare and Medicaid programs. These programs are highly regulated by federal, state and local laws, rules and regulations and are subject to frequent and substantial change. There are no assurances that payments from governmental payors will remain at levels comparable to present levels or will, in the future, be sufficient to cover the costs allocable to patients eligible for reimbursement under these programs.

Operating Policies and Strategies

Financing and Leverage Policies

We intend to acquire our initial assets in part with the proceeds of this offering and, thereafter, intend to finance our investments primarily by borrowing against or ‘‘leveraging’’ our investments in accordance with our investment guidelines in order to increase the size of our portfolio and potential return to stockholders. Our investment guidelines state that our leverage will generally not exceed 80% of the total value of our investments. We anticipate our overall leverage will be between 70% and 80% of the total value of our investments, but our actual leverage will depend on our mix of investments and the cost of leverage. Our charter and bylaws do not limit the amount of indebtedness we can incur, and our board of directors has discretion to deviate from or change our investment guidelines at any time. We will use leverage for the sole purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates. Our financing strategy focuses on the use of match-funded financing structures. Accordingly, we will seek to match the maturities and/or repricing schedules of our financial obligations with those of our investments to minimize the risk that we will have to refinance our liabilities prior to the maturities of our investments and to reduce the impact of changing interest rates on earnings.

Warehouse Facilities

We will use short-term financing, in the form of warehouse facilities. We are currently negotiating a warehouse facility with Column Financial Inc., an affiliate of Credit Suisse Securities, LLC, an affiliate of one of our underwriters, which we expect to be in place shortly after consummation of this offering. We are also currently negotiating a warehouse facility with UBS Real Estate Securities Inc., an affiliate of one of our underwriters, which we expect to be in place soon after consummation of this offering. There is no assurance, however, that we will be able to close these facilities on terms favorable to us, if at all. In connection with warehouse facilities that we intend to enter into, lenders may request that we hold assets in special purpose entities. However, we may elect not to put loans with ongoing funding obligations into these special purpose vehicles. Warehouse lines are typically collateralized loans made to borrowers who invest in securities and loans and, in turn, pledge the resulting securities and loans to the warehouse lender. In the event of a default, the warehouse lender would take title to the pledged collateral. The pool of assets in a warehouse facility typically must meet certain requirements, including term, average life, investment rating, agency rating and sector diversity requirements. Typically, there are also certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs. Failure to comply with these requirements could result in either the need to post additional collateral or cancellation of the warehouse financing facility.

Long Term Funding

For longer-term funding, we may utilize, among other financings, securitization structures, such as collateralized debt obligations, (CDOs) or commercial mortgage-backed securities (CMBS), as well as other match-funded secured financing structures. CDOs are multiple class debt securities, or bonds, secured by pools of assets, such as whole loans, B Notes, mezzanine loans, CMBS and REIT debt. In a CDO the assets are pledged to a trustee for the benefit of the holders of the bonds. The bonds generally are rated by one or more rating agencies. We believe match-funded secured financing structures are an appropriate financing vehicle for our targeted real estate asset classes, because they will enable us to obtain long-term cost of funds and minimize the risk that we have to refinance our liabilities prior to the maturities of our investments while giving us the flexibility to manage credit risk and, subject to certain limitations, to take advantage of profit opportunities. As our Manager continues to originate real estate debt securities subsequent to this offering (taking into account the contribution of the initial assets), we expect to reach critical mass for a securitization or other secured term debt execution. In conjunction with our long-term financing strategy, we plan to retain the equity component, or below investment grade component, of the rated securitization and as a result, will still have exposure to any investments included in such securitizations.

Permanent Financing for Real Estate

We intend to finance a portion of the purchase price of our investments in real estate by borrowing funds from third parties.

Credit Risk Management

We will be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Through the services of our Manager, we expect to originate or purchase mortgage loans that meet our investment guidelines as established by our board of directors. Our chief investment officer will monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to maintain a diversified portfolio of assets to avoid undue geographic, issuer, industry and/or property type concentrations. Our board of directors will monitor the overall portfolio.

Asset/Liability Management

To the extent consistent with our election to qualify as a REIT, we will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to structure the key terms of our borrowings to generally correspond to the interest rate term of our assets.

Hedging Activities

To the extent we provide floating rate financing to our borrowers, which we expect to consider on a case by case basis, we expect to require our borrowers to purchase and pledge as part of the collateral for the credit facility an interest rate hedge in the form of an interest rate cap. In instances where we provide fixed rate financing, we may utilize an interest rate swap or other interest hedging strategy. We may elect to utilize other hedging strategies. These strategies may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders given the cost of such hedges and the need to maintain our qualification as a REIT. In general, income from hedging transactions does not constitute qualifying income under current law for purposes of the REIT gross income requirements. To the extent, however, that we enter into a hedging contract to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income that we derive from the contract would be excluded altogether from the REIT 95% gross income test, but would continue to be non-qualifying income for the 75% gross income test. See ‘‘Federal Income Tax Considerations—Taxation of Care Investment Trust—Income Tests.’’

Disposition Policies

While there are no current plans to dispose of any investments that will be in our portfolio, with the assistance of our Manager we will evaluate our portfolio on a regular basis to determine if it continues to satisfy our investment criteria. Subject to certain restrictions applicable to REITs, we may need to sell our investments opportunistically and use the proceeds of any such sale for debt reduction, additional investments or working capital purposes.

Equity Capital Policies

Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized common stock and preferred stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property. Stockholders will have no preemptive right to additional shares issued in any offering, and any offering may cause a dilution of investment.

We may, under certain circumstances, repurchase our common stock in private or public transactions with our stockholders, if those purchases are approved by our board of directors. Our board of directors has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT for so long as our board of directors concludes that we should remain a REIT.

Conflicts of Interest Policies

We, our executive officers, certain of our directors and our Manager will face conflicts of interests because of our relationships with each other. Since our investments will be primarily sourced and originated by our Manager and our Manager and its affiliates will invest in many of the same investments that we target, we have developed a conflicts of interest policy with our Manager in an effort to address conflicts with respect to the origination of investments, the allocation of investment opportunities, the terms of investments purchased from our Manager, the terms upon which we may make certain co-investments with our Manager and the servicing of defaulted or distressed loans in which both we and our Manager have an interest. This conflicts of interest policy gives us the first right to invest in certain investment opportunities originated or otherwise identified by our Manager, directly or in the secondary market, and provides specific guidelines with respect to the terms of co-investments with our Manager, participations in loans in which our Manager holds a participation, including participations that are senior to our participation, and the servicing of distressed loans in which both we and our Manager participate. Specifically, among other things, we will have the first right to invest in any mortgage or real estate asset that constitutes (i) a mortgage loan with a total principal amount over $75.0 million; (ii) an investment opportunity which constitutes equity or preferred equity; (iii) an investment opportunity which constitutes mezzanine loans or B Notes; and

(iv) an investment that our Manager originates and elects to syndicate. In addition, there will be an ‘‘independent investment advisor’’ that will attend or otherwise participate in meetings of our investment committee. The independent investment advisor will be retained by our board of directors (and approved by a majority of our independent directors), and will have the authority to bring to our nominating, corporate governance and investment oversight committee for its review and, if appropriate, approval, any investment committee decision that the independent investment advisor determines, in its sole discretion, should be reviewed including, without limitation, any investment decision that (i) contravenes our investment guidelines or (ii) presents an actual or apparent conflict of interest between our Manager, or any of its affiliates, and us. Such independent investment advisor will be unaffiliated with our Manager and CIT Group and will be compensated by us. For a description of these conflicts of interest policies, see ‘‘Our Manager and Management Agreement—Conflicts of Interest Policies.’’

Interested Director, Officer and Employee Transactions

We will adopt a policy that, unless the action is approved by a majority of our independent directors and is not otherwise prohibited by law, we will not:

•	acquire from or sell to any of our directors, officers or employees, or any entity in which one of our directors, officers or employees has an economic interest of more than five percent or a controlling interest, or acquire from or sell to any affiliate of any of the foregoing, any of our assets or other property;

•	make any loan to or borrow from any of the foregoing persons; or

•	engage in any other transaction with any of the foregoing persons.

However, our bylaws do not prohibit any of our directors, officers, employees or agents, in their personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, from having business interests and engaging in business activities similar to or in addition to or in competition with those of or relating to us.

Pursuant to Maryland law, a contract or other transaction between a company and a director or between the company and any other corporation or other entity in which a director serves as a director or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the presence of that director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof if (1) the material facts relating to the common directorship or interest and as to the transaction are disclosed to the board of directors or a committee of the board, and the board or committee in good faith authorizes the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, (2) the material facts relating to the common directorship or interest of the transaction are disclosed to the stockholders entitled to vote thereon, and the transaction is approved in good faith by vote of the stockholders, or (3) the transaction or contract is fair and reasonable to the company at the time it is authorized, ratified or approved.

Policies with Respect to Other Activities

We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and do not intend to do so. We have not in the past, but we may in the future, invest in the securities of other issuers for the purpose of exercising control over such issuers. At all times, we intend to make investments in a manner as to qualify as a REIT, unless because of circumstances or changes in the Internal Revenue Code or the regulations of the U.S. Department of the Treasury, our board of directors determines that it is no longer in our best interest to qualify as a REIT. We intend to make investments in such a way that we will not be treated as an investment company under the Investment Company Act. After this offering, we will become subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. Pursuant to these requirements, we will file periodic reports, proxy statements and other information, including audited consolidated financial statements, with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent certified public accountants and with quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

Future Revisions in Policies and Strategies

Our board of directors has the power to modify or waive our operating policies and strategies without the consent of our stockholders to the extent that the board of directors (including a majority of our independent directors) determines that a modification or waiver is in the best interest of our stockholders. Among other factors, developments in the market that either affect the policies and strategies mentioned herein or that change our assessment of the market may cause our board of directors to revise our policies and strategies.

Exemption From Regulation Under the Investment Company Act

We intend to conduct our operations so that we are not required to register as an investment company. We may rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act for companies that invest primarily in mortgages and other liens on and interests in real estate, also known as ‘‘qualifying real estate assets.’’ This exemption, as interpreted by the staff of the SEC, requires us to invest at least 55% of our portfolio in qualifying real estate assets and to invest at least another 25% of our portfolio in additional qualifying real estate assets or in a broader category of assets that we refer to as real estate-related assets. As a result, we will be limited in the types of assets we may acquire. This exemption also prohibits us from issuing redeemable securities.

Based on no-action letters issued by the staff of the SEC, we will classify our investments in fee interests in real estate and in various types of whole loans as qualifying real estate assets, as long as the loans are ‘‘fully secured’’ by an interest in real estate at the time we originate or acquire the loan. That is, if the loan-to-value ratio of the loan is equal to or less than 100%, then we will consider the loan a qualifying real estate asset. We will not consider loans with loan-to-value ratios in excess of 100% to be qualifying real estate assets that come within the 55% basket, but only real estate-related assets that come within the 25% basket. We will consider a participation in a whole mortgage loan to be a qualifying real estate asset only if we control the right to foreclose the mortgage securing the loan in the event of a default.

With respect to our investments in B Notes, we will take the position that B Notes are qualifying real estate assets that come within the 55% basket, or Qualifying B Notes, where we have the unilateral right to (i) instruct the servicer to foreclose on a defaulted mortgage loan, (ii) replace the servicer in the event the servicer, in its discretion, elects not to foreclose on such a loan, and (iii) purchase the A Note in the event of a default on the mortgage loan and foreclose on the loan. We note that the staff of the SEC has not provided any guidance on the treatment of B Notes for Section 3(c)(5)(C) purposes and any such guidance may require us to adjust our B Note investment strategy.

Based on a no-action letter issued by the staff of the SEC, we will classify our investments in mezzanine loans as qualifying real estate assets as long as (i) the mezzanine loan is a ‘‘Tier 1 mezzanine loan,’’ or a subordinated loan made specifically and exclusively for the financing of real estate, (ii) we exercise ongoing control rights over the management of the underlying property, (iii) we have the right to cure defaults on the loan or purchase the mortgage loan in the event of a default on the mortgage loan and (iv) we have the right to foreclose on the collateral and, through our ownership of the property-owning entity, become the owner of the underlying property. We will treat our other mezzanine loan investments and investments in securities issued by companies primarily engaged in the real estate business as real estate-related assets that come within the 25% basket. The treatment of other investments as qualifying real estate assets and real estate-related assets will be based on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and will be consistent with guidance of the SEC or its staff.

Our subsidiaries will be subject to similar restrictions under the Investment Company Act as described in this prospectus so that we do not come within the definition of an investment company under the Investment Company Act. When we are primarily engaged in the business of owning mortgages and other liens on and other interests in real estate through wholly-owned or majority-owned subsidiaries that meet the requirements described above, we may be exempted from regulation as an investment company by Section 3(c)(6) of the Investment Company Act. If we are engaged in one or more real estate businesses and one or more non-investment company businesses through wholly-owned or majority-owned subsidiaries, we may rely on the exemption provided by Section 3(c)(6) provided that at least 25% of our gross income during our prior fiscal year was derived from our real estate business.

Alternatively, in the future when we operate our business through one or more subsidiaries, we may not be subject to regulation under the Investment Company Act because we do not come within the definition of an investment company under the Investment Company Act. Under Section 3(a)(1) of the Investment Company Act, a company is not deemed to be an ‘‘investment company’’ if:

•	it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire ‘‘investment securities’’ having a value exceeding 40% of the value of its total assets on an unconsolidated basis, or the 40% Test. ‘‘Investment securities’’ excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

The 40% Test would limit the types of businesses in which we may engage either directly or through our subsidiaries, if any. We anticipate that some of our wholly-owned or majority-owned subsidiaries will rely on the exemptions provided by Section 3(c)(5)(C) or 3(c)(6) or Rule 3a-7 under the Investment Company Act. Other subsidiaries may not be majority-owned or wholly-owned by us or might rely on the exemption provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, in which case we would treat securities that we own and that were issued by these types of subsidiaries as ‘‘investment securities’’ and be required to keep the value of these securities below 40% of our total assets on an unconsolidated basis.

The determination of whether an entity is a majority-owned subsidiary of our company would be made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We would treat companies, including CDO subsidiaries, in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% Test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies, including any CDO subsidiaries, as majority-owned subsidiaries, we would need to adjust our investment strategy and invest our assets in order to continue to pass the 40% Test. Any such adjustment in our investment strategy could have a material adverse effect on us.

We may seek a no-action letter from the SEC Staff regarding how certain of our investment strategies fit within the exemptions from regulation under the Investment Company Act that we and our subsidiaries, if any, are using. To the extent that the staff of the SEC provides more specific guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the staff of the SEC could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

If we or our subsidiaries, if any, fail to maintain our exemptions from the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act will, accordingly, limit our ability to make certain investments.

Competition

Our income-generating potential will depend, in large part, on our Manager’s ability to originate real estate related investment opportunities in healthcare facilities with spreads over costs. In originating these investments, our Manager will face competition from other REITs, investment companies, healthcare operators and other institutional investors when it attempts to identify investment opportunities. Real estate investment assets are often obtained through a competitive bidding process. Many of our competitors may have advantages over us and our Manager. Competition may result in higher prices for healthcare mortgage loans and real estate related assets, lower yields and a narrower spread of yields over our borrowing costs. In addition, competition for desirable investments could delay the investment of our equity capital in desirable assets, which may, in turn, reduce earnings per share and may negatively affect our ability to maintain our dividend distribution.

Employees

We do not have any employees.

Legal Proceedings

We are not a party to any legal proceedings.

 Our Manager and Management Agreement

Our Manager

CIT Healthcare

Our Manager is a healthcare finance company that offers a full spectrum of financing solutions and related strategic advisory services to companies across the healthcare industry throughout the United States. We believe that our Manager effectively leverages its extensive knowledge and understanding of the healthcare industry through its client-centric industry-focused model. Our Manager meets the diverse commercial financing needs of U.S. healthcare providers, including hospitals and health systems, outpatient centers, skilled nursing facilities, assisted living facilities, physician practices, home care and hospice companies, ambulatory surgery centers, pharmaceutical and medical technology companies, long-term care facilities, and vendors serving healthcare providers. Our Manager’s leadership team has extensive experience in addressing the capital requirements and advisory service needs of the healthcare marketplace, allowing it to offer a full suite of customized, flexible healthcare financing solutions and services.

As of the date of this prospectus, our Manager employed approximately 120 professionals with substantial experience and expertise in origination, underwriting, structuring, portfolio management, servicing, securitization, syndication and secondary market transactions. Of these professionals, our Manager has 44 employees originating and sourcing investment opportunities. We believe our Manager is one of the leading healthcare financiers in the country. During 2006, our Manager evaluated approximately $23.8 billion of transactions for its own account, closed approximately $2.7 billion of commitments and funded approximately $2.2 billion of healthcare loans in the United States. As of March 31, 2007, our Manager owned assets of approximately $2.4 billion.

We believe that our Manager’s experience, reputation in the healthcare finance industry, market knowledge and relationships with companies in the healthcare industry will benefit us by enabling our Manager to originate, manage and create value from attractive investment opportunities for us. While many of our competitors rely on financial institutions or other third party originators to provide them with investment opportunities, we believe that one of our key business strengths will be our access to investment opportunities originated directly by our Manager. Our Manager also has strong relationships with many financial institutions and may originate investment opportunities for us through these firms as well.

CIT Group

CIT Group (NYSE: CIT) is a commercial and consumer finance company providing financing and leasing products and services to clients in a wide variety of industries around the world. Founded in 1908, CIT Group has a premium brand focused on providing clients with customized financial solutions based on a combination of financial, intellectual and relationship capital. CIT Group sources transactions through direct marketing efforts to borrowers, lessees, manufacturers, vendors, distributors and to end-users through referral sources and other intermediaries. As of March 31, 2007, CIT Group managed assets of $79.7 billion comprised of an owned loan and lease portfolio of $73.4 billion and a securitized portfolio of $6.3 billion. CIT Group also serviced over $3.0 billion of third-party assets under fee-based contracts as of March 31, 2007. CIT Group employed approximately 7,500 people as of March 31, 2007.

Our Management Agreement

We will enter into a management agreement with our Manager, pursuant to which our Manager will provide for the day-to-day management of our operations.

Management Services

The management agreement appoints our Manager to manage our investments and day-to-day operations subject to the terms and conditions of the management agreement. In performing its duties under the management agreement, our Manager will use its commercially reasonable efforts to comply with, and to cause the personnel providing services to us to comply with, our conflicts of interest policy, investment guidelines and investment committee charter. Our Manager at all times will be subject to the supervision and direction of our board of directors, the terms and conditions of the management agreement and such further limitations or parameters as may be imposed from time to time by our board of directors. Our Manager is responsible for (i) the selection, purchase, sale and servicing of our commercial real estate investments, (ii) our financing activities and (iii) providing us with investment advisory services. Our Manager is responsible for our day-to-day operations and will perform (or cause to be performed) such services and activities relating to our investments and operations as may be appropriate, including, without limitation:

•	serving as our consultant with respect to the periodic review of investment criteria and parameters for investments, borrowings and operations (including, without limitation, the investment guidelines and conflicts of interest policy, any modifications to which must be approved by a majority of our independent directors) and other policies and recommendations with respect thereto for approval by our board of directors;

•	making available to us its knowledge and experience with respect to mortgage loans, real estate, real estate securities, other real estate-related assets and non-real estate related assets and real estate operating companies in the healthcare industry and otherwise;

•	serving as our consultant with respect to the identification, investigation, evaluation, analysis, selection, purchase, origination, negotiation, structuring, monitoring and disposition of our investments, including the accumulation of assets for securitization;

•	serving as our consultant with respect to decisions regarding any financings, securitizations, hedging activities or borrowings undertaken by us or our subsidiaries, including (1) assisting us in developing criteria for debt and equity financing that is specifically tailored to our investment objectives, (2) advising us with respect to obtaining appropriate warehouse or other financings for our investments and (3) advising us with respect to and structuring long-term financing vehicles for our investments, and advising us with respect to offering and selling securities publicly or privately in connection with any such structured financing;

•	serving as our consultant with respect to arranging for the issuance of mortgage backed securities from pools of mortgage loans or mortgage backed securities owned by us;

•	representing and making recommendations to us in connection with the purchase and finance and commitment to purchase and finance investments;

•	with respect to any prospective investment by us and any sale, exchange or other disposition of any investment by us, conducting negotiations on behalf of us with real estate brokers, sellers and purchasers and their respective agents, representatives and investment bankers and owners of privately and publicly held real estate companies;

•	providing us with portfolio management, asset servicing and loan servicing, including enforcing rights, exercising remedies, granting consents and taking other actions on our behalf in respect of our investments;

•	conducting periodic on-site visits to properties to inspect the physical condition of the properties and to evaluate the performance of a tenant or operator of its duties;

•	reviewing, analyzing and commenting upon the operating budgets, capital budgets and leasing plans of properties;

•	engaging and supervising, on behalf of us and at our expense, independent contractors that provide real estate, investment banking, mortgage brokerage, securities brokerage, appraisal, engineering, environmental, seismic, insurance, legal, accounting, transfer agent, registrar, leasing, master servicing, special servicing, due diligence and such other services as may be required relating to our operations or investments (or potential investments);

•	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

•	providing executive and administrative personnel, office space and office services required in rendering services to us;

•	performing and supervising the performance of administrative functions necessary in our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the services in respect of any of our incentive plans, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate information technology services to perform such administrative functions;

•	communicating on behalf of us with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading exchanges or markets and to maintain effective relations with such holders, including website maintenance, logo design, analyst presentations, investor conferences and annual meeting arrangements;

•	counseling us in connection with policy decisions to be made by our board of directors;

•	evaluating and recommending to us hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies, as so modified from time to time, with our qualification as a REIT, and with our investment guidelines;

•	counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury Regulations promulgated thereunder;

•	counseling us regarding the maintenance of our exemption from status as an investment company under the Investment Company Act and monitoring compliance with the requirements for maintaining such exemption;

•	furnishing reports and statistical and economic research to us regarding our activities and services performed for us or our subsidiaries by our Manager;

•	monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

•	investing and re-investing any of our monies and securities (including in short-term investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital-raising activities;

•	causing us to retain qualified accountants and legal counsel, as applicable, to (i) assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and, if applicable, taxable REIT subsidiaries and (ii) conduct quarterly compliance reviews with respect thereto;

•	causing us to qualify to do business in all jurisdictions in which such qualification is required and to obtain and maintain all appropriate licenses;

•	assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act and the Securities Act or by the NYSE;

•	taking all necessary actions to enable us and our subsidiaries to make required tax filings and reports, including soliciting stockholders for required information to the extent necessary under the Internal Revenue Code and Treasury Regulations applicable to REITs;

•	handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations other than with our Manager and its affiliates;

•	arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

•	using commercially reasonable efforts to cause expenses incurred by or on behalf of us to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

•	performing such other services as may be required from time to time for the management and other activities relating to our assets as our board of directors reasonably requests or our Manager deems appropriate under the particular circumstances; and

•	using commercially reasonable efforts to cause us to comply with all applicable laws.

Pursuant to the terms of the management agreement, our Manager will provide us with a management team, including a chief executive officer, chief financial officer and chief investment officer or similar positions, along with appropriate support personnel to provide the management services to be provided by our Manager to us as described in the management agreement, who are expected to devote their time to our management as necessary and appropriate, commensurate with the level of our activity. Our Manager will provide personnel for service on an investment or similar type of committee.

Our Manager has not assumed any responsibility under the management agreement other than to render the services called for under the management agreement in good faith and is not responsible for any action of our board of directors in following or declining to follow its advice or recommendations, including as set forth in our conflicts of interest policy, investment guidelines and investment committee charter. The management agreement provides that our Manager and its affiliates, and the directors, officers, employees and stockholders of our Manager and its affiliates, will not be liable to us, any of our subsidiaries, our board of directors or our stockholders for any acts or omissions by our Manager, its officers, employees or its affiliates, performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their respective duties under the management agreement. We have agreed to indemnify our Manager and its affiliates, and the directors, officers, employees and stockholders of our Manager and its affiliates, with respect to any and all expenses, losses, damages, liabilities, demands, charges and claims (including reasonable attorney’s fees) in respect of or arising from any acts or omissions of our Manager, its affiliates, and the directors, officers, employees and stockholders of our Manager and its affiliates, performed in good faith under the management agreement and not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their respective duties. Our Manager has agreed to indemnify us and our directors, officers and stockholders and each person, if any, controlling us, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of or arising from any acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement or any claims by our Manager’s employees relating to the terms and conditions of their employment by our Manager. Our Manager, through CIT Group, will maintain reasonable and customary ‘‘errors and omissions’’ and other customary insurance coverage.

Our Manager is required to refrain from any action that, in its sole judgment made in good faith, (i) would adversely affect our qualification as a REIT under the Internal Revenue Code or our status as an entity exempted from investment company status under the Investment Company Act, or (ii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or of any exchange on which our securities may be listed or that would otherwise not be permitted by our charter or bylaws. If our Manager is ordered to take any action by our board of directors, our Manager will notify our board of directors if it is our Manager’s judgment that such action would adversely affect such status or violate any such law, rule or regulation or our charter or bylaws. Our Manager, its directors, officers, stockholders and employees will not be liable to us, our board of directors, or our stockholders for any act or omission by our Manager, its directors, officers, stockholders or employees except as provided in the management agreement.

Term and Termination Rights

The management agreement has an initial term expiring on June 30, 2010, and will be automatically renewed for one-year terms thereafter unless we or our Manager elects to not renew the agreement upon the expiration date of the initial term or any renewal term by providing the other party with at least 180 days prior notice of its intention not to renew the agreement. The management agreement does not limit the number of renewal terms. The management agreement may not be terminated without cause during the initial term or any renewal term. We may only elect to not renew the management agreement upon the expiration of the initial term or any renewal term. If we elect to not renew the agreement upon expiration of the initial term or any renewal term we will be required to pay our Manager a termination fee, within 90 days of termination, equal to the sum of the average annual base management fee plus the average annual incentive fee, earned during the two years immediately prior to termination, multiplied by three. The termination fee will be calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. In addition, following any termination of the management agreement, we must pay our Manager all compensation accruing to the date of termination. We also may not assign the management agreement in whole or in part to a third party without the written consent of our Manager.

In addition, if we decide to not renew the management agreement due to fees that a majority of our independent directors have determined to be unfair, our Manager may agree to perform its management services at fees our independent directors determine to be fair, and the management agreement will be renewed on such revised fee terms. In such circumstances, our Manager may give us notice that it wishes to renegotiate the fees, in which case we and our Manager must negotiate in good faith, and if we cannot agree on a revised fee structure at the end of our 180 day notice period, the agreement will not be renewed, and we must pay the termination fees described above.

We may also terminate the management agreement with 60 days’ prior written notice for cause, without paying the termination fee, if any of the following events occur, which will be determined by a majority of our board of directors, including a majority of our independent directors:

•	our Manager’s fraud, misappropriation of funds or embezzlement against us or its gross negligence in the performance of its duties under the management agreement (including such action or inaction by our Manager which materially impairs our ability to conduct our business;

•	a material breach of any provision of the management agreement (including the failure of our Manager to use commercially reasonable efforts to comply with our conflicts of interest policy and investment guidelines) if such default continues uncured for a period of 60 days after written notice thereof, which notice must contain a request that the same be remedied;

•	our Manager raises, sponsors, forms or advises any new investment fund, company or vehicle, including any REIT, that invests primarily in healthcare-related commercial mortgage loans or other commercial healthcare-related real estate loans, such as mezzanine loans (but specifically excluding CMBS and other similar pass through securities) in the United States or healthcare-related properties in the United States;

•	our Manager commences any proceeding relating to its bankruptcy, insolvency, reorganization or relief of debtors or there is commenced against our Manager any such proceeding which results in an order for relief or remains undismissed for a period of 90 days;

•	upon the conviction (including a plea of nolo contendere) of our Manager of a felony or the entry of any order or consent decree by any state or federal regulatory agency or authority, or the settlement by our Manager with any such regulatory agency or authority, whether or not such order, consent decree or settlement involves the admission or denial of liability, with respect to or arising out of any regulatory proceeding where the subject matter of the regulatory proceeding involves conduct of our Manager in the course of conducting its business as contemplated by the management agreement;

•	a change in control (as defined in the management agreement) of our Manager (provided that we exercise this right within six months following such change in control); or

•	the dissolution of our Manager.

Our Manager may at any time assign certain duties under the management agreement to any affiliate of our Manager provided that our Manager shall remain liable to us for the affiliate’s performance.

Management Fees and Incentive Fee

We do not intend to employ personnel. As a result, we will rely on the facilities, resources and personnel of our Manager to conduct our operations. The base management fee is payable monthly in arrears in cash, and the incentive fee is payable quarterly in arrears in cash or, at the option of our Manager, all or a portion of such incentive fee may be paid in shares of our common stock, subject to the restrictions described below. The base management fee is intended to reimburse our Manager for providing certain services to us as described above under ‘‘—Management Services.’’ Our Manager may also be entitled to certain expense reimbursements as described below. Expense reimbursements to our Manager will be made monthly.

Base Management Fee.    We will pay our Manager a base management fee monthly in arrears in an amount equal to 1/12 of 1.75% of our equity. For purposes of calculating the base management fee, our equity equals the month-end value, computed in accordance with GAAP, of our stockholders’ equity, adjusted to exclude the effect of any unrealized gains, losses or other items that do not affect realized net income. Our Manager will use the proceeds from its management fee in part to pay compensation to its officers and employees provided to us who, notwithstanding that certain of them also are our officers, will receive no cash compensation directly from us.

Incentive Fee.    Our Manager will be entitled to receive a quarterly incentive fee pursuant to the terms of the management agreement. The purpose of the incentive fee is to provide an additional incentive for our Manager to achieve targeted levels of Funds From Operations and to increase our stockholder value. The quarterly incentive fee will be payable in arrears and will be in an amount equal to the product of:

•	25% of the dollar amount by which

•	our Funds From Operations (after the base management fee and before the incentive fee) (as defined in the management agreement) for such quarter per share of our common stock (based on the weighted average number of shares outstanding for such quarter)

•	plus the amount by which any capital gains realized during the quarter exceed any capital losses realized during the quarter

•	exceed an amount equal to

•	the weighted average of the price per share of our common stock issued in all our offerings (including this offering), in each case at the time of issuance thereof, multiplied by the greater of

•	2.25% and

•	0.75% plus one-fourth of the 10-year U.S. treasury rate (as defined in the management agreement) for such quarter

•	multiplied by the weighted average number of shares of our common stock outstanding during such quarter.

‘‘Funds From Operations’’ is based upon standards established by the National Association of Real Estate Investment Trusts, or NAREIT, on the date hereof and means net income (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, plus depreciation and amortization on real estate assets and non-cash equity compensation expense, and after adjustments for unconsolidated partnerships and joint ventures. However, for purposes of determining the incentive fee, the calculation of Funds From Operations shall be adjusted to exclude one-time events pursuant to changes in GAAP, and may be adjusted to exclude other non-cash charges after discussion between our Manager and our independent directors and approval by the majority of our independent directors in the case of non-cash charges.

‘‘10-year U.S. treasury rate’’ means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to a constant maturity of 10 years) published by the Federal Reserve Board in publication H. 15, or any successor publication, during a calendar quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by us. If we determine in good faith that the 10-year U.S. treasury rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than 12 years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by us.

The following example illustrates how we would calculate our quarterly incentive fee in accordance with the management agreement.

Assume the following:

•	Funds From Operations for the quarter equals $10,000,000;

•	Amount by which capital gains exceeds capital losses for the quarter is $1,000,000;

•	25,000,000 shares of common stock are outstanding and the weighted average number of shares of common stock outstanding during the quarter is 25,000,000;

•	10-year U.S. Treasury Rate is 4.5%; and

•	weighted average price per share of common stock is $17.00.

Under these assumptions, the quarterly incentive fee payable to our Manager would be $359,375 as calculated below:

1.	Funds From Operations plus amount by which capital gains exceeds capital losses for the quarter	$11,000,000
2	Per share amount calculated in 1 above ($11,000,000/25,000,000)	$0.44
3.	Weighted average price per share of common stock ($17.00) multiplied by the greater of (A) 2.25% and (B) 0.75% plus one-fourth of 10-year U.S. Treasury Rate	$0.38
4.	Excess of Funds From Operations per share over amount calculated in 2 above ($0.44-$0.38)	$0.06
5.	Weighted average number of shares outstanding multiplied by the amount calculated in 3 above (25,000,000 x $0.06)	$1,437,500
6.	Incentive Fee equals 25% of amount calculated in 4 above	$359,375

Pursuant to the calculation formula, if Funds From Operations increases and the weighted average share price and shares of common stock outstanding remain constant, the incentive fee will increase.

We will not incur any incentive fees in connection with this offering.

Our ability to achieve returns in excess of the thresholds noted above in order for our Manager to earn the incentive fee described above is dependent upon the level and volatility of interest rates, our ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within our control.

Our Manager will compute the quarterly incentive compensation within 45 days after the end of each calendar quarter, and we will pay the quarterly incentive compensation with respect to each calendar quarter within 10 business days following the delivery to us of our Manager’s written statement setting forth the computation of the incentive fee for such quarter. The management agreement provides that of our Manager may elect to receive all or a portion of the incentive fee in shares of our common stock and the balance would be paid in cash. Under the management agreement, our Manager agrees that it may not elect to receive shares of our common stock as payment of its incentive compensation, except in accordance with all applicable NYSE rules and securities laws (including prohibitions on insider trading).

The number of shares to be received by our Manager, if any, will be based on the closing price of our common stock on the first business day prior to the payment date. Shares of our common stock delivered as payment of the incentive fee to our Manager will be immediately vested.

Reimbursement of Expenses.    We pay all our operating expenses, except those specifically required to be borne by our Manager under the management agreement. Our Manager is responsible for employment expenses of our Manager’s employees, including our officers and any directors who are also employees of our Manager. The costs and expenses required to be paid by us include, but are not limited to:

•	costs incident to the acquisition, disposition, maintenance, administration, ownership and financing of our investments;

•	expenses incurred in contracting with third parties;

•	external legal, auditing, accounting, consulting, investor relations and administrative fees and expenses;

•	the compensation and expenses of our directors (excluding those directors who are officers or employees of our Manager) and the cost of liability insurance to indemnify our directors and officers;

•	the costs associated with our establishment and maintenance of any credit facilities and other indebtedness (including commitment fees, accounting fees, legal fees, closing costs and similar expenses);

•	expenses associated with our formation and capital raising, including this offering and other securities offerings by us;

•	expenses relating to the payment of dividends;

•	costs incurred by our directors and officers and employees of our Manager for travel on our behalf;

•	expenses incurred in connection with servicing problem or delinquent loans, or special servicing;

•	expenses connected with communications to holders of our securities and in complying with the continuous reporting and other requirements of the SEC and other governmental bodies;

•	transfer agent and exchange listing fees;

•	the costs of printing and mailing proxies and reports to our stockholders;

•	costs associated with any computer software, hardware or information technology services that are used primarily for us;

•	the costs and expenses incurred with respect to market information systems and publications, research publications and materials relating solely to us;

•	settlement, clearing, and custodial fees and expenses relating to us;

•	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency (as such costs relate to us), all taxes and license fees and all insurance costs incurred on our behalf;

•	the costs of administering any of our incentive plans; and

•	our pro rata portion of rent (including disaster recovery facility costs and expenses), telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

Conflicts of Interest in Our Relationship with Our Manager

We, our executive officers, certain of our directors and our Manager will face conflicts of interest because of our relationships with each other. We were formed by our Manager. The terms of our management agreement, including fees payable, were not negotiated at arms-length. As a result, those terms may not be as favorable to us as if the management agreement had been negotiated with an unaffiliated party. The terms of the contribution agreement relating to the contribution of our initial assets were also not negotiated at arms-length. As a result, and those terms, including the consideration paid for our initial assets, may not be as favorable to us as if the contribution agreement had been negotiated with an unaffiliated party. Our Manager also faced conflicts of interest in determining which assets in its portfolio would be contributed to us as part of our initial assets since there were other assets in our Manager’s portfolio that met the criteria in our investment guidelines and conflicts of interest policy and therefore could have been selected for contribution to us. In addition, none of the employees of our Manager or CIT Group or any of our officers will devote his or her time to us exclusively. Our president’s primary focus will be to us and our operations.

The compensation we will pay to our Manager consists of both a base management fee that is not tied to our performance and an incentive fee that is based entirely on our performance. The risk of the base management fee component is that it is received regardless of performance and it may not provide sufficient incentive to our Manager to seek to achieve attractive risk-adjusted returns to our portfolio. The risk of the incentive fee component is that it may cause our Manager to place undue emphasis on the short-term maximization of our funds from operations and capital gains at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive fee. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our investment portfolio.

Our Manager is authorized to follow very broad investment guidelines and has great latitude within those guidelines in determining the types of assets it may decide are proper investments for us. Our board of directors will periodically review our investment guidelines and our investment portfolio. However, our board is not expected to review or approve individual investments unless our independent investment advisor determines that such review is appropriate. In addition, our board of directors and our independent investment advisor will rely primarily on information provided to it by our Manager. Furthermore, transactions entered into by our Manager on our behalf may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors.

Conflicts of Interest Policies

We have adopted certain policies that are designed to eliminate or minimize certain potential conflicts of interest. Our board of directors has established investment guidelines. Unless otherwise approved by the majority of our independent directors, all of our investments must be in accordance with our investment guidelines. We have developed a conflicts of interest policy with our Manager in an effort to address conflicts with respect to the allocation of investment opportunities. However, we cannot make any assurances regarding the success of investments that are allocated to us or to our Manager. This conflicts of interest policy includes the following:

First Right to Invest.    Our Manager has agreed to provide us with the first right to invest in investment opportunities which it originates or otherwise identifies meeting certain criteria. Specifically, we will have the first right to invest in any mortgage or real estate asset that our Manager originates or otherwise identifies with one or more of the following characteristics, regardless of how such asset is originated or otherwise identified by our Manager, unless otherwise specified below:

•	any mortgage loan with a total principal amount over $75.0 million;

•	any investment opportunity which constitutes equity or preferred equity;

•	any investment opportunity which constitutes mezzanine loans or B Notes; and

•	any investment that our Manager originates and elects to syndicate.

Further, we will have the right to invest in any other mortgage or real estate-related asset that our Manager elects not to invest in for any reason, including failure to satisfy our Manager’s investment criteria or concentration issues. Our Manager’s executive officers and other personnel may be involved in both the decision of whether an investment opportunity is to be referred to us and the decision of whether we will participate in the investment opportunity.

Pari-Passu Co-Investments.    The economic terms of any co-investment with our Manager made on a pari passu basis must be at least as favorable to us as to our Manager.

Co-Investments with Debt Tranches of Different Priorities.    We have adopted the following policies with respect to co-investments with our Manager involving debt tranches of different priorities.

•	Any co-investment purchased in the secondary market from an unaffiliated third party that results in our Manager and us holding debt tranches of different priorities must be on the same terms as are offered by the third party.

•	Any co-investment that is purchased or part of a co-origination with our Manager and that results in our Manager and us holding debt tranches of different priorities must comply with the following:

•	if there is one or more third party participants in our debt tranche, our investment must be on terms no less favorable than the most favored third party participant in our debt tranche;

•	if there are no other participants in our debt tranche, our investment must be on then current market terms for similar investments purchased in arms-length transactions as reasonably determined by our Manager based upon third party bids received or published market data; and

•	in the event that third party bids or published market data are not available to our Manager, our investment must be approved by a majority of our independent directors.

Participations.    We have adopted the following policies with respect to our participation in investments in which our Manager and its affiliates are also participating.

•	In the event that we (i) invest in a loan, or portion of a loan, that is directly or indirectly secured by the same underlying real estate asset that secures a debt tranche of a different priority held by our Manager or (ii) we or our Manager hold a preferred equity interest in a real estate asset that (directly or indirectly) secures a loan in which the other party has an interest, then, if each of our Manager and us holds a majority of its respective debt tranche, a majority of our independent directors may, upon the occurrence of (i) a material default in respect of the debt tranche in which we hold an interest or (ii) any request to amend, modify or waive any material term of our debt tranche in order to avoid a pending material default, retain a reputable independent third party special servicer or adviser to advise our board of directors with respect to all material rights, remedies, enforcement actions, amendments and requests for waivers or consents in respect of our debt tranche, and the cost of such servicer or adviser will be deducted from any base management fee payable to our Manager in respect of our debt tranche. However, such costs must not exceed the lesser of the special servicer fee and the management fee allocable to our equity allocable to such loan.

•	We may not invest (i) in any loan directly or indirectly secured by a real estate asset in which our Manager has an equity interest (other than preferred equity) or (ii) in any equity interest (other than preferred equity) in any real estate asset which directly or indirectly secures any loan held by our Manager.

Fees.    In connection with any investment purchased from our Manager or any co-investment or participation with our Manager, our Manager will provide us with our pro rata portion of any fees collected from the borrower on such investment.

Legal Counsel.    The legal department of our Manager and CIT Group will provide legal services to us, and we and our officers and directors will be entitled to all fiduciary obligations owed by attorneys to their clients and attorney-client privileges available under applicable law. In order to mitigate possible conflicts of interest, we will retain separate external counsel with respect to the following:

•	any disputes between our Manager and us arising under the management agreement or any other agreement between our Manager and us;

•	any co-investments or investments purchased from our Manager where we and our Manager are purchasing tranches of different priorities;

•	any investment for which a majority of our independent directors has retained a special servicer or advisor in accordance with the management agreement;

•	any matter that a majority of our independent directors identifies as a situation where the dual representation of us and our Manager presents an actual or apparent conflict of interest; and

•	at our option or the option of our Manager or any of our independent directors, with respect to any other matter.

This conflicts of interest policy may be changed or waived by us and our Manager (which approval must include a majority of our independent directors) without the approval of our stockholders.

In addition, there will be an ‘‘independent investment advisor’’ that will attend or otherwise participate in meetings of our investment committee. The independent investment advisor will be retained by our board of directors (and approved by a majority of our independent directors), and will have the authority to bring to our nominating, corporate governance and investment oversight committee for its review and, if appropriate, approval, any investment committee decision that the independent investment advisor determines, in its sole discretion, should be reviewed including, without limitation, any investment decision that (i) contravenes our investment guidelines or (ii) presents an actual or apparent conflict of interest between our Manager, or any of its affiliates, and us. Such independent investment advisor will be unaffiliated with our Manager and CIT Group and will be compensated by us.

 Management

Directors and Executive Officers

Upon completion of this offering, our board of directors will initially consist of six directors, including the five director nominees named below, each of whom has been nominated for election and has consented to serve as a director upon completion of this offering. We believe that five of the directors will be considered independent in accordance with the general independence standards of the NYSE. Upon the expiration of their current terms at the annual meeting of stockholders in 2008, directors will be elected to serve a term of one year. Our bylaws provide that a majority of the entire board of directors may establish, increase or decrease the number of directors, provided that the number of directors shall never be less than one, which is the minimum number required by the Maryland General Corporation Law, nor more than 15. All of our executive officers serve at the discretion of our board of directors. The following table sets forth certain information about our director, director nominees and executive officers.

Name	Age	Position with Us
F. Scott Kellman	50	Chief Executive Officer and President
Michael P. McDugall	47	Chief Investment Officer
Robert O’Neill	53	Chief Financial Officer, Treasurer and Secretary
Flint D. Besecker	41	Director; Vice-Chairman of the Board of Directors nominee
Kirk E. Gorman	56	Independent Director nominee (Chairman of the Board of Directors)
Gerald E. Bisbee, Jr.	64	Independent Director nominee
Alexandra Lebenthal	43	Independent Director nominee
Karen P. Robards	57	Independent Director nominee
J. Rainer Twiford	54	Independent Director nominee

F. Scott Kellman has been our chief executive officer since May 2007 and our president since March 2007. Mr. Kellman has been a managing director and head of real estate at our Manager since January 2007. Mr. Kellman is a veteran of the healthcare industry and has 22 years of experience deploying capital in healthcare real estate. Prior to joining our Manager, Mr. Kellman was senior vice president business development, at Healthcare Property Investors, Inc. (NYSE: HCP) from June 2005 until January 2007, where he was responsible for directing business development and sourcing investment opportunities. In addition, Mr. Kellman served as senior vice president, treasurer of Tenet Healthcare Corporation (NYSE: THC) from March 2003 until May 2005 where he managed the financial aspects of Tenet’s real estate as well as overseeing the company’s corporate finance and cash management functions. Prior to that, Mr. Kellman was an executive officer of Omega Healthcare Investors, Inc. (NYSE: OHI) from August 1993 until February 2002, where he acquired and provided debt financing for healthcare real estate properties. Mr. Kellman served as chief operating officer the last three years he was at Omega. In addition, Mr. Kellman founded and operated Medical REIT, a healthcare REIT, which was merged into Omega Healthcare in August 1993. Mr. Kellman received an AB in political science with high distinction as well as a JD from the University of Michigan.

Michael P. McDugall has been our chief investment officer since May 2007. Mr. McDugall has been a managing director and head of risk management for real estate investment at our Manager since March 2007. In this capacity, he has overall credit responsibility for the real estate investment portfolio of our Manager. Prior to joining our Manager, Mr. McDugall held a variety of management roles at GE Commercial Finance Real Estate (NYSE: GE) from December 1987 to March 2007. From April 2002 until March 2007 Mr. McDugall served within GE’s North American equity investment division as a territory risk manager and credit officer within the business development and direct investments groups from April 2005 until March 2007 and before that within the strategic joint venture group from April 2002 until April 2005, where his responsibilities included overseeing transaction structuring, underwriting due diligence, credit approvals and closing due diligence. Prior to joining GE, Mr. McDugall was a manager with the accounting firm of PricewaterhouseCoopers (successor firm to Coopers and Lybrand) from January 1984 until December 1987 where he practiced as a certified public accountant. Mr. McDugall received a BS in business administration from LaSalle University.

Robert O’Neill has been our chief financial officer, treasurer and secretary since May 2007. Mr. O’Neill has been with CIT Group since June 2003 as senior vice president, finance and accounting, responsible for Sarbanes-Oxley implementation and compliance, as well as for monitoring internal controls globally. Prior to joining CIT Group, he provided consulting services to CIT Group on SEC reporting matters and internal controls. Mr. O’Neill held a variety of financial executive positions at J.P. Morgan Chase (NYSE: JPM) and its predecessor banks, most recently as chief financial officer of its Latin America region from April 1997 until July 2002. Mr. O’Neill received a BA in psychology from Fairfield University and an MBA in accounting from Rutgers University. He is a certified public accountant and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Flint D. Beseckerhas been a member of our board of directors since our formation and will become vice chairman of our board of directors upon consummation of this offering. Mr. Besecker has been president of our Manager since its formation. In his capacity as president, he is responsible for its overall strategy, growth and profitability. Prior to joining CIT Group in December 2004, Mr. Besecker held a variety of executive positions at GE Healthcare Financial Services (NYSE: GE) from October 1999 until November 2004. Mr. Besecker served as a managing director and group head of GE Healthcare Financial Services from October 2002 until November 2004 and, prior to that, as director—strategic marketing from October 2001 until October 2002. In addition, Mr. Besecker served as executive vice president and chief risk officer of Heller Healthcare Finance (NYSE: HF) and was the president and co-founder of Healthcare Analysis Corporation. He has also served as an officer of Healthcare Financial Partners (NYSE: HCFP). Mr. Besecker received a BS in accounting from Canisius College and is a certified public accountant.

Kirk E. Gorman will join our board of directors as chairman upon consummation of this offering. Since September 2003, Mr. Gorman has been senior vice president, chief financial officer of Jefferson Health System, Inc. Prior to joining Jefferson Health System, Mr. Gorman was chief financial officer of Universal Health Services, Inc. from 1987 until March 2003. Universal Health Services is a large healthcare management company, operating acute care hospitals, behavioral health facilities and ambulatory centers throughout the United States. Mr. Gorman was also president of Universal Health Realty Income Trust, a REIT specializing in healthcare and human service related facilities, from 1987 until March 2003. Mr. Gorman is currently a director of VIASYS Healthcare Inc. and IASIS Healthcare Corporation. Mr. Gorman received an AB from Dartmouth College and an MBA from the Tuck School of Business.

Gerald E. Bisbee, Jr. will join our board of directors upon consummation of this offering. Since 1998, Mr. Bisbee has been chairman, president and chief executive officer of ReGen Biologics, Inc, an orthopedic medical device developer, manufacturer and distributor. Prior to joining ReGen, Mr. Bisbee was chairman and chief executive officer of APACHE Medical Systems, Inc., which he joined in 1989. Mr. Bisbee is currently a director of Cerner Corporation (NASDAQ: CERN). Mr. Bisbee received a BA in business from North Central College, an MBA from the Wharton School of the University of Pennsylvania and a PhD and M. Phil. from Yale University.

Alexandra Lebenthal will join our board of directors upon consummation of this offering. Since October 2006, Ms. Lebenthal has been president and chief executive officer of Alexandra & James, Co., a wealth management company, which she co-founded. Prior to forming Alexandra & James, Ms. Lebenthal was chief executive officer, executive vice president of the Lebenthal Division of Advest Inc. from January 2002 until December 2005. Ms. Lebenthal is currently a director of Broadridge Financial Solutions and The Securities Industry Financial Markets Organization (SIFMA). Ms. Lebenthal received an AB in history from Princeton University.

Karen P. Robards will join our board of directors upon consummation of this offering. Since 1987, Ms. Robards has been a partner of Robards & Company, LLC, a financial advisory, consulting and private investment firm. From 1976 to 1987, Ms. Robards was an investment banker at Morgan Stanley & Co., where she headed its healthcare investment banking activities. Ms. Robards serves as the independent chair of the board of several open-end and closed-end BlackRock mutual funds and is a director of AtriCure (NASDAQ: ATRC), Inc. Ms. Robards is a co-founder and director of the

Cooke Center for Learning and Development. Ms. Robards received an AB in economics from Smith College and an MBA from Harvard Business School.

J. Rainer Twifordwill join our board of directors upon consummation of this offering. Since 1999, Mr. Twiford has been president of Capital Strategies Advisors, Inc., an investment advisory company. Prior to joining Capital Strategies Advisors, Mr. Twiford was partner of Trammell Crow Company from 1987 until 1991. Mr. Twiford is currently a director of Russel County Hospital and IPI, Inc., and previously served on the board of a children’s behavioral health company. Mr. Twiford received a BA and a PhD from the University of Mississippi, an MA from the University of Akron and a JD from the University of Virginia.

Board Committees

Our board of directors has established three committees consisting solely of independent directors, the principal functions of which are briefly described below. Matters put to a vote at any one of our three committees must be approved by a majority of the directors on the committee who are present at a meeting, in person or as otherwise permitted by our bylaws, at which there is a quorum or by unanimous written consent of the directors on that committee.

Audit Committee

Our board of directors has established an audit committee, which will be composed of three of our independent directors: Mr. Bisbee, Ms. Lebenthal and Ms. Robards. Mr. Bisbee will chair the committee and has been determined by our board of directors to be an ‘‘audit committee financial expert’’ as that term is defined by the SEC. The audit committee assists the board of directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our consolidated financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.

The committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm and considering the range of audit and non-audit fees.

Compensation Committee

Our board of directors has established a compensation committee, which will be composed of three of our independent directors: Messrs. Bisbee and Twiford and Ms. Lebenthal. Mr. Twiford will chair the committee. The principal functions of the compensation committee are to:

•	evaluate the performance of and compensation paid by us, if any, to our chief executive officer;

•	evaluate the performance of our Manager;

•	review the compensation and fees payable to our Manager under our management agreement;

•	administer our incentive plans; and

•	produce a report on executive compensation required to be included in our proxy statement for our annual meetings, including the compensation, discussion and analysis.

Nominating, Corporate Governance and Investment Oversight Committee

Our board of directors has established a nominating, corporate governance and investment oversight committee, which will be composed of three of our independent directors: Messrs. Gorman and Twiford and Ms. Robards. Mr. Gorman will chair the committee. The nominating, corporate governance and investment oversight committee is responsible for:

•	identifying, recruiting and recommending to the full board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending to the board of directors corporate governance guidelines, including the committee’s selection criteria for director nominees;

•	reviewing and making recommendations on matters involving general operation of the board of directors and our corporate governance;

•	recommending to the board of directors nominees for each committee of the board of directors;

•	annually facilitating the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the board of directors; and

•	reviewing and, if appropriate, approving any investment opportunities that our independent investment advisor asks such committee to review and approve pursuant to the investment committee charter.

Code of Business Conduct and Ethics

Our board of directors has established a code of business conduct and ethics that applies to our officers, directors and employees, if any. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by our audit committee or, in the case of employees of our Manager and its affiliates who are involved in our business and who are not our executive officers or directors, by our chief executive officer and will be promptly disclosed as required by law or stock exchange regulations.

Director Compensation

We have not paid any cash compensation or granted any equity-based awards to any of the members of our board of directors. As of March 31, 2007, none of our directors held any awards in the form of or relating to our common stock.

Each independent director will receive an annual retainer of $100,000 in quarterly payments in arrears, of which 50% will be comprised of cash and 50% will be comprised of our common stock. Upon joining our board of directors, we will also grant each of our independent directors 3,000 restricted shares of our common stock which will vest over a three-year vesting schedule. We will also reimburse our independent directors for reasonable out-of-pocket expenses incurred in connection with performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance at full board and committee meetings. In addition, the chairs of our audit committee and our nominating, corporate governance and investment oversight committee each will be paid an annual retainer of $7,500 and the chair of our compensation committee will be paid an annual retainer of $5,000 in addition to the annual retainer of $100,000. The chairman of our board of directors will be paid an annual retainer of $10,000, in addition to his annual retainer of $100,000.

Executive Compensation

Compensation Discussion and Analysis

We have not paid, and we do not intend to pay, any cash compensation to our executive officers and we do not currently intend to adopt any policies with respect thereto. Our management agreement provides that our Manager will provide us with a management team, including our chief executive officer, chief financial officer and chief investment officer or similar positions. We do not have agreements with any of our executive officers or any employees of our Manager with respect to their compensation. Our Manager will determine the levels of base salary and cash incentive compensation that may be earned by our executive officers, based on the time required for the performance of the duties of our Manager under the management agreement and such other factors as our Manager may determine are appropriate. Our Manager will also determine whether and to what extent our executive officers will be provided with pension, deferred compensation and other employee benefits plans and programs. Cash compensation paid to our executive officers will be paid by our Manager from the fees paid by us to our Manager under the management agreement. We will not control how such fees will be allocated by our Manager to its employees and have been advised by our Manager that none of our executive officers is entitled to any part of such fees, except as may be determined by our Manager in its discretion. For a description of our management agreement, see ‘‘Our Manager and Management Agreement—Our Management Agreement.’’

We have determined to make grants of restricted stock to certain of our executive officers and directors, effective as of the consummation of this offering, as discussed further in the table following ‘‘Equity Incentive Plans.’’ These awards were made in recognition of such individual’s efforts on our behalf in connection with our formation and this offering and to provide a retention element to their compensation. As a new company, our compensation committee has not yet adopted a policy with respect to future grants of equity awards to our executive officers. We anticipate that such determinations will be made based on factors such as the desire to retain such officer’s services over the long-term. In addition, our compensation committee may determine to make awards to new executive officers in order to attract talented professionals to serve us. We have not granted any equity-based awards to any of our executive officers and none of our executive officers hold any awards based on or relating to our common stock. Our Manager may grant awards based on such shares to one or more of its employees, including our executive officers and directors, subject to terms and conditions determined in our Manager’s discretion and subject to our Manager’s policies. See below, under ‘‘Equity Incentive Plans—Equity Plan’’ and ‘‘Equity Incentive Plans—Manager Equity Plan’’ for descriptions of these plans.

Equity Incentive Plans

Equity Plan

We have adopted the Care Investment Trust Inc. Equity Plan, which provides for the issuance of equity-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock that may be made by us to our directors and officers and to our advisors and consultants who are providing services to the Company (which may include employees of our Manager and its affiliates) as of the date of the grant of the award. Shares of common stock to be issued to our independent directors in respect of their annual retainer fees will be issued under this plan.

The Equity Plan will be administered by our board of directors (the plan administrator), which may delegate its authority to a committee of our board of directors. The plan administrator will have the authority to make awards to eligible directors, officers, advisors and consultants, and to determine what form the awards will take and the terms and conditions of the awards. Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under the Equity Plan without first obtaining the consent of our stockholders.

An aggregate of 700,000 shares of our common stock are reserved for issuance under the Equity Plan, subject to adjustment as provided below. Included in the 700,000 shares are 551,667 shares available for future issuances. If any shares subject to an award granted under the Equity Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of common stock with respect to such award will again be available for awards under the Equity Plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for awards under the Equity Plan.

No employee of our Manager shall receive one or more awards within any single calendar year greater than the lesser of (i) $1,000,000 or (ii) 75,000 shares of restricted stock.

In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger or other similar corporate transaction or event, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Equity Plan, then the plan administrator will make equitable changes or adjustments to: (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, grant price or purchase price relating to any award and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder in the form of cash or other property (including but not limited to shares of our common stock).

Each stock option and stock appreciation right granted under the Equity Plan will have a term of no longer than 10 years, and will have an exercise or base price that is no less than 100% of the fair market value of our common stock on the date of the grant of the award. The other terms of stock options and stock appreciation rights granted by us under the Equity Plan will be determined by the plan administrator.

The plan administrator will determine the terms and conditions of each grant of restricted stock or restricted stock units under the Equity Plan. Restricted stock units confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that are subject to the award. Unless otherwise determined by the plan administrator, the holders of awards of restricted stock or restricted stock units will be entitled to receive dividends or, in the case of restricted stock units, dividend equivalents, which in either case will be payable at such time that dividends are paid on outstanding shares.

The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock-based awards to eligible participants, the terms and conditions of which will be determined by the plan administrator at the time of grant.

Unless otherwise determined by the plan administrator, if our management agreement with our Manager is terminated or not renewed other than for cause (as defined in the management agreement), each outstanding award under the Equity Plan held by a participant who is an employee of our Manager will become immediately vested, exercisable and/or payable. Unless otherwise determined by the plan administrator, outstanding awards under the Equity Plan held by a participant who is one of our independent directors will become fully vested, exercisable and/or payable upon our termination of such independent director’s service as a director, unless such termination of service is pursuant to a removal for cause.

If we experience a change in control (as defined in the Equity Plan), the plan administrator will have full authority to determine the effect, if any, on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an award. The effect of a change in control may be specified in a participant’s award agreement or determined at a subsequent time. Unless otherwise specified in an award agreement, (i) any and all options and stock appreciation rights outstanding as of the effective date of a change in control shall be immediately exercisable and will remain exercisable until the earlier of the expiration of their initial term or the second anniversary of the participant’s termination of employment, (ii) any restrictions imposed on restricted stock or restricted stock units outstanding as of the effective date of the change in control will lapse, and (iii) the vesting of all awards denominated in shares of stock outstanding as of the effective date of the change in control shall be accelerated.

The Equity Plan will automatically expire on the 10th anniversary of the date on which it was adopted. Our board of directors may terminate, amend, modify or suspend the Equity Plan at any time, subject to stockholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under the Equity Plan at any time. No amendment or termination of the Equity Plan or any outstanding award may adversely affect any of the rights of an award holder without the holder’s consent.

Effective as of the completion of this offering, we will grant awards of an aggregate of 112,333 shares of restricted stock under the Equity Plan to the individuals set forth in the table below. We will also grant awards of an aggregate of 36,000 shares of restricted stock having the same terms as the grants to our officers to two employees of our Manager who are not our officers, effective as of the completion of this offering.

Name of Grantee and Title	Number of Shares of Restricted Stock
F. Scott Kellman, Chief Executive Officer and President	40,000
Flint D. Besecker, Director	30,000
Michael P. McDugall, Chief Investment Officer	17,333
Robert O’Neill, Chief Financial Officer	10,000
Kirk E. Gorman, Independent Director Nominee	3,000
Karen P. Robards, Independent Director Nominee	3,000
Alexandra Lebenthal, Independent Director Nominee	3,000
Gerald E. Bisbee, Independent Director Nominee	3,000
J. Rainer Twiford, Independent Director Nominee	3,000

Restricted stock granted to Messrs. Kellman, Besecker, McDugall and O’Neill vests in full on the third anniversary of the closing of this offering. Restricted stock granted to our independent directors vests ratably over three years from the date of the grant.

Manager Equity Plan

We have adopted the Care Investment Trust Inc. Manager Equity Plan, which provides for the issuance of equity-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock that may be made by us to our Manager.

The Manager Equity Plan will be administered by our board of directors (the plan adminstrator), which may delegate its authority to a committee of our board of directors. The plan administrator will have the authority to make awards to our Manager, to determine what form the awards will take and the terms and conditions of the awards. Our Manager may make awards to its employees and employees of its affiliates which are in the form of or based on the shares of our common stock acquired by our Manager under the Manager Equity Plan, in which case our Manager will make all determinations concerning the eligible employees of our Manager and its affiliates who may receive awards, which form the awards will take, and the terms and conditions of the awards. Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under the Manager Equity Plan without first obtaining the consent of our stockholders.

An aggregate of 1,505,000 shares of our common stock are reserved for issuance under the Manager Equity Plan, subject to adjustment as provided below. Included in the 1,505,000 shares are 329,960 shares available for future issuances. If any shares subject to an award granted under the Manager Equity Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to our Manager, the shares of common stock with respect to such award will again be available for awards under the Manager Equity Plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for awards under the Manager Equity Plan.

In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger or other similar corporate transaction or event, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Manager under the Manager Equity Plan, then the plan administrator will make equitable changes or adjustments to: (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, grant price or purchase price relating to any award and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the Manager, in the form of cash or other property (including but not limited to shares of our common stock).

Each stock option and stock appreciation right granted under the Manager Equity Plan will have a term of no longer than 10 years, and will have an exercise or base price that is no less than 100% of the fair market value of our common stock on the date of the grant of the award. The other terms of stock options and stock appreciation rights granted under the Manager Equity Plan will be determined by the plan administrator.

The plan administrator will determine the terms and conditions of each grant of restricted stock or restricted stock units under the Manager Equity Plan. Restricted stock units confer on the Manager the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that are subject to the award. Unless otherwise determined by the plan administrator, the Manager will be entitled to receive dividends or, in the case of restricted stock units, dividend equivalents, in respect of restricted stock and restricted stock unit awards, which in either case will be payable at such time that dividends are paid on outstanding shares.

The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock-based awards to our Manager, the terms and conditions of which will be determined by the plan administrator at the time of grant.

Unless otherwise determined by the plan administrator and set forth in an individual award agreement, all outstanding awards under the Manager Equity Plan held by our Manager which are not vested shall become immediately vested in the event that our management agreement with our Manager is terminated or not renewed other than for Cause (as defined in the management agreement).

If we experience a change in control (as defined in the Manager Equity Plan), the plan administrator will have full authority to determine the effect, if any, on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an award. The effect of a change in control may be specified in an award agreement or determined at a subsequent time. Unless otherwise specified in an award agreement, (i) any and all options and stock appreciation rights outstanding as of the effective date of a change in control shall be immediately exercisable for such period as specified in the Manager Equity Plan, (ii) any restrictions imposed on restricted stock or restricted stock units outstanding as of the effective date of the change in control will lapse, and (iii) the vesting of all awards denominated in shares of stock outstanding as of the effective date of the change in control shall be accelerated.

The Manager Equity Plan will automatically expire on the 10th anniversary of the date on which it was adopted. Our board of directors may terminate, amend, modify or suspend the Manager Equity Plan at any time, subject to stockholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under the Manager Equity Plan at any time. No amendment or termination of the Manager Equity Plan or any outstanding award may adversely any of the rights of an award holder without the Manager’s consent.

Effective as of the completion of this offering, we will grant to our Manager 587,520 fully vested shares of our common stock under the Manager Equity Plan and an additional 587,520 shares of restricted stock under the Manager Equity Plan that vest ratably over three years from the date of the grant. These shares will be subject to our Manager’s right to register the resale of shares pursuant to the registration rights agreement.

Indemnification and Limitation on Liability; Insurance

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or is threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessors in any of the capacities described above and any of our or our predecessors’ employees or agents.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in such capacity, or in the defense of any claim, issue or matter in any such proceeding. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We have obtained a policy of insurance under which our directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act of 1933, as amended, or the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

 Security Ownership of Certain Beneficial Owners
and Management

The following table sets forth certain ownership information with respect to our common stock for those persons known to us who directly or indirectly own, control or hold with the power to vote 5% or more of our outstanding common stock, and all executive officers and directors, individually and as a group.

Name and Address of Beneficial Owner(2)	Amount of Beneficial Ownership(1)
	Immediately Prior to This Offering		Immediately After This Offering
	Number of Shares	Percent	Number of Shares		Percent
CIT Real Estate Holding Corporation(3)	100	100%	3,306,350(4)		14.2%
CIT Healthcare LLC(3)	—	—	1,175,040(5)		5.0
F. Scott Kellman	—	—	40,000(6)		*
Michael P. McDugall	—	—	17,333(6)		*
Robert O’Neill	—	—	10,000(6)		*
Flint D. Besecker	—	—	30,000(6)		*
Kirk E. Gorman	—	—	3,000(7)		*
Gerald E. Bisbee, Jr.	—	—	3,000(7)		*
Alexandra Lebenthal	—	—	3,000(7)		*
Karen P. Robards	—	—	3,000(7)		*
J. Rainer Twiford	—	—	3,000(7)		*
All executive officers and directors as a group (9 persons)			112,333(6	)(7)	*

*	Less than 1%
(1)	In accordance with Commission rules, beneficial ownership includes:
•	all shares the investor actually owns beneficially or of record;
•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and
•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).
(2)	The address of CIT Healthcare, CIT Real Estate Holding Corporation and of each of the executive officers and directors listed above is c/o CIT Healthcare, 505 Fifth Avenue, 6th Floor, New York, New York 10017.
(3)	CIT Real Estate Holding Corporation and CIT Healthcare LLC are wholly-owned subsidiaries of CIT Group Inc., a publicly-traded company.
(4)	Represents shares issued to CIT Holding as partial consideration for the contribution of the initial assets to us and 100 shares issued to CIT Holding prior to this offering.
(5)	Includes 587,520 shares granted to our Manager pursuant to the Manager Equity Plan, which will vest immediately upon grant, and 587,520 shares granted to our Manager pursuant to the Manager Equity Plan, which will vest ratably over three years from the date of the grant.
(6)	Represents shares of restricted stock granted pursuant to our Equity Plan, all of which vest on the third anniversary of the closing of this offering.
(7)	Represents shares of restricted stock granted pursuant to our Equity Plan that vest ratably over three years from the date of the grant.

Certain Relationships and Related Transactions

We and CIT Holding will enter into a contribution agreement pursuant to which CIT Holding will contribute the initial assets to us concurrent with the consummation of this offering in exchange for 3,306,250 million shares of our common stock and approximately $252.3 million from the net proceeds of this offering (based on the mid-point of the price range set forth on the cover page of this prospectus). Upon consummation of the offering, CIT Holding will own 3,306,350 shares of our outstanding common stock, representing approximately 14.2% of our common stock outstanding.

We and our Manager will enter into a management agreement, pursuant to which our Manager will manage our day-to-day operations. We will pay our Manager a monthly base management fee and a quarterly incentive fee and will reimburse our Manager for certain expenses. Our Manager will earn a base management fee regardless of the performance of our investments. See ‘‘Our Manager and Management Agreement—Our Management Agreement’’ for more information regarding the services our Manager will provide to us and the fees we will pay to our Manager.

We, our Manager and CIT Holding will enter into a registration rights agreement with regard to (i) the shares of common stock issued to CIT Holding as partial consideration for the initial assets contributed to us upon consummation of this offering, (ii) shares of common stock granted to our Manager under our Manager Equity Plan and (iii) any shares of common stock which our Manager may receive from us as a part of its incentive fee under our management agreement or otherwise. Pursuant to such registration rights agreement, we will grant to our Manager and CIT Holding demand registration rights to have their shares registered for sale no more than once in any six month period and the right to ‘‘piggy-back’’ their shares in registration statements we might file in connection with any future public offering so long as our Manager is our manager. See ‘‘Description of Capital Stock —Registration Rights.’’

Our investments will be primarily sourced and originated by our Manager. We may also invest in loans in which our Manager will either invest along with us or in a position that may be senior to our investment. We have adopted a conflicts of interest policy to address these situations, as more fully described under ‘‘Our Manager and Management Agreement—Conflicts of Interest Policies.’’ We also intend to have our audit committee adopt a written policy with respect to transactions with related parties that are not covered by the management agreement, including our conflicts of interest policy. We expect the policy to provide that all related persons will be required to report to our Manager’s legal department or such person as the audit committee may determine any such related person transaction prior to its completion and the legal department (or other person) will determine whether it should be submitted to our audit committee for consideration. We expect the policy will cover all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) that are not covered by our conflicts of interest policy and in which we or our subsidiaries were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Related persons will include our directors and executive officers, or director nominees, beneficial owners of more than 5% of any class of our voting securities, any immediate family member of such persons and any entity in which any such person is employed or is a partner or a 5% or more securityholder.

In addition, we may enter into future transactions with our Manager with the approval of our independent directors.

We have not entered into any other transactions in which any other director or officer or stockholder of ours or of our Manager has any material interest.

 Description of Capital Stock

The following description of our capital stock is only a summary. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, our charter and our bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See ‘‘Where You Can Find More Information.’’

General

Our charter provides that we may issue up to 250,000,000 shares of common stock and 100,000,000 shares of preferred stock, both having par value $0.001 per share. As of March 31, 2007, 100 shares of our common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Our board of directors, with the approval of a majority of the entire board and without any action on the part of our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Upon completion of this offering, 23,379,723 shares of common stock will be issued and outstanding and no shares of preferred stock will be issued and outstanding. Under Maryland law, our stockholders are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. In the event that we are subject to tax under the excess inclusion income rules, we could reduce distributions to a charitable remainder trust or to a government entity, whose direct ownership of us results in tax liability being imposed at the REIT level. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Power to Reclassify Shares of Our Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests. No shares of our preferred stock are presently outstanding and we have no present plans to issue any preferred stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of our stock or any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Internal Revenue Code for each taxable year beginning after December 31, 2007, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for each taxable year beginning after December 31, 2007, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the second half of any calendar year.

Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our charter provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our common or capital stock.

Our charter also prohibits any person from beneficially or constructively owning shares of our capital stock that would result in our being ‘‘closely held’’ under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and from transferring shares of our capital stock if the transfer would result in our capital stock being owned by fewer than 100 persons. The foregoing includes a restriction on beneficial or constructive ownership of shares of our capital stock by any person that owns, actually or constructively, an interest in any of our tenants that would cause us to own, actually or constructively, more than a 9.9% interest in any of our tenants. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of such shares of our stock is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors has granted a limited exemption from the ownership limitation to CIT Holding, our

Manager and CIT Group and its affiliates but only to the extent that such affiliate’s ownership of our stock could not reasonably be expected to cause us to violate the REIT requirements (in which case such affiliate either would be required to sell some of our stock or would become subject to the excess share provisions of our charter, in each case to the extent necessary to enable us to satisfy the REIT requirements). Our board of directors may also require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions.

Any attempted transfer of our stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the attempted transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership contained in our charter, our charter provides that the purported transfer will be void ab initio. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall, upon demand, be required to provide to us such information as we may request, in good faith, to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in the best interests of our stockholders.

Registration Rights

In connection with the issuance of shares of our common stock to our Manager and CIT Holding, we will enter into a registration rights agreement with our Manager and CIT Holding with regard to (i) the shares of common stock issued to CIT Holding as partial consideration for the initial assets contributed to us upon consummation of this offering, (ii) shares of common stock granted to our Manager under our Manager Equity Plan and (iii) any shares of common stock which our Manager may receive from us as a part of its incentive fee under our management agreement or otherwise. Pursuant to such registration rights agreement, we will grant to our Manager and CIT Holding demand registration rights to have their shares registered for sale no more than once in any six month period and the right to ‘‘piggy-back’’ their shares in registration statements we might file in connection with any future public offering so long as our Manager is our manager. Notwithstanding the foregoing, any registration will be subject to cutback provisions and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as ‘‘blackout periods.’’

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is The Bank of New York.

 Shares Eligible for Future Sale

Prior to this offering, there has been no public market for our common stock. We cannot predict the effect, if any, that sales of shares or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock.

Prior to this offering, we had 100 shares of our common stock outstanding. Upon completion of this offering, we will have outstanding an aggregate of approximately 23,379,723 shares of our common stock, consisting of 18,750,000 shares sold to the public in this offering, 3,306,250 shares of common stock issued to CIT Holding as partial consideration for the contribution of the initial assets to us, 1,175,040 shares granted to our Manager under the Manager Equity Plan, 148,333 shares of restricted stock granted to our officers and directors and two employees of our Manager under the Equity Plan and 100 shares issued to CIT Holding prior to this offering.

Lock-Up Agreements

We will agree with the underwriters not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act, relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for a period of 180 days after the date of this prospectus. However, in the event that either (1) during the last 17 days of the ‘‘lock-up’’ period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the ‘‘lock-up’’ period, we announce that we will release earnings results during the 16-day period beginning on the last day of the ‘‘lock-up’’ period, then in either case the expiration of the ‘‘lock-up’’ will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated waive, in writing, such an extension.

Our officers, directors, our Manager and CIT Holding have agreed with the underwriters that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated for a period of 180 days after the date of this prospectus. However, in the event that either (1) during the last 17 days of the ‘‘lock-up’’ period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the ‘‘lock-up’’ period, we announce that we will release earnings results during the 16-day period beginning on the last day of the ‘‘lock-up’’ period, then in either case the expiration of the ‘‘lock-up’’ will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated waive, in writing, such an extension. We are not a party to this agreement.

Registration Rights

We, our Manager and CIT Holding will enter into a registration rights agreement with regard to (i) the shares of common stock issued upon the consummation of this offering to CIT Holding as partial consideration for the contribution of the initial assets to us, (ii) shares of common stock granted to our Manager under our Manager Equity Plan and (iii) any shares of common stock which our Manager may receive from us as a part of its incentive fee under our management agreement or otherwise. Pursuant to such registration rights agreement, we will grant to our Manager and CIT Holding demand registration rights to have their shares registered for sale no more than once in any six month period and the right to ‘‘piggy-back’’ their shares in registration statements we might file in connection with any future public offering so long as our Manager is our manager.

Certain provisions of the Maryland General
 Corporation Law and our Charter and Bylaws

The following description of the terms of our capital stock and certain provisions of Maryland law is only a summary. While we believe that the following description covers the material terms of our capital stock and certain provisions of Maryland law, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, the MGCL, our charter and our bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See ‘‘Where You Can Find More Information.’’

The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Directors; Election; Vacancies; Removal

Our charter provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than the minimum required by the MGCL (currently one) nor more than 15. Directors will be elected on an annual basis at the annual meeting of stockholders. A plurality of all votes cast on the matter at a meeting of stockholders at which a quorum is present is sufficient to elect a director. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum. Our bylaws currently provide that any vacancy may be filled by a majority of the remaining directors, except a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders, and until a successor is duly elected and qualifies. However, our charter and Bylaws provide that, at such time as we have at least three independent directors and a class of our common or preferred stock is registered under the Exchange Act, we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the board of directors. Accordingly, at such time, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Action by Stockholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders shall be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter, with certain exceptions, generally provides for approval of charter amendments and extraordinary transactions, which have been first declared advisable by our board of directors, by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. An affirmative vote of two-thirds of all votes entitled to be cast on the matter is required for approval of amendments to our charter related to removal of directors from our board of directors.

Our bylaws provide that the board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines in advance that such rights will apply to one or more transactions.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if the board of directors determines that it would be in our best interests.

Certain Restrictions on Ownership and Transfer of Our Capital Stock

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value or number (whichever is more restrictive) of our common or capital stock. Our board of directors has granted a limited exemption from the ownership limitation to CIT Holding, our Manager and CIT Group and its affiliates. The board may not grant such an exemption to any proposed transferee whose ownership of in excess of 9.8% of our outstanding shares would result in the termination of our qualification as a REIT. Our charter also prohibits any person from (a) beneficially or constructively owning shares of our capital stock that would result in us being ‘‘closely held’’ under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT, (b) beneficially or constructively owning shares of our capital stock that, due to such person’s actual or constructive ownership interest in any of our tenants, would cause us to own, actually or constructively, more than a 9.9% interest in any of our tenants, and (c) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of such shares of our stock, will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our REIT qualification. See ‘‘Description of Capital Stock—Restrictions on Ownership and Transfer.’’ These restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Our charter provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions (including the procurement and delivery of a required investor letter) will result in such shares owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If the transfer is ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio.

Business Combinations

Under the Maryland Business Combination Act, ‘‘business combinations’’ between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution which provides that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds stockholder vote for the removal of any director from the board of directors, as well as require such removal be for cause (as defined in our charter), (b) unless called by our chairman of the board, our chief executive officer or the board of directors, require the request of holders of a majority of outstanding shares to call a special meeting and (c) vest in the board of directors exclusive power to fix the number of directorships. Our charter also provides that at such time as Subtitle 8 becomes applicable to us, our board of directors will have the exclusive power to fill vacancies on the board of directors, by a vote of the remaining directors, and such vacancies will be filled until the end of the term of the class of directors in which the vacancy occurred.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter permits us, to the maximum extent permitted by Maryland law, to agree to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our charter also permits us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or is threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessors in any of the capacities described above and any of our or our predecessors’ employees or agents.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity, or in the defense of any claim, issue or matter in any such proceeding. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We will enter into indemnification agreements with each of our executive officers and directors. The indemnification agreements will require us to indemnify our executive officers and directors to the fullest extent permitted by law and to advance all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by our charter and bylaws and by Maryland law, it provides greater assurance to directors and executive officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights it provides.

 Federal Income Tax considerations

The following is a summary of the material U.S. federal income tax consequences of an investment in common stock of Care Investment Trust. For purposes of this section under the heading ‘‘Federal Income Tax Considerations,’’ references to ‘‘Care Investment Trust,’’ ‘‘we,’’ ‘‘our’’ and ‘‘us’’ mean only Care Investment Trust Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate Care Investment Trust and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who, as nominees, hold our stock on behalf of other persons;

•	persons who receive Care Investment Trust stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding Care Investment Trust stock as part of a ‘‘straddle,’’ ‘‘hedge,’’ ‘‘conversion transaction,’’ ‘‘synthetic security’’ or other integrated investment;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to ‘‘excess inclusion income.’’ See ‘‘Taxation of Care Investment Trust—Taxable Mortgage Pools and Excess Inclusion Income.’’ A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Care Investment Trust

We intend to elect to be taxed as a REIT, commencing with our initial taxable year ending December 31, 2007, upon the filing of our federal income tax return for such year. We believe that we have been organized and expect to operate in such a manner as to qualify for taxation as a REIT.

The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with our formation and election to be taxed as a REIT. In connection with this offering of our common stock, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be based on various assumptions relating to our organization and operation and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued and will not cover subsequent periods. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under ‘‘—Requirements for Qualification—General.’’ While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See ‘‘—Failure to Qualify.’’

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the ‘‘double taxation’’ at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

For tax years through 2010, most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. See ‘‘Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.’’

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See ‘‘Taxation of Stockholders.’’

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the ‘‘alternative minimum tax’’ on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See ‘‘—Prohibited Transactions,’’ and ‘‘—Foreclosure Property,’’ below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as ‘‘foreclosure property,’’ we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we derive ‘‘excess inclusion income’’ from an interest in certain mortgage loan securitization structures (i.e., a ‘‘taxable mortgage pool’’ or a residual interest in a real estate mortgage investment conduit, or ‘‘REMIC’’), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as ‘‘disqualified organizations’’ that are not subject to unrelated business income tax. See ‘‘—Taxable Mortgage Pools and Excess Inclusion Income’’ below.

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•	If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in ‘‘—Requirements for Qualification—General.’’

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arms-length terms.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•	The earnings of our subsidiaries, including any TRS, are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer ‘‘individuals’’ (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, is 2007). Our charter provides restrictions regarding the ownership and transfers of its shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to adopt December 31 as our year-end, and thereby will satisfy this requirement.

The Internal Revenue Code provides relief from violations of certain of the REIT requirements, in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including, in certain cases, the payment of a penalty tax that is based upon the magnitude of the violation. See ‘‘—Income Tests’’ and ‘‘—Asset Tests’’ below. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests.    If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in ‘‘Tax Aspects of Investments in Affiliated Partnerships.’’

Disregarded Subsidiaries.    If we own a corporate subsidiary that is a ‘‘qualified REIT subsidiary,’’ that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below) that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as a separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which Care Investment Trust holds an equity interest, are sometimes referred to herein as ‘‘pass-through subsidiaries.’’

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See ‘‘—Asset Tests’’ and ‘‘—Income Tests.’’

Taxable Subsidiaries.    In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, would be treated as prohibited transactions.

A TRS may not directly or indirectly operate or manage a healthcare facility. The Code defines a ‘‘healthcare facility’’ generally to mean a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients. If the IRS were to treat a subsidiary corporation of ours as directly or indirectly operating or managing a healthcare facility, such subsidiary would not qualify as a TRS, which could jeopardize our REIT qualification under the REIT 5% and 10% gross asset tests.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in ‘‘prohibited transactions,’’ generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage backed securities), ‘‘rents from real property,’’ dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a ‘‘shared appreciation provision’’), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that complies or attempts to comply with the various requirements applicable to our qualification as a REIT. However, the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

We and our subsidiaries may invest in real estate mortgage investment conduits, or REMICs, and we may invest in other types of commercial mortgage-backed securities, or CMBS. See below under ‘‘—Asset Tests’’ for a discussion of the effect of such investments on our qualification as a REIT.

We may also hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See ‘‘—Taxation of REITs in General,’’ ‘‘—Requirements for Qualification— General,’’ ‘‘—Asset Tests’’ and ‘‘—Failure to Qualify.’’

We may invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan.

Rents received by us will qualify as ‘‘rents from real property’’ in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as ‘‘rents from real property’’ unless it constitutes 15% or less of the total rent received under the lease. There can be no assurance, however, that the IRS will not assert that rent attributable to personal property with respect to a particular lease is greater than 15% of the total rent with respect to such lease. If the amount of any such non-qualifying income, together with other non-qualifying income, exceeds 5% of our gross income, we may fail to qualify as a REIT. We will review our properties to determine that rents attributable to personal property will not exceed 15% of the total rent with respect to any particular lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as ‘‘rents from real property,’’ we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an ‘‘independent contractor’’ from which we derive no revenue. We are permitted, however, to perform services that are ‘‘usually or customarily rendered’’ in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, except in certain instances, such as in connection with the operation or management of a healthcare facility, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income received from non-TRS lessees will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity. Tenants may be required to pay, besides base rent, reimbursements for certain amounts we are obligated to pay to third parties (such as a tenant’s proportionate share of a property’s operational or capital expenses), penalties for nonpayment or late payment of rent or additions to rent. These and other similar payments should qualify as ‘‘rents from real property.’’

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either income test and will not be favorably counted for purposes of either income test. Any fees earned by a TRS will be excluded from gross income for purposes of the income tests. Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, also will be excluded from gross income for purposes of the 95% gross income test, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry ‘‘real estate assets’’ (as described below under ‘‘—Asset Tests’’), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from such transactions will be excluded from gross income for purposes of the 95% gross income test, but will not be qualifying income for the 75% gross income test. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under ‘‘—Taxation of REITs in General,’’ even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of

‘‘real estate assets,’’ cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% gross test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to ‘‘straight debt’’ having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as ‘‘securities’’ for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute ‘‘straight debt,’’ which includes, among other things, securities having certain contingency features. A security does not qualify as ‘‘straight debt’’ where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under ‘‘—Income Tests.’’ In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests. If we hold a ‘‘residual interest’’ in a REMIC from which we derive ‘‘excess inclusion income,’’ we will be required either to distribute the excess inclusion income or to pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See ‘‘—Taxable Mortgage Pools and Excess Inclusion Income.’’

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them may not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment.

We may enter into sale and repurchase agreements under which we would nominally sell certain of our loan assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we would be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the loan assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See ‘‘—Income Tests.’’ We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as ‘‘straight debt’’ securities or for one of the other exclusions from the definition of ‘‘securities’’ for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)    the sum of

(1)	90% of our ‘‘REIT taxable income,’’ computed without regard to our net capital gains and the deduction for dividends paid, and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITS, and to provide us with a REIT-level tax deduction, the distributions must not be ‘‘preferential dividends.’’ A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our ‘‘REIT taxable income,’’ as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (b) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See ‘‘—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.’’

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries and CDOs, and (b) our inclusion of items in income for federal income tax purposes. Other potential sources of non-cash taxable income include:

•	real estate securities that are financed through securitization structures;

•	‘‘residual interests’’ in REMICs or taxable mortgage pools;

•	loans or mortgage backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•	loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which Care Investment Trust may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying ‘‘deficiency dividends’’ to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term ‘‘prohibited transaction’’ generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held ‘‘primarily for sale to customers in the ordinary course of a trade or business’’ depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

We might be subject to the tax on prohibited transactions if we were to syndicate, dispose of, or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. We intend to structure our lending activities and fee arrangements to avoid prohibited transaction characterization.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. Foreclosure property also includes certain qualified healthcare property acquired by a REIT as the result of the termination or expiration of a lease of such property (other than by reason of a default, or the imminence of a default, on the lease). In general, we may operate a qualified healthcare facility acquired in this manner through, and in certain circumstances may derive income from, an independent contractor for two years (or up to six years if extensions are granted). For purposes of this rule, a ‘‘qualified healthcare property’’ means a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider which is eligible for participation in the Medicare program with respect to such facility, along with any real property or personal property necessary or incidental to the use of any such facility.

We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that Care Investment Trust or a pass-through subsidiary enters into a hedging transaction to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets and the instrument is properly identified as a hedge along with the risk it hedges within prescribed time periods, any periodic income from the instrument, or gain from the disposition of such instrument, would be excluded altogether from the REIT 95% gross income test, and would be treated as non-qualifying income for the 75% gross income test. To the extent that we hedge in other situations (for example, against fluctuations in the value of foreign currencies), the resultant income will be treated as income that does not qualify under the 75% or the 95% gross income test, provided that certain requirements are met. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if

•	substantially all of its assets consist of debt obligations or interests in debt obligations,

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) ‘‘bear a relationship’’ to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise ‘‘substantially all’’ of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP arrangement, which might be noncash accrued income, could be treated as excess inclusion income. Under recently issued IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of ‘‘excess inclusion income’’ allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and

•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See ‘‘—Taxation of Stockholders.’’ Under recently issued IRS guidance, to the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In this case, we are authorized to reduce and intend to reduce distributions to such stockholders by the amount of such tax paid by the REIT that is attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See ‘‘—Annual Distribution Requirements.’’ The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and potentially could be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Foreign Investments

We and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. Certain foreign currency gains that we derive from certain of our investments will be treated as qualifying income for purposes of the REIT income tests if such gains are derived with respect to underlying income that itself qualifies for purposes of the REIT income tests, such as interest on loans that are secured by mortgages on real property. Other foreign currency gains, however, will be treated as income that does not qualify under the 95% or 75% gross income tests, unless certain technical requirements are met. No assurance can be given that these technical requirements will be met in the case of any foreign currency gains that we recognize directly or through pass-through subsidiaries, or that these technical requirements will not adversely affect our ability to satisfy the REIT qualification requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in ‘‘—Income Tests’’ and ‘‘—Asset Tests.’’

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through 2010). In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships

General

We may hold investments through entities that are classified as partnerships for federal income tax purposes. In general, partnerships are ‘‘pass-through’’ entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and potentially are subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by subsidiary partnerships. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See ‘‘Taxation of Care Investment Trust—Effect of Subsidiary Entities—Ownership of Partnership Interests.’’

Entity Classification

Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See ‘‘Taxation of Care Investment Trust—Taxable Mortgage Pools and Excess Inclusion Income.’’ If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the income tests as discussed in ‘‘Taxation of Care Investment Trust—Asset Tests’’ and ‘‘—Income Tests,’’ and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to the relief provisions described above. See ‘‘Taxation of Care Investment Trust—Asset Tests,’’ ‘‘—Income Test’’ and ‘‘—Failure to Qualify,’’ above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a ‘‘book-tax difference’’). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions.    So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 15% maximum federal rate through 2010) for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	dividends received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of ‘‘built-in gain’’ property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See ‘‘Taxation of Care Investment Trust—Annual Distribution Requirements.’’ Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See ‘‘Taxation of Care Investment Trust—Annual Distribution Requirements.’’ Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See ‘‘Taxation of Care Investment Trust—Taxable Mortgage Pools and Excess Inclusion Income.’’ As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Dispositions of Care Investment Trust Stock.    In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 15% (through 2010) if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2010) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving ‘‘reportable transactions’’ could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards ‘‘tax shelters,’’ are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations.    Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any ‘‘passive losses’’ against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A ‘‘non-U.S. holder’’ is any person other than:

•	a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

Ordinary Dividends.    The portion of dividends received by non-U.S. holders that is (1) payable out of our earnings and profits, (2) not attributable to our capital gains and (3) not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See ‘‘Taxation of Care Investment Trust—Taxable Mortgage Pools and Excess Inclusion Income.’’ As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income generally must be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions.    Unless our stock constitutes a U.S. real property interest (a ‘‘USRPI’’), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, and (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends.    Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under ‘‘—Taxation of Foreign Stockholders—Ordinary Dividends,’’ for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non- U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a ‘‘tax home’’ in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see ‘‘—Taxation of Foreign Stockholders—Ordinary Dividends’’), if (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our common stock will be ‘‘regularly traded’’ on an established securities exchange following this offering.

Dispositions of Care Investment Trust Stock.    Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a ‘‘domestically-controlled qualified investment entity.’’ A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we are, and we will be, a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will remain a domestically-controlled qualified investment entity.

In the event that we are not a domestically-controlled qualified investment entity, but our stock is ‘‘regularly traded,’’ as defined by applicable Treasury regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock any time during the one-year period ending on the date of the sale. We expect that our common stock will be publicly traded following this offering.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a ‘‘tax home’’ in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to ‘‘regularly traded’’ stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax.    If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as ‘‘debt financed property’’ within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent, however, that we are (or a part of us, or a disregarded subsidiary of ours) is a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. We anticipate that our investments may generate excess inclusion income. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we will be subject to corporate level tax on such income, and, in that case, we are authorized to reduce and intend to reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See ‘‘Taxation of Care Investment Trust—Taxable Mortgage Pools and Excess Inclusion Income.’’ As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a ‘‘pension-held REIT.’’ We will not be a pension-held REIT unless (1) we are required to ‘‘look through’’ one or more of our pension trust stockholders in order to satisfy the REIT ‘‘closely-held’’ test, and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning Care Investment Trust stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

Under proposed legislation, amounts paid to us by one or more of our TRSs in consideration of a lease of certain qualified healthcare properties would qualify as rents from real property for purposes of the REIT income qualification tests, provided that the qualified healthcare property is operated on behalf of such TRS by a person that is an eligible independent contractor, as defined in the Code. Additionally, certain foreign currency gains would be qualifying income for purposes of the REIT income tests. This legislation is merely proposed and has not been enacted, and no assurances can be provided that it will be enacted as currently proposed or at all.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

 Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated June     , 2007, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, the following respective numbers of shares of common stock:

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
UBS Securities LLC
Wachovia Capital Markets, LLC
Piper Jaffray & Co.
RBC Capital Markets Corporation
Stifel, Nicolaus & Company, Incorporated
Total	18,750,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the shares of common stock in the offering if any are purchased, other than those shares of our common stock covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 2,812,500 additional shares from us at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of common stock.

The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $per share. After the initial public offering the underwriters may change the public offering price and concession.

The following table summarizes the compensation and estimated expenses we will pay:

	Per Share		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting discounts and commissions paid by us	$	$	$	$
Expenses payable by us	$	$	$	$

The underwriters will not confirm sales to any accounts over which they exercise discretionary authority without first receiving a written consent from those accounts.

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act, relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for a period of 180 days after the date of this prospectus, except issuances of restricted stock pursuant to our equity incentive plans the recipients of which will be subject to such remaining lock-up period. However, in the event that either (1) during the last 17 days of the ‘‘lock-up’’ period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the ‘‘lock-up’’ period, we announce that we will release earnings results during the 16-day period beginning on the last day of the ‘‘lock-up’’

period, then in either case the expiration of the ‘‘lock-up’’ will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated waive, in writing, such an extension.

Our officers, directors, our Manager and CIT Holding have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for a period of 180 days after the date of this prospectus except transfers of stock made by our Manager of shares received pursuant to our equity incentive plans, the recipients of which will be bound by the terms of the lock-up for the remaining lock-up period. However, in the event that either (1) during the last 17 days of the ‘‘lock-up’’ period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the ‘‘lock-up’’ period, we announce that we will release earnings results during the 16-day period beginning on the last day of the ‘‘lock-up’’ period, then in either case the expiration of the ‘‘lock-up’’ will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated waive, in writing, such an extension.

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, or a Relevant Member State, each underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time,

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior content of our Manager for any such offer; or

•	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, (i) the expression an ‘‘offer of shares to the public’’ in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and (ii) the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in such Relevant Member State.

We have been advised by the underwriters that:

•	they have complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 or FSMA, with respect to anything done by them in relation to our common stock in, from or otherwise involving the United Kingdom; they have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by them in connection with the issue or sale of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us;

•	they will not offer or sell any of our common stock directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, ‘‘Japanese person’’ means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

•	they and each of their affiliates have not (i) offered or sold and will not offer or sell in Hong Kong, by means of any document, our common stock other than (a) to ‘‘professional investors’’ as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a ‘‘prospectus’’ as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) issued or had in their possession for the purposes of issue, and will not issue or have in their possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to our common stock, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to ‘‘professional investors’’ as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice;

•	this prospectus or any other offering material relating to our common stock has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and our common stock will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the ‘‘Securities and Futures Act’’). Accordingly, our common stock may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus or any other offering material relating to our common stock be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act;

•	they are aware of the fact that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz, the ‘‘Act’’) of the Federal Republic of Germany has been or will be published with respect to our common stock. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering (öffentliches Angebot) within the meaning of the Act with respect to any of our common stock otherwise than in accordance with the Act and all other applicable legal and regulatory requirements;

•	shares of our common stock are being issued and sold outside the Republic of France and that, in connection with their initial distribution, they have not offered or sold and will not offer or sell, directly or indirectly, any of our common stock to the public in the Republic of France, and that they have not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus or any other offering material relating to our common stock, and that such offers, sales and distributions have been and will be made in the Republic of France only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated 1st October, 1998; and

•	shares of our common stock may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to individuals or legal entities situated in The Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institutions, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities; hereinafter, ‘‘Professional Investors’’), provided that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of our common stock is publicly announced (whether electronically or otherwise) in The Netherlands it is stated that such offer is and will be exclusively made to such Professional Investors. Individual or legal entities who are not Professional Investors may not participate in the offering of our common stock, and this prospectus or any other offering material relating to our common stock may not be considered an offer or the prospect of an offer to sell or exchange our common stock.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Our common stock has been approved for listing, subject to official notice of issuance, on the NYSE under the symbol ‘‘CRE.’’

Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price for the shares was determined by negotiations among us and the representatives. Among the factors considered in determining the initial public offering price were our record of operations, our management, our estimated net income, our estimated cash available for distribution to our common stockholders, our anticipated dividend yield, our growth prospects, the current market valuations, financial performance and dividend yields of publicly traded companies considered by us and the underwriters to be comparable to us, and the current state of the commercial real estate industry and the economy as a whole. We cannot assure you, however, that the prices at which the shares will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our common stock will develop and continue after this offering.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•	In passive market making, market makers in the common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchases of our common stock until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE and, if commenced, may be discontinued at any time.

We are currently negotiating a warehouse facility with Column Financial Inc., an affiliate of Credit Suisse Securities, LLC, an affiliate of one of our underwriters, which we expect to be in place shortly after consummation of this offering. We are also currently negotiating a warehouse facility with UBS Real Estate Securities Inc., an affiliate of one of our underwriters, which we expect to be in place soon after consummation of this offering. There is no assurance, however, that we will be able to close these facilities on terms favorable to us, if at all.

The underwriters or their affiliates engage in transactions with, and perform services for, us in the ordinary course of their business and may do so in the future for which they received or will receive customary fees and reimbursements of expenses.

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

 Legal Matters

Certain legal matters in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. DLA Piper US LLP, Baltimore, Maryland, will pass upon the validity of the shares of common stock sold in this offering and certain other matters under Maryland law. Certain legal matters in connection with this offering will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York.

 Experts

The balance sheet included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

 Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the Securities and Exchange SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act, and will file periodic reports and proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

All other schedules are omitted because they are not applicable or the required information is shown in the consolidated financial statements or notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Care Investment Trust Inc.:

We have audited the accompanying balance sheet of Care Investment Trust Inc. (the ‘‘Company’’) as of March 26, 2007. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of Care Investment Trust Inc. as of March 26, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York
March 26, 2007

CARE INVESTMENT TRUST INC.
BALANCE SHEET
March 26, 2007

Assets
Cash	$100
Total assets	$100
Stockholder’s Equity
Stockholder’s Equity:
Common stock (par value $0.001, 1,000 shares authorized, 100 shares issued and outstanding)	$—
Additional paid in capital	100
Total stockholder’s equity	$100

See accompanying notes to the Balance Sheet.

CARE INVESTMENT TRUST INC.
NOTES TO BALANCE SHEET
March 26, 2007

1.	ORGANIZATION

Care Investment Trust Inc. (the ‘‘Company’’) was organized in Maryland on March 19, 2007. Under the Articles of Incorporation, the Company is authorized to issue up to 1,000 shares of common stock. The Company has not commenced operations.

2.	FORMATION OF THE COMPANY/INITIAL PUBLIC OFFERING

The Company intends to conduct an initial public offering of common stock. Proceeds from the offering will be used primarily to acquire real estate loans and securities which were initially originated or otherwise held by CIT Healthcare LLC, the Company’s manager (hereafter referred to as the ‘‘Manager’’). The Company will be subject to the risks involved with commercial real estate finance. These include, among others, the risks normally associated with changes in the general economic climate, creditworthiness of borrowers, competition for borrowers, changes in tax laws, interest rate levels, and the availability of financing. The Company intends to qualify as a real estate investment trust (‘‘REIT’’) under the Internal Revenue Code commencing with its taxable year ending December 31, 2007. In order to maintain its tax status as a REIT, the Company plans to distribute at least 90% of its taxable income.

The sole stockholder of the Company is CIT Real Estate Holding Corporation (the ‘‘Founder’’). The Founder’s initial capital contribution to the Company was $100, made on March 26, 2007.

The Manager is a healthcare finance company that offers a full spectrum of financing solutions and related strategic advisory services to companies across the healthcare industry throughout the United States. The Manager is a subsidiary of CIT Group Inc., a publicly-traded commercial and consumer finance company providing financing and leasing products and services to clients in a wide variety of industries around the world.

3.	SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates,

Underwriting Commissions and Costs

Underwriting commissions and costs to be incurred in connection with the Company’s stock offerings will be reflected as a reduction of additional paid-in-capital.

Organization Costs

Costs incurred to organize the Company will be expensed as incurred.

Part II

Information Not Required in Prospectus

Item 31.    Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered, all of which are being borne by the registrant. All amounts except the SEC registration fee, the NASD filing fee and the NYSE listing Fee are estimates.

SEC registration fee	$10,592
NASD filing fee	35,000
NYSE listing fee	150,000
Printing and engraving expenses	80,000
Transfer Agent and Registrar Fees	20,000
Legal fees and expenses	850,000
Blue sky fees and expenses	10,000
Accounting fees and expenses	175,000
Miscellaneous	969,408
Total	$2,300,000

All expenses, except the SEC registration fee, the NASD filing fee and the NYSE listing fee, are estimated.

Item 32.    Sales to Special Parties

Not applicable.

Item 33.    Recent Sales of Unregistered Securities

On March 26, 2007, the Company issued 100 shares of common stock to CIT Holding in exchange for $100 in cash. Such issuance was exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34.    Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Company’s charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status in any of the foregoing capacities and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to a proceeding by reason of his service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of the proceeding. The charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

Maryland law requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in any such proceeding. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The Company has also agreed to indemnify its directors and executive officers to the maximum extent permitted by Maryland law, and pay such persons’ expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

Item 35.    Treatment of Proceeds From Stock Being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.    Financial Statements and Exhibits.

(a)	Financial Statements. See page F-1 for an index of the financial statements that are being filed as part of this Registration Statement:

(b)	Exhibits. The following is a list of exhibits filed as part of this Registration Statement:

Exhibit Number	Description
1.1	Form of Underwriting Agreement.
3.1	Form of Articles of Amendment and Restatement of the Registrant.
3.2	Form of Amended and Restated Bylaws of the Registrant.
4.1	Form of Certificate for Common Stock.
5.1	Opinion of DLA Piper US LLP relating to the legality of the securities being registered.
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters.
10.1	Form of Registration Rights Agreement among Care Investment Trust Inc., CIT Real Estate Holding Corporation and CIT Healthcare LLC.
10.2	Form of Management Agreement between Care Investment Trust Inc. and CIT Healthcare LLC.
10.3	Form of Contribution Agreement between Care Investment Trust Inc. and CIT Real Estate Holding Corporation.
10.4	Form of Care Investment Trust Inc. Equity Plan.
10.5	Form of Restricted Stock Agreement under Care Investment Trust Inc. Equity Plan
10.6	Form of Restricted Stock Agreement under Care Investment Trust Inc. Equity Plan
10.7	Form of Care Investment Trust Inc. Manager Equity Plan.
10.8	Form of Restricted Stock Agreement under Care Investment Trust Inc. Manager Equity Plan.
10.9	Form of Indemnification Agreement between Care Investment Trust Inc. and its directors and officers.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of DLA Piper US LLP (contained in Exhibit 5.1).
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1).
23.4	Consent of Gerald E. Bisbee, Jr. to be named as director.
23.5	Consent of Kirk E. Gorman to be named as director.
23.6	Consent of Alexandra Lebenthal to be named as director.
23.7	Consent of Karen P. Robards to be named as director.
23.8	Consent of J. Rainer Twiford to be named as director.
24.1	Powers of attorney (contained on signature page).

Item 37.    Undertakings.

(a)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)    The undersigned registrant hereby undertakes to provide to the underwriters at the closing, as specified in the underwriting agreement, certificates in such denomination and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)    The undersigned registrant hereby undertakes that:

(i)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)    For the purposes determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 7, 2007.

June 7, 2007

Care Investment Trust Inc.
By: /s/ F. Scott Kellman
Name: F. Scott Kellman Title: President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints F. Scott Kellman and Robert O’Neill, or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ F. Scott Kellman	President and Chief Executive Officer (Principal Executive Officer)	June 7, 2007

F. Scott Kellman

/s/ Robert O’Neill	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	June 7, 2007

Robert O’Neill

/s/ Flint D. Besecker	Director	June 7, 2007

Flint D. Besecker

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.
3.1	Form of Articles of Amendment and Restatement of the Registrant.
3.2	Form of Amended and Restated Bylaws of the Registrant.
4.1	Form of Certificate for Common Stock.
5.1	Opinion of DLA Piper US LLP relating to the legality of the securities being registered.
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters.
10.1	Form of Registration Rights Agreement among Care Investment Trust Inc., CIT Real Estate Holding Corporation and CIT Healthcare LLC.
10.2	Form of Management Agreement, between Care Investment Trust Inc. and CIT Healthcare LLC.
10.3	Form of Contribution Agreement between Care Investment Trust Inc. and CIT Real Estate Holding Corporation.
10.4	Form of Care Investment Trust Inc. Equity Plan.
10.5	Form of Restricted Stock Agreement under Care Investment Trust Inc. Equity Plan
10.6	Form of Restricted Stock Agreement under Care Investment Trust Inc. Equity Plan
10.7	Form of Care Investment Trust Inc. Manager Equity Plan.
10.8	Form of Restricted Stock Agreement under Care Investment Trust Inc. Manager Equity Plan.
10.9	Form of Indemnification Agreement between Care Investment Trust Inc. and its directors and officers.
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of DLA Piper US LLP (contained in Exhibit 5.1).
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1).
23.4	Consent of Gerald E. Bisbee, Jr. to be named as director.
23.5	Consent of Kirk E. Gorman to be named as director.
23.6	Consent of Alexandra Lebenthal to be named as director.
23.7	Consent of Karen P. Robards to be named as director.
23.8	Consent of J. Rainer Twiford to be named as director.
24.1	Powers of attorney (contained on signature page).